UNITED STATES
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American International Group, Inc.

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AIG 100

American International Group, Inc.
2019 Notice of Annual Meeting and Proxy Statement

April 2, 2019

Dear Fellow AIG Shareholder,
In 2018 we made significant foundational progress across AIG to strengthen core processes and position the company to become a profitable leader in the industry. AIG’s executive leadership team continues to work diligently to best position AIG to deliver long-term, sustainable value to all our stakeholders.
Additional detail on the many actions undertaken over the past year is included in this 2019 Proxy Statement and the 2018 Annual Report. The Board asks that you please review these materials and vote on the enclosed proposals.
The Board encourages you to vote for the first four proposals and against the fifth proposal, which would reduce the ownership threshold required to call a special shareholder meeting. The Board unanimously believes this fifth proposal is not in the best interest of our shareholders and that our existing governance practices, including shareholders’ existing right to call a special meeting, ensure Board and management accountability to shareholders.
We also invite you to attend the 2019 Annual Meeting of Shareholders, which will be held on Tuesday, May 21, 2019, at 11:00 a.m., at 175 Water Street, New York, NY. We encourage you to vote in advance of the meeting even if you plan to join in person. Every vote matters.
As always, thank you for your continued support and investment in AIG.
Sincerely,
Douglas M. Steenland Independent Chairman of the Board	Brian Duperreault President and Chief Executive Officer

Notice of Annual Meeting of Shareholders
Notice of Annual Meeting of Shareholders
To Be Held May 21, 2019April 2, 2019

American International Group, Inc.
175 Water Street, New York, N.Y. 10038
To the Shareholders of
AMERICAN INTERNATIONAL GROUP, INC.:
The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. (AIG) will be held at 175 Water Street, New York, New York, on May 21, 2019, at 11:00 a.m., for the following purposes:
1.
To elect the thirteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

2.
To vote, on a non-binding advisory basis, to approve executive compensation;

3.
To vote, on a non-binding advisory basis, on the frequency of future executive compensation votes;

4.
To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019;

5.
To consider a shareholder proposal to give shareholders who hold at least 10 percent of our outstanding common stock the right to call special meetings; and

6.
To transact any other business that may properly come before the meeting.

Shareholders of record at the close of business on March 25, 2019 will be entitled to vote at the meeting.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 21, 2019. The Proxy Statement and 2018 Annual Report to Shareholders and other Soliciting Material are available in the Investors section of AIG’s corporate website at www.aig.com.

By Order of the Board of Directors
ROSE MARIE E. GLAZER
Corporate Secretary
If you plan on attending the meeting, please remember to bring photo identification with you. In addition, if you hold shares in “street name” and would like to attend the meeting, you must bring an account statement or other acceptable evidence indicating ownership of AIG Common Stock as of the close of business on March 25, 2019. Even if you intend to be present at the meeting, to ensure your shares are represented, please vote your shares over the internet or by telephone, or sign and date your proxy and return it at once by mail.

Proxy StatementApril 2, 2019

American International Group, Inc.
175 Water Street, New York, N.Y. 10038
TIME AND DATE	11:00 a.m. on Tuesday, May 21, 2019.
Place	175 Water Street, New York, New York 10038.
Mailing Date	This Proxy Statement, 2018 Annual Report and proxy card or voting instructions were either made available to you over the internet or mailed to you on or about April 2, 2019.
Items of Business
•
To elect the thirteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

•
To vote, on a non-binding advisory basis, to approve executive compensation;

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To vote, on a non-binding advisory basis, on the frequency of future executive compensation votes;

•
To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019;

•
To consider a shareholder proposal to give shareholders who hold at least 10 percent of our outstanding common stock the right to call special meetings; and

•
To transact any other business that may properly come before the meeting.

Record Date	You can vote if you were a shareholder of record at the close of business on March 25, 2019.
Inspection of List of Shareholders of Record	A list of the shareholders of record as of March 25, 2019 will be available for inspection during ordinary business hours during the ten days prior to the meeting at AIG’s offices, 175 Water Street, New York, New York 10038.
Additional Information	Additional information regarding the matters to be acted on at the meeting is included in this proxy statement.
Proxy Voting	You can vote your shares over the internet or by telephone. if you received a paper proxy card by mail, you may also vote by signing, dating and returning the proxy card in the envelope provided.

Executive Summary
Executive Summary

This summary highlights information contained in this Proxy Statement. It does not contain all of the information you should consider in making a voting decision, and you should read the entire Proxy Statement carefully before voting. These proxy materials are first being sent to shareholders of American International Group, Inc., a Delaware corporation (AIG), commencing on or about April 2, 2019. For information on the details of the voting process and how to attend the AIG Annual Meeting of Shareholders to be held on May 21, 2019, or at any adjournment thereof  (Annual Meeting or 2019 Annual Meeting of Shareholders), please see “Voting Instructions and Information” on page 90.
Voting Matters and Vote Recommendation
Matter	Board Vote Recommendation	For More Information, see:
Management Proposals
1. Election of 13 Directors	FOR EACH DIRECTOR NOMINEE	Proposal 1—Election of Directors, page 8
2. Advisory vote on executive compensation	FOR	Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation, page 79
3. Advisory vote on the frequency of future executive compensation votes	ANNUAL	Proposal 3—Non-Binding Advisory Vote on the Frequency of Future Executive Compensation Votes, page 81
4. Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019	FOR	Proposal 4—Ratification of Selection of PricewaterhouseCoopers LLP, page 84
Shareholder Proposal
5. Shareholder proposal to give shareholders who hold at least 10 percent of our outstanding common stock the right to call special meetings	AGAINST	Proposal 5—Shareholder Proposal on Special Shareholder Meetings, page 87
2019 Proxy Statement1

Executive Summary

PROPOSAL 1—ELECTION OF DIRECTORS
The following table provides summary information about each of our thirteen director nominees. AIG aims to maintain a balanced and independent board that is committed to representing the long-term interests of AIG’s shareholders, and which has the substantial and diverse expertise necessary to oversee AIG’s strategic and business planning as well as management’s approach to addressing the significant risks and challenges facing AIG. We are asking our shareholders to elect all thirteen director nominees at the Annual Meeting, to hold office until the next annual election and until their successors are duly elected and qualified or their earlier resignation. Each nominee is elected annually by a majority of votes cast.
Name	Age	Director Since	Occupation/Background	Independent	Other Public Boards	Current Committee Memberships(1)
W. Don Cornwell	71	2011	Former Chairman and CEO of Granite Broadcasting Corporation	✔	Avon Products, Inc.; Pfizer Inc.	CMRC (Chair) NCGC
Brian Duperreault	71	2017	President and CEO of AIG
John H. Fitzpatrick	62	2011	Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re	✔		RCC (Chair) Audit
William G. Jurgensen	67	2013	Former CEO of Nationwide Insurance	✔	Lamb Weston Holdings, Inc.	Audit (Chair) RCC
Christopher S. Lynch	61	2009	Former National Partner in Charge of Financial Services of KPMG LLP	✔		NCGC (Chair) RCC Tech
Henry S. Miller	73	2010	Chairman of Marblegate Asset Management, LLC; Former Chairman and Managing Director of Miller Buckfire & Co., LLC	✔	The Interpublic Group of Companies, Inc.	CMRC RCC
Linda A. Mills	69	2015	Former Corporate Vice President of Operations of Northrop Grumman Corporation	✔	Navient Corporation	Audit CMRC Tech
Thomas F. Motamed	70	2019	Former Chairman and CEO of CNA Financial Corporation	✔		CMRC RCC
Suzanne Nora Johnson	61	2008	Former Vice Chairman of The Goldman Sachs Group, Inc.	✔	Intuit Inc.; Pfizer Inc.; Visa Inc.	NCGC RCC Tech
Peter R. Porrino	62	N/A	Former Executive Vice President and Chief Financial Officer of XL Group Ltd	✔		N/A
Amy L. Schioldager	56	N/A	Former Senior Managing Director and Global Head of Beta Strategies at BlackRock, Inc.	✔		N/A
Douglas M. Steenland	67	2009	Former President and CEO of Northwest Airlines Corporation	✔	Hilton Worldwide Holdings Inc.; Travelport Worldwide Limited	(2)
Therese M. Vaughan	62	N/A	Former CEO of the National Association of Insurance Commissioners; Visiting Distinguished Professor and Former Dean of the College of Business and Public Administration at Drake University	✔	Verisk Analytics, Inc.; West Bancorporation, Inc.(3)	N/A
(1)
The full Committee names are as follows:
Audit—Audit Committee
CMRC—Compensation and Management Resources Committee
NCGC—Nominating and Corporate Governance Committee
RCC—Risk and Capital Committee
Tech—Technology Committee

(2)
Mr. Steenland, as Independent Chairman of the Board, is an ex-officio, non-voting member of all Board Committees.

(3)
Ms. Vaughan is standing for election at West Bancorporation, Inc.’s Annual Meeting scheduled for April 25, 2019.

2 2019 Proxy Statement

Executive Summary

We believe our nominees’ diverse and complementary experiences and skills, along with the Board’s balanced tenure mix, promotes a well-functioning, highly qualified and independent Board of Directors. The Board has identified the following key qualifications and the range of professional experience as relevant and aligned to our current strategy and business needs.
KEY QUALIFICATIONS
INDEPENDENT DIRECTOR NOMINEE EXPERIENCE

INDEPENDENT DIRECTOR
NOMINEE TENURE
INDEPENDENT DIRECTOR
NOMINEE DIVERSITY
2019 Proxy Statement3

Executive Summary

Strong Corporate Governance Practices
The AIG Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and shareholder feedback to ensure continued effectiveness.
✔ AIG has a highly engaged Board with balanced tenure and substantial and diverse expertise necessary to evaluate and oversee strategy and performance.
✔ Independent Chairman is required in AIG’s By-laws.
✔ Independent Chairman role is clearly defined, and the Chairman generally does not serve longer than a five-year term.
✔ Directors are elected annually by a majority of votes cast (in uncontested elections).
✔ All directors are independent (except CEO).
✔ Former AIG CEOs cannot serve on the Board.
✔ Directors’ interests are aligned with those of our shareholders through robust stock ownership requirements.
✔ The Board, through the Nominating and Corporate Governance Committee, conducts annual evaluations of the Board and individual directors, and all Board Committees conduct annual self-evaluations.
✔ No director attending less than 75 percent of meetings for two consecutive years will be re-nominated.
✔ Directors generally may not stand for election after reaching age 75.
✔ All directors may contribute to the agenda for Board meetings.
✔ The Board Committee structure is organized around key strategic issues and designed to facilitate dialogue and efficiency.
✔ Board Committee Chairs generally do not serve longer than a five-year term.
✔ The Board provides strong risk management oversight including through the Risk and Capital Committee, Audit Committee and other Board Committees.
✔ AIG has an extensive shareholder engagement program with director participation.
✔ AIG’s By-laws include a proxy access right for shareholders.
✔ AIG’s By-laws provide shareholders the ability to call a special meeting.
4 2019 Proxy Statement

Executive Summary

PROPOSAL 2—NON-BINDING ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
In his first full year as our President and Chief Executive Officer, Mr. Duperreault, together with his reshaped leadership team, began implementing a multi-year strategy focused on long-term, sustainable and profitable growth. In making decisions with respect to our 2018 executive compensation program, our Compensation Management and Resources Committee (the Committee) considered the scope and scale of the foundational changes achieved and milestones reached, as well as our absolute performance and shareholder return over the year.
Increased Shareholder Engagement
After our 2018 Annual Meeting, the Committee and senior management undertook a robust review of our executive compensation program that included direct engagement with our shareholders. In addition to soliciting shareholder feedback on our executive compensation program, the 2018 engagement meetings were intended to strengthen AIG’s relationship with our shareholders and develop a regular cadence for sustained outreach.
Shareholder Engagement in 2018 and Early 2019
What We Heard	How We Responded
• Lack of clarity around use of discretion in compensation decisions	• Increased transparency about compensation decisions, including clearly articulating assessment of achievements
• Concern about alignment of accountability to stock performance
•
Directly aligned management’s interests to investors’ through 2018 long-term incentive awards which are 100 percent equity-based and comprise 75 percent performance-based vehicles in the form of performance share units and stock options

•
Committee largely exercised negative discretion to reduce 2018 short-term incentive awards to reflect our absolute performance and shareholder return in 2018

• Need to address director over-boarding	• Ensured all active CEO directors standing for re-election in 2019 serve on only one outside board
• Desire for more disclosure regarding AIG’s sustainability practices
•
Committed in 2019 to explore the issuance of a climate-risk report aligned to the Task Force on Climate-related Financial Disclosure’s (TCFD) framework and to undertake a review of a climate change scenario analysis

• Request for clear oversight by the Board over cybersecurity risks and human capital topics	• Amended Technology Committee charter to specifically reference oversight of cybersecurity and CMRC charter to reference human capital topics, including diversity and inclusion
• Focus on maintaining appropriate level of diversity within Board	• Identified diversity as a critical component of an ongoing director search process and increased our diversity ratio in the 2019 slate of nominated directors
2019 Proxy Statement5

Executive Summary

Chief Executive Officer Compensation
The 2018 annual target total direct compensation opportunity and pay mix for Mr. Duperreault, our President and Chief Executive Officer, is set forth below.
	Annual Base Salary	Target Short-Term Incentive	Target Long-Term Incentive	Target Total Direct Compensation
Brian Duperreault President and Chief Executive Officer	$1,600,000	$3,200,000	$11,200,000	$16,000,000
CEO ANNUAL TARGET TOTAL DIRECT COMPENSATION

2018 Performance-Based Compensation
Short-Term Incentive. For our named executive officers, our restructured short-term incentive award program in 2018 used both quantitative business performance metrics reflecting business unit accountability for performance and qualitative goals measuring individual performance. Following the end of 2018, the Committee reviewed the business performance results for the various business units applicable to the named executives, which ranged from approximately 89 percent to 140 percent of target, including an overall AIG quantitative performance score for our President and Chief Executive Officer of 108 percent. The Committee determined that these results, while reflecting significant strides toward achieving our multi-year strategy, were not reflective of our absolute performance or shareholder return over the year. As a result, the Committee adjusted final earned amounts for each of our named executives to 95 percent of target.
Long-Term Incentive. We revised our long-term incentive program for the 2018 to 2020 performance period to base performance share units on pre-established financial goals common for insurance companies aligned with the fundamental objectives of our new strategic plan. We also introduced stock options to tie our long-term incentive pay directly to enhancing shareholder value and reduced the percentage of restricted stock units as part of an executive’s long-term incentive opportunity. The Committee also evaluated modifying the award value granted each year above or below target based on individual performance and the executive’s role in advancing AIG’s success over the award’s term.

6 2019 Proxy Statement

Executive Summary

2018 Earned Short-Term Incentives and 2016-2018 Long-Term Incentives
The following table summarizes the earned 2018 short-term incentive and long-term incentive for the 2016 to 2018 performance period as a percentage of target pay opportunity for each current named executive.
Named Executive Officer	2018 Short-Term Incentive Cash, earned based on quantitative business metrics and individual performance	2016-2018 Long-Term Incentive Equity, earned based on relative total shareholder return
Brian Duperreault	95%	Not a Participant (Joined AIG in 2017)
Mark D. Lyons	95%	Not a Participant (Joined AIG in 2018)
Peter Zaffino	95%	Not a Participant (Joined AIG in 2017)
Douglas A. Dachille	95%	0%
Kevin T. Hogan	95%	0%
Pre-2018 Pay for Performance History
Our long-term incentive awards, representing the largest part of any named executive’s target compensation, are granted entirely in equity and tie pay directly to performance. As a result of our stock performance over the past three years the realized value to date of our 2015 through 2017 long-term incentive awards has been a small percentage of the value on the grant date. The table on the right shows the value of our 2015, 2016 and 2017 long-term incentive awards as a percentage of target as of December 31, 2018. The 2015 and 2016 awards are shown at actual earned amounts as determined by the Committee. The amount for 2017 awards is subject to change based on actual performance through the 2017-2019 performance period as determined in the first quarter of 2020.

PROPOSAL 3—Non-Binding Vote on the Frequency of Future Executive Compensation Votes
We are asking shareholders to vote to hold the non-binding advisory vote on executive compensation annually.
PROPOSAL 4—RATIFICATION OF SELECTION OF PRICEWATERHOUSECOOPERS LLP
We are asking shareholders to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2019.
The Audit Committee annually evaluates the qualifications, performance and independence of the independent auditor, including the lead partner. As a result of this evaluation, the Audit Committee and Board believe the continued retention of PricewaterhouseCoopers LLP is in the best interests of AIG and its shareholders.
PROPOSAL 5—SHAREHOLDER PROPOSAL ON SPECIAL SHAREHOLDER MEETINGS
The proponent is asking shareholders to vote to ask the Board to lower the threshold required for shareholders to call a special meeting from holders who together own an aggregate of at least 25 percent of our outstanding common stock, which is currently provided in AIG’s By-laws, to holders who together own an aggregate of at least 10 percent of our outstanding common stock (or the closest percentage to 10 percent according to state law).
The Board recommends that you vote AGAINST this proposal.
2019 Proxy Statement7

Proposal 1—Election of Directors

PROPOSAL 1—ELECTION OF DIRECTORS

AIG’s Board of Directors currently consists of twelve directors. All directors serve a one-year term. Ms. Stone is not standing for re-election and is retiring from the Board this year because, at the time of the Annual Meeting, she will have reached the age of 75, which is the general retirement guideline under our Corporate Governance Guidelines. Mr. Rittenmeyer has informed AIG that he will not be standing for re-election to the Board at the Annual Meeting. The Board would like to thank Ms. Stone and Mr. Rittenmeyer, whose terms will end at the Annual Meeting, for their service and valuable contributions as directors. We are asking our shareholders to re-elect the remaining ten directors at the Annual Meeting and to elect three additional nominees, Mr. Porrino and Mss. Schioldager and Vaughan, who are not current members of AIG’s Board of Directors. If elected, the thirteen directors will hold office until the next annual election and until their successors are duly elected and qualified or their earlier resignation.
It is the intention of the persons named in the accompanying form of proxy to vote for the election of the nominees listed below. All of the nominees are currently members of AIG’s Board of Directors. It is not expected that any of the nominees will become unavailable for election as a director, but if any should become unavailable prior to the Annual Meeting, proxies will be voted for such persons as the persons named in the accompanying form of proxy may determine in their discretion.
Directors will be elected by a majority of the votes cast by the shareholders of AIG’s common stock, par value $2.50 per share (AIG Common Stock), which votes cast are either “for” or “against” election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the shareholder meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Nominating and Corporate Governance Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.
The Board believes that, if elected, the nominees will continue to provide effective oversight of AIG’s business and continue to advance our shareholders’ interests by drawing upon their collective qualifications, skills and experiences, as summarized on page 3 and below.
Below are biographies of each of the nominees for director, including the principal occupation or affiliation and public company directorships held by each nominee during the past five years. The nominees have extensive direct experience in the oversight of public companies as a result of their service on AIG’s Board and the boards of other public companies and their involvement in the other organizations described below.
8 2019 Proxy Statement

Proposal 1—Election of Directors

Director since: 2011 Age: 71 Committees: • Compensation and Management Resources (Chair) • Nominating and Corporate Governance Other Directorships: • Current: Avon Products, Inc.; Pfizer Inc.
W. DON CORNWELL
Former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation
CAREER HIGHLIGHTS
Mr. Cornwell is the former Chairman of the Board and Chief Executive Officer of Granite Broadcasting Corporation, serving from 1988 until his retirement in August 2009, and Vice Chairman until December 2009. Mr. Cornwell spent 17 years at Goldman, Sachs & Co. where he served as Chief Operating Officer of the Corporate Finance Department from 1980 to 1988 and Vice President of the Investment Banking Division from 1976 to 1988.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Cornwell’s experience in finance and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Cornwell should be re-elected to the Board.

Director since: 2017 Age: 71 Other Directorships: • Former (past 5 years): Johnson Controls International plc (formerly Tyco International, plc)
BRIAN DUPERREAULT
President and Chief Executive Officer of AIG
CAREER HIGHLIGHTS
Mr. Duperreault has been AIG’s President and Chief Executive Officer since May 2017, when he also joined the Board of Directors. Previously, Mr. Duperreault was the Chief Executive Officer of Hamilton Insurance Group, Ltd. (Hamilton), a Bermuda-based holding company of property and casualty insurance and reinsurance operations in Bermuda, the U.S. and the UK, from December 2013 to May 2017, and served as Chairman of Hamilton from February 2016 to May 2017. He served as President and Chief Executive Officer of Marsh & McLennan Companies, Inc. from February 2008 until his retirement in December 2012. Before joining Marsh & McLennan Companies, he served as non-executive Chairman of ACE Limited from 2006 through the end of 2007 and as Chief Executive Officer from October 1994 to May 2004. Prior to joining ACE, Mr. Duperreault served in various senior executive positions with AIG and its affiliates from 1973 to 1994.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Duperreault’s deep experience in the insurance industry, his history with AIG and his management of large, complex, international institutions, AIG’s Board has concluded that Mr. Duperreault should be re-elected to the Board.

2019 Proxy Statement9

Proposal 1—Election of Directors

Director since: 2011 Age: 62 Committees: • Risk and Capital (Chair) • Audit Other Directorships: • None
JOHN H. FITZPATRICK
Former Secretary General of The Geneva Association; Former Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services of Swiss Re
CAREER HIGHLIGHTS
Mr. Fitzpatrick has been Chairman of Oak Street Management Co., LLC, an insurance/management consulting company, and Oak Family Advisors, LLC, a registered investment advisor, since 2010. He was Chairman of White Oak Global Advisors LLC, an asset management firm lending to small and medium sized companies, from September 2015 to September 2017. In 2014, Mr. Fitzpatrick completed a two-year term as Secretary General of The Geneva Association. From 2006 to 2010, he was a partner at Pension Corporation and a director of Pension Insurance Corporation Ltd. From 1998 to 2006, Mr. Fitzpatrick was a member of Swiss Re’s Executive Board Committee and served at Swiss Re as Chief Financial Officer, Head of the Life and Health Reinsurance Business Group and Head of Financial Services. From 1996 to 1998, Mr. Fitzpatrick was a partner in insurance private equity firms sponsored by Zurich Financial Services, Credit Suisse and Swiss Re. From 1990 to 1996, Mr. Fitzpatrick served as the Chief Financial Officer and a Director of Kemper Corporation, a New York Stock Exchange (NYSE)-listed insurance and financial services organization where he started his career in corporate finance in 1978. Mr. Fitzpatrick is a Certified Public Accountant and a Chartered Financial Analyst.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Fitzpatrick’s broad experience in the insurance and reinsurance industry, as well as his professional experience in insurance policy and regulation, AIG’s Board has concluded that Mr. Fitzpatrick should be re-elected to the Board.

10 2019 Proxy Statement

Proposal 1—Election of Directors

Director since: 2013 Age: 67 Committees: • Audit (Chair) • Risk and Capital Other Directorships: • Current: Lamb Weston Holdings, Inc. • Former (past 5 years): Conagra Foods, Inc.
WILLIAM G. JURGENSEN
Former Chief Executive Officer of Nationwide Insurance
CAREER HIGHLIGHTS
Mr. Jurgensen is the former Chief Executive Officer of Nationwide Mutual Insurance Company and Nationwide Financial Services, Inc., serving from May 2000 to February 2009. During this time, he also served as director and Chief Executive Officer of several other companies within the Nationwide enterprise. Prior to his time in the insurance industry, he spent 27 years in the commercial banking industry. Before joining Nationwide, Mr. Jurgensen was an Executive Vice President with BankOne Corporation (now a part of JPMorgan Chase & Co.) where he was responsible for corporate banking products, including capital markets, international banking and cash management. He managed the merger integration between First Chicago Corporation and NBD Bancorp, Inc. and later was Chief Executive Officer for First Card, First Chicago’s credit card subsidiary. At First Chicago, he was responsible for retail banking and began his career there as Chief Financial Officer in 1990. Mr. Jurgensen started his banking career at Norwest Corporation (now a part of Wells Fargo & Company) in 1973. The majority of Mr. Jurgensen’s career has involved capital markets, securities trading and investment activities, with the balance in corporate banking.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Jurgensen’s experience in insurance, financial services and risk management, AIG’s Board has concluded that Mr. Jurgensen should be re-elected to the Board.

Director since: 2009
Age: 61
Committees:
•
Nominating and Corporate Governance (Chair)

•
Risk and Capital

•
Technology

Other Directorships:
•
Former (past 5 years): Federal Home Loan Mortgage Corporation

CHRISTOPHER S. LYNCH
Former National Partner in Charge of Financial Services of KPMG LLP
CAREER HIGHLIGHTS
Mr. Lynch has been an independent consultant since 2007, providing a variety of services to public and privately held companies, including enterprise strategy, corporate restructuring, risk management, governance, financial accounting and regulatory reporting, and troubled-asset management. Prior to that, Mr. Lynch was the former National Partner in Charge of KPMG LLP’s Financial Services Line of Business. He held a variety of positions with KPMG over his 29-year career, including chairing KPMG’s Americas Financial Services Leadership team and being a member of the Global Financial Services Leadership and the U.S. Industries Leadership teams. Mr. Lynch was an audit signing partner under Sarbanes-Oxley and served as lead or client service partner for some of KPMG’s largest financial services clients. He also served as a Partner in KPMG’s National Department of Professional Practice and as a Practice Fellow at the Financial Accounting Standards Board. Mr. Lynch is a member of the Advisory Board of the Stanford Institute for Economic Policy Research and a member of the Audit Committee Chair Advisory Council of the National Association of Corporate Directors.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Lynch’s experience in finance, accounting and risk management and strategic business transformations, as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Lynch should be re-elected to the Board.

2019 Proxy Statement11

Proposal 1—Election of Directors

Director since: 2010
Age: 73
Committees:
•
Compensation and Management Resources

•
Risk and Capital

Other Directorships:
•
Current: The Interpublic Group of Companies, Inc.

•
Former (past 5 years): Ally Financial Inc.

HENRY S. MILLER
Chairman of Marblegate Asset Management, LLC; Former Chairman and Managing Director of Miller Buckfire & Co., LLC
CAREER HIGHLIGHTS
Mr. Miller co-founded and has been Chairman of Marblegate Asset Management, LLC since 2009. Mr. Miller was co-founder, Chairman and a Managing Director of Miller Buckfire & Co., LLC, an investment bank, from 2002 to 2011 and Chief Executive Officer from 2002 to 2009. Prior to founding Miller Buckfire & Co., LLC, Mr. Miller was Vice Chairman and a Managing Director at Dresdner Kleinwort Wasserstein and its predecessor company Wasserstein Perella & Co., where he served as the global head of the firm’s financial restructuring group. Prior to that, Mr. Miller was a Managing Director and Head of both the Restructuring Group and Transportation Industry Group of Salomon Brothers Inc. From 1989 to 1992, Mr. Miller was a managing director and, from 1990 to 1992, co-head of investment banking at Prudential Securities.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Miller’s experience in strategic business transformations as well as his professional experience across the financial services industry, AIG’s Board has concluded that Mr. Miller should be re-elected to the Board.

Director since: 2015 Age: 69 Committees: • Audit • Compensation and Management Resources • Technology Other Directorships: • Current: Navient Corporation
LINDA A. MILLS
Former Corporate Vice President of Operations of Northrop Grumman Corporation
CAREER HIGHLIGHTS
Ms. Mills is the former Corporate Vice President of Operations for Northrop Grumman Corporation, with responsibility for operations, including risk management, engineering and information technology. During her 12 years with Northrop Grumman, from 2002 to 2014, Ms. Mills held a number of operational positions, including Corporate Vice President and President of Information Systems and Information Technology sectors; President of the Civilian Agencies Group; and Vice President of Operations and Process in the firm’s Information Technology Sector. Prior to joining Northrop Grumman, Ms. Mills was Vice President of Information Systems and Processes at TRW, Inc. She began her career as an engineer at Bell Laboratories, Inc.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Mills’ in-depth experience with large and complex, often international, operations, risk management, information technology and cyber security, and her success in managing a significant line of business at Northrop Grumman, AIG’s Board has concluded that Ms. Mills should be re-elected to the Board.

12 2019 Proxy Statement

Proposal 1—Election of Directors

Director since: 2019 Age: 70 Committees: • Compensation and Management Resources • Risk and Capital Other Directorships: • Former (past 5 years): CNA Financial Group; Verisk Analytics, Inc.
THOMAS F. MOTAMED
Former Chairman and Chief Executive Officer of CNA Financial Corporation
CAREER HIGHLIGHTS
Mr. Motamed was Chairman and Chief Executive Officer of CNA Financial Corporation from 2009 to 2016. Prior to CNA, Mr. Motamed spent 31 years at The Chubb Corporation, where he began his career as a claims trainee and rose to Vice Chairman and Chief Operating Officer. He is a past Chairman of the Insurance Information Institute and is Chair Emeritus for Adelphi University.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Motamed’s deep experience in the insurance industry, risk management and management of insurance organizations, AIG’s Board has concluded that Mr. Motamed should be re-elected to the Board.

Director since: 2008 Age: 61 Committees: • Nominating and Corporate Governance • Risk and Capital • Technology Other Directorships: • Current: Intuit Inc.; Pfizer Inc.; Visa Inc.
SUZANNE NORA JOHNSON
Former Vice Chairman of The Goldman Sachs Group, Inc.
CAREER HIGHLIGHTS
Ms. Nora Johnson is the former Vice Chairman of The Goldman Sachs Group, Inc., serving from 2004 to 2007. During her 21 years at Goldman Sachs, she also served as the Chairman of the Global Markets Institute, Head of the Global Investment Research Division and Head of the Global Investment Banking Healthcare Business.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Nora Johnson’s experience in managing large, complex, international institutions, her experience in finance as well as her professional experience across the financial services industry, AIG’s Board has concluded that Ms. Nora Johnson should be re-elected to the Board.

2019 Proxy Statement13

Proposal 1—Election of Directors

Age: 62 Other Directorships: • None
Peter R. Porrino
Former Executive Vice President and Chief Financial Officer of XL Group Ltd
CAREER HIGHLIGHTS
Mr. Porrino is the former Executive Vice President and Chief Financial Officer of XL Group Ltd, a role which he held from 2011 to 2017. He was Senior Advisor to the Chief Executive Officer at XL Group from 2017 to 2018. Prior to joining XL Group, Mr. Porrino served as the Global Insurance Industry Leader at Ernst & Young LLP from 1999 through 2011, where he was responsible for Ernst & Young’s Americas and Global insurance industry practices and served as the lead partner on Ernst & Young’s largest insurance account until his departure. Prior to Ernst & Young, Mr. Porrino served as President and Chief Executive Officer of Consolidated International Group and as Chief Financial Officer and Chief Operating Officer of Zurich Re Centre, a subsidiary of Zurich Insurance Group focused on property and casualty reinsurance. Mr. Porrino began his career as an auditor at Ernst & Young.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Porrino’s experience in finance, accounting and risk management, as well as his professional experience across the insurance industry, AIG’s Board has concluded that Mr. Porrino should be elected to the Board.

Age: 56 Other Directorships: • None
Amy L. Schioldager
Former Senior Managing Director and Global Head of Beta Strategies at BlackRock, Inc.
CAREER HIGHLIGHTS
Ms. Schioldager is the former Senior Managing Director and Global Head of Beta Strategies at BlackRock, Inc. In this role, which she held from 2006 to 2017, Ms. Schioldager was responsible for managing the Index Equity business across seven global offices. During her more than 25 years at BlackRock, Ms. Schioldager held various other leadership positions and also served as a member of the Global Executive Committee from 2012 to 2017 and Vice Chair of the Corporate Governance Committee from 2008 to 2015. She also founded and led BlackRock’s Women’s Initiative. Ms. Schioldager began her career as a fund accountant at Wells Fargo Investment Advisors.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Schioldager’s experience in managing international organizations, as well as her professional experience in investments, asset management and across the financial services industry, AIG’s Board has concluded that Ms. Schioldager should be elected to the Board.

14 2019 Proxy Statement

Proposal 1—Election of Directors

Director since: 2009
Age: 67
Committees:
•
As Independent Chairman, Mr. Steenland is an ex-officio, non-voting member of all Board committees

Other Directorships:
•
Current: Hilton Worldwide Holdings Inc.; Travelport Worldwide Limited

•
Former (past 5 years): Chrysler Group LLC; International Lease Finance Corporation; Digital River, Inc.; Performance Food Group Company

DOUGLAS M. STEENLAND
Former President and Chief Executive Officer of Northwest Airlines Corporation
CAREER HIGHLIGHTS
Mr. Steenland is the former Chief Executive Officer of Northwest Airlines Corporation, serving from 2004 to 2008, and President, serving from 2001 to 2004. Prior to that, he served in a number of Northwest Airlines executive positions after joining Northwest Airlines in 1991, including Executive Vice President, Chief Corporate Officer and Senior Vice President and General Counsel. Mr. Steenland retired from Northwest Airlines upon its merger with Delta Air Lines, Inc. Prior to joining Northwest Airlines, Mr. Steenland was a senior partner at a Washington, D.C. law firm that is now part of DLA Piper.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Mr. Steenland’s experience in managing large, complex, international institutions and his experience in strategic business transformations, AIG’s Board has concluded that Mr. Steenland should be re-elected to the Board.

Age: 62
Other Directorships:
•
Current: Verisk Analytics, Inc.; West Bancorporation, Inc. (standing for election at its Annual Meeting scheduled for April 25, 2019)

•
Former (past 5 years): Validus Holdings, Ltd.

THERESE M. VAUGHAN
Former Chief Executive Officer of the National Association of Insurance Commissioners; Visiting Distinguished Professor and Former Dean of the College of Business and Public Administration at Drake University
CAREER HIGHLIGHTS
Ms. Vaughan has been the Robb B. Kelley Visiting Distinguished Professor of Insurance and Actuarial Science at Drake University since 2017. She previously served as the Dean of the College of Business and Public Administration at Drake University from 2014 to 2017. From 2009 to 2012, she served as the Chief Executive Officer of the National Association of Insurance Commissioners (NAIC). During her time at NAIC, Ms. Vaughan also served as a member of the Executive Committee of the International Association of Insurance Supervisors and the steering committee for the U.S./E.U. Insurance Dialogue Project. In 2012, she chaired the Joint Forum, a Basel, Switzerland-based group of banking, insurance, and securities supervisors. Additionally, Ms. Vaughan was the first female Insurance Commissioner for the State of Iowa, a role which she held for over ten years.
KEY EXPERIENCE AND QUALIFICATIONS
In light of Ms. Vaughan’s experience in the insurance industry as well as her professional experience in insurance regulation, education, research and corporate governance, AIG’s Board has concluded that Ms. Vaughan should be elected to the Board.

2019 Proxy Statement15

Corporate Governance  Governance
Corporate Governance

GOVERNANCE
AIG’s Board regularly reviews corporate governance developments and modifies its Corporate Governance Guidelines, charters and practices from time to time. AIG’s current Corporate Governance Guidelines (which include our Director Independence Standards) and the charters of the Audit Committee, the Compensation and Management Resources Committee, the Nominating and Corporate Governance Committee, the Risk and Capital Committee and the Technology Committee are available in the Leadership and Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations.
AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and Code of Conduct for employees are both available in the Leadership and Governance section of AIG’s corporate website at www.aig.com or in print by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. Any amendment to AIG’s Director, Executive Officer and Senior Financial Officer Code of Business Conduct and Ethics and any waiver applicable to AIG’s directors, executive officers or senior financial officers will be posted on AIG’s website within the time period required by the United States Securities and Exchange Commission (SEC) and the NYSE.
Strong Corporate Governance Practices
The AIG Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and shareholder feedback to ensure continued effectiveness.
✔ AIG has a highly engaged Board with balanced tenure and substantial and diverse expertise necessary to evaluate and oversee strategy and performance.
✔ Independent Chairman is required in AIG’s By-laws.
✔ Independent Chairman role is clearly defined, and the Chairman generally does not serve longer than a five-year term.
✔ Directors are elected annually by a majority of votes cast (in uncontested elections).
✔ All directors are independent (except CEO).
✔ Former AIG CEOs cannot serve on the Board.
✔ Directors’ interests are aligned with those of our shareholders through robust stock ownership requirements.
✔ The Board, through the Nominating and Corporate Governance Committee, conducts annual evaluations of the Board and individual directors, and all Board Committees conduct annual self-evaluations.
✔ No director attending less than 75 percent of meetings for two consecutive years will be re-nominated.
✔ Directors generally may not stand for election after reaching age 75.
✔ All directors may contribute to the agenda for Board meetings.
✔ The Board Committee structure is organized around key strategic issues and designed to facilitate dialogue and efficiency.
✔ Board Committee Chairs generally do not serve longer than a five-year term.
✔ The Board provides strong risk management oversight including through the Risk and Capital Committee, Audit Committee and other Board Committees.
✔ AIG has an extensive shareholder engagement program with director participation.
✔ AIG’s By-laws include a proxy access right for shareholders.
✔ AIG’s By-laws provide shareholders the ability to call a special meeting.
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Corporate Governance  Governance

Director Independence and Effectiveness
AIG aims to maintain a balanced and independent board that is committed to representing the long-term interests of AIG’s shareholders, and which has the substantial and diverse expertise necessary to oversee AIG’s strategic and business planning as well as management’s approach to addressing significant risks and challenges facing AIG.
Director Independence Assessment. Using the AIG Director Independence Standards, the Board, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s twelve non-management director nominees—Mss. Nora Johnson, Mills, Schioldager and Vaughan and Messrs. Cornwell, Fitzpatrick, Jurgensen, Lynch, Miller, Motamed, Porrino and Steenland—are independent under NYSE listing standards and the AIG Director Independence Standards. Mr. Duperreault is the only director nominee who holds an AIG management position and, therefore, is not an independent director. Messrs. Fisher and Merksamer, who did not stand for election at the 2018 Annual Meeting, Ms. Stone who is retiring from the Board at the 2019 Annual Meeting and Mr. Rittenmeyer who is not standing for re-election to the Board, were also determined by the Board, on the recommendation of the Committee, to be independent under the NYSE listing standards and the AIG Director Independence Standards.
In making the independence determinations, the Nominating and Corporate Governance Committee and the Board of Directors considered relationships arising from: (1) in the case of certain directors, contributions by AIG to charitable organizations with which they are affiliated; (2) in the case of certain directors, investments and insurance products provided to them by AIG in the ordinary course of business and on the same terms made available to third parties; and (3) in the case of Mr. Lynch, the summer internship in 2014 and the offer, acceptance and commencement of full-time employment of his son with AIG in 2016. None of these relationships exceeded the thresholds set forth in the AIG Director Independence Standards.
Independent Chairman. AIG’s By-laws require that the role of the Chairman be separate from that of the Chief Executive Officer and that the Chairman be an independent director. AIG believes that this structure is optimal because it permits the Chairman to focus on the governance of the Board and to interact with AIG’s various stakeholders while permitting the Chief Executive Officer to focus more on AIG’s business. AIG’s Corporate Governance Guidelines provide for an annual review of the Chairman and that the Chairman generally not serve for longer than a five-year term. Our current Chairman, Mr. Steenland, has served in this position since 2015.
The duties of the Chairman are clearly defined and include:
•
Overseeing Board meeting agenda preparation in consultation with the Chief Executive Officer and preparing agendas for meetings of the independent directors;

•
Chairing Board meetings and executive sessions of the independent directors;

•
Leading the independent directors in the Chief Executive Officer review process and discussions regarding management succession;

•
Interacting regularly with the Chief Executive Officer, including discussing strategic initiatives and their implementation;

•
Overseeing distribution of information and reports to the Board;

•
Overseeing the Board and Board Committees’ annual self-evaluation process;

•
Serving as non-voting member of each Board Committee; and

•
Participating in engagement with shareholders.

Director Tenure and Board Refreshment and Diversity. Board composition, supplemented by a thoughtful approach to refreshment, is a priority for AIG. The Board believes that it is desirable to maintain a mix of longer-tenured, experienced directors and newer directors with fresh perspectives. In 2019, the Board added one new independent director—Mr. Motamed—and we have nominated for election at the Annual Meeting three additional new directors—Mr. Porrino and Mss. Schioldager and Vaughan. These new Directors will further strengthen our Board with their extensive experience, including in the insurance industry, risk management, financial services, investments, regulatory matters and operations.
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Corporate Governance  Governance

The average tenure of the independent director nominees is less than six years. In addition, under AIG’s Corporate Governance Guidelines, the Chairman and Committee Chairs generally do not serve for longer than a five-year term and former Chief Executive Officers of AIG cannot serve as directors. No individual may stand for election as a director after reaching the age of 75, and the Board may only waive this requirement for a one-year period if, on the recommendation of the Nominating and Corporate Governance Committee, it determines such waiver to be in the best interests of AIG.
As part of its approach to Board refreshment, the Board believes in maintaining a highly diverse Board. In that regard, and as described below under “—Report of the Nominating and Corporate Governance Committee—Board Membership and Composition—Diversity Considerations,” the Nominating and Corporate Governance Committee considers a broad spectrum of diversity characteristics when evaluating director candidates.
Director and Board Accountability and Evaluations. The AIG Board believes that self-evaluations of the Board, the standing Committees of the Board and individual directors are important elements of corporate governance. Pursuant to AIG’s Corporate Governance Guidelines, the Board, acting through the Nominating and Corporate Governance Committee and under the general oversight of the Chairman, conducts an annual self-evaluation and an evaluation of each member of the Board, and each standing Committee conducts an annual self-evaluation.
The Board considers director attendance at Board and Committee meetings an essential duty of a director. As a result, AIG’s Corporate Governance Guidelines also provide that any director who, for two consecutive calendar years, attends fewer than 75 percent of the total regular meetings of the Board and the meetings of all Committees of which such director is a voting member, will not be nominated for re-election at the annual meeting in the next succeeding calendar year, absent special circumstances that may be taken into account by the Board and the Nominating and Corporate Governance Committee in making its recommendations to the Board. As described below, all director nominees satisfied this attendance threshold.
Oversight of Risk Management
The Board oversees the management of risk (including, for example, risks related to market conditions, reserves, catastrophes, investments, liquidity, capital and cybersecurity) through the complementary functioning of the Risk and Capital Committee and the Audit Committee and interaction with other Committees of the Board. The Risk and Capital Committee oversees AIG’s Enterprise Risk Management (ERM) as one of its core responsibilities and reviews AIG’s significant risk assessment and risk management policies. The Audit Committee also discusses the guidelines and policies governing the process by which AIG assesses and manages risk and considers AIG’s major risk exposures and how they are monitored and controlled. The Chairs of the two Committees then coordinate with each other and the Chairs of the other Committees of the Board to help ensure that each Committee has received the information that it needs to carry out its responsibilities with respect to risk management. Both the Risk and Capital Committee and the Audit Committee report to the Board with respect to any notable risk management issues. The Compensation and Management Resources Committee, in conjunction with AIG’s Chief Risk Officer, is responsible for reviewing the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives. For further information regarding the annual risk assessment of compensation plans, see “Executive Compensation—Report of the Compensation and Management Resources Committee.”
The Technology Committee reviews AIG’s cybersecurity risks, policies, controls and procedures, including: (1) AIG’s procedures to identify and assess internal and external cybersecurity risks, (2) AIG’s controls to protect from cyberattacks, unauthorized access or other malicious acts and risks, (3) AIG’s procedures to detect, respond to, mitigate negative effects from and recover from cybersecurity attacks, and (4) AIG’s controls and procedures for fulfilling applicable regulatory reporting and disclosure obligations related to cybersecurity risks, costs and incidents.
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Corporate Governance  Governance

Sustainability and Corporate Social Responsibility
The Nominating and Corporate Governance Committee oversees and reports to the Board as necessary with respect to sustainability, corporate social responsibility and public policy matters. Information describing AIG’s philosophy and practices regarding sustainability, corporate citizenship, human capital matters and governance can be found in our 2018 Annual Report to Shareholders, which is available in the Investors section of AIG’s corporate website at www.aig.com. Additional information on developments in AIG’s reporting with regards to sustainability—including our commitment to explore the issuance of a climate-risk report aligned to the TCFD’s framework and to undertake a review of a climate change scenario analysis—can be found on the Citizenship section of AIG’s corporate website at www.aig.com.
Shareholder Engagement
Fostering long-term relationships with our shareholders and maintaining their trust is a priority for the Board. Direct engagement with shareholders helps us gain useful feedback on a wide variety of topics, including corporate governance, executive compensation, corporate social responsibility, business strategy and performance and related matters. Shareholder feedback also helps in better tailoring the public information provided to address the interests and inquiries of shareholders.
Accordingly, AIG has long maintained an active, ongoing dialogue with shareholders and other stakeholders. As part of this process, the Independent Chairman, other members of our Board and members of senior management periodically participate in meetings with shareholders to discuss and obtain feedback on a variety of matters.
After our 2018 Annual Meeting, AIG renewed our efforts to engage consistently and productively with our shareholders. During 2018, senior management reached out to 29 of our shareholders representing more than 63 percent of outstanding shares (including all of our top 12 shareholders representing more than 50 percent of outstanding shares). We met with each shareholder who accepted our invitation, including 23 of our institutional investors owning more than 53 percent of outstanding AIG Common Stock. These meetings included members of senior management and in many instances representatives of our Board and covered topics such as corporate strategy, succession planning, corporate governance and Board practices, environmental and social issues and our executive compensation program. These meetings were intended to strengthen AIG’s relationship with our shareholders and develop a regular cadence for sustained governance-focused outreach that positions AIG to engage consistently and productively with shareholders. For further information about shareholder engagement and feedback received after our 2018 Annual Meeting, see “Executive Compensation—Compensation Discussion and Analysis—Our Shareholder Engagement.”
These efforts are complementary to outreach conducted by our President and Chief Executive Officer and other members of senior management through AIG’s Investor Relations department as they regularly meet with shareholders and participate in investor conferences in the United States and abroad. Investor presentations are made available in the Investors—Webcasts and Presentations section of AIG’s corporate website at www.aig.com.
Shareholder feedback is communicated directly to our directors and helps inform Board discussions on a range of key areas. Going forward, AIG and the Board remain committed to consistent and substantive shareholder engagement and to incorporating shareholder perspectives in our governance and compensation decisions.
Director Recommendations by Shareholders. The Nominating and Corporate Governance Committee considers shareholder feedback when determining whether to recommend that the Board nominate a director for re-election and takes into account the views of interested shareholders as appropriate when filling a vacancy on the Board. The Nominating and Corporate Governance Committee gives appropriate consideration to candidates for the Board submitted by shareholders and evaluates such candidates in the same manner as other candidates identified by or submitted to the Committee.
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Corporate Governance  Governance

Proxy Access. AIG’s By-laws permit eligible shareholders with a significant long-term interest in AIG to include their own director nominees in AIG’s proxy statement for the annual meeting. The Board believes such proxy access is an additional mechanism for Board accountability and for ensuring that Board nominees are supported by AIG’s long-term shareholders.
Under the proxy access by-law, a shareholder, or a group of up to 20 shareholders, owning three percent or more of AIG Common Stock continuously for at least three years may nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws. Shareholders who wish to submit director nominees for election at the 2020 Annual Meeting of Shareholders pursuant to the proxy access by-law may do so in compliance with the procedures described in “Other Matters—Shareholder Proposals for the 2020 Annual Meeting.”
Board Meetings and Attendance
There were 13 meetings of the Board during 2018. The independent directors meet in executive session, without the President and Chief Executive Officer present, in conjunction with each regularly scheduled Board meeting. Mr. Steenland, as Independent Chairman of the Board, presided at the executive sessions. For 2018, all of the directors attended at least 75 percent of the aggregate of all meetings of the Board and of the Committees of the Board on which they served.
Pursuant to the Corporate Governance Guidelines, all directors are expected to attend the Annual Meeting. All directors standing for election at the 2018 Annual Meeting attended the 2018 Annual Meeting.
Communicating with Directors
AIG has adopted procedures on the reporting of concerns regarding accounting and other matters and on communicating with non-management directors. These procedures are available in the Leadership and Governance section of AIG’s corporate website at www.aig.com.
Shareholders and other interested parties may communicate with any of the independent directors, including the Chairman and Committee Chairs, by writing in care of Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038 or by email to: boardofdirectors@aig.com.
20 2019 Proxy Statement

Corporate Governance  Report of the Nominating and Corporate Governance Committee

REPORT OF THE NOMINATING AND CORPORATE GOVERNANCE COMMITTEE
Overview
The role of the Nominating and Corporate Governance Committee is to identify individuals qualified to become Board members and recommend these individuals to the Board for nomination, election or appointment as members of the Board and its Committees, to advise the Board on corporate governance matters and to oversee the evaluation of the Board and its Committees.
Committee Organization
Committee Charter. The Nominating and Corporate Governance Committee’s charter is available in the Leadership and Governance section of AIG’s corporate website at www.aig.com.
Independence. The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as required by NYSE listing standards.
Conduct of meetings and governance process. During 2018, the Nominating and Corporate Governance Committee held 7 meetings. In discussing governance initiatives and in preparation for meetings, the Chairman of the Board, the Chair of the Nominating and Corporate Governance Committee and the Vice President—Corporate Governance met and consulted frequently with the other Committee and Board members.
Board Membership and Composition
Nomination and Election of Directors. The Nominating and Corporate Governance Committee evaluated and recommended to the Board of Directors the thirteen nominees under “Proposal 1—Election of Directors” who are standing for election at the 2019 Annual Meeting of Shareholders. In making its determinations, the Committee considered the criteria set forth in AIG’s Corporate Governance Guidelines. These criteria are: high personal and professional ethics, values and integrity; ability to work together as part of an effective, collegial group; commitment to representing the long-term interests of AIG; skill, expertise, diversity, background, and experience with businesses and other organizations that the Board deems relevant; the interplay of the individual’s experience with the experience of other Board members; the contribution represented by the individual’s skills and experience to ensuring that the Board has the necessary tools to perform its oversight function effectively; ability and willingness to commit adequate time to AIG over an extended period of time; and the extent to which the individual would otherwise be a desirable addition to the Board and any Committees of the Board.
A description of the nominees recommended by the Nominating and Corporate Governance Committee is set forth under “Proposal 1—Election of Directors.” The process for identification of director nominees when standing for election for the first time is provided below in “—Committees—Nominating and Corporate Governance Committee.”
Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, determined that each of AIG’s twelve non-management director nominees is independent within the meaning of the NYSE listing standards and the AIG Director Independence Standards. Mr. Duperreault is the only director nominee who holds an AIG management position and, therefore, is not an independent director.
Diversity Consideration. The Board strives to maintain a diverse Board, and diversity continues to be an important consideration in the Nominating and Corporate Governance Committee’s director search and nomination process. While the Board has not adopted a specific diversity policy, we believe that important diversity characteristics include race, gender, ethnicity, religion, nationality, disability, sexual orientation and cultural background. Additionally, in assessing each director candidate, the Committee considers diversity in a broad sense, including a candidate’s work experience, skills and diversity of perspective. Approximately 42% of AIG’s independent director nominees are women or ethnically diverse.
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Corporate Governance  Report of the Nominating and Corporate Governance Committee

Conclusion
During 2018, the Nominating and Corporate Governance Committee performed its duties and responsibilities under the Nominating and Corporate Governance Committee charter.
Nominating and Corporate Governance Committee
American International Group, Inc.
Christopher S. Lynch, Chair
W. Don Cornwell
Suzanne Nora Johnson
Theresa M. Stone
COMMITTEES
AIG’s Board Committee structure is organized around key strategic issues to facilitate oversight of management. Committee Chairs regularly coordinate with one another to ensure appropriate information sharing. To further facilitate information sharing, all Committees provide a summary of significant actions to the full Board, and Committee meetings are scheduled to allow all directors to attend each meeting, with many directors attending such meetings. As required under AIG’s Corporate Governance Guidelines, each standing Committee conducts an annual self-assessment and review of its charter.
The following table sets forth the current membership on each standing Committee of the Board and the number of Committee meetings held in 2018. Mr. Duperreault does not serve on any Committees of the Board. Mr. Steenland serves as an ex-officio non-voting member of each Committee.
Director	Audit Committee	Compensation and Management Resources Committee	Nominating and Corporate Governance Committee	Risk and Capital Committee	Technology Committee
W. Don Cornwell		C	■
John H. Fitzpatrick	■			C
William G. Jurgensen	C			■
Christopher S. Lynch			C	■	■
Henry S. Miller		■		■
Linda A. Mills	■	■			■
Thomas F. Motamed		■		■
Suzanne Nora Johnson			■	■	■
Ronald A. Rittenmeyer	■	■			C
Douglas M. Steenland	♦	♦	♦	♦	♦
Theresa M. Stone	■		■
Number of meetings in 2018	8	5	7	11	3
C
= Chair

■
= Member

♦
Mr. Steenland, as Independent Chairman of the Board, is an ex-officio, non-voting member.

At its meeting on May 8, 2018, the Board took action to dissolve the Regulatory, Compliance and Public Policy Committee. Certain duties and responsibilities of the Regulatory, Compliance and Public Policy Committee were reallocated to the Audit Committee and the Nominating and Corporate Governance Committee. The Regulatory, Compliance and Public Policy Committee held one meeting in 2018 prior to its dissolution.
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Corporate Governance  Committees

Audit Committee
The Audit Committee, which held 8 meetings during 2018, assists the Board in its oversight of AIG’s financial statements, including internal control over financial reporting, and compliance with legal and regulatory requirements; the qualifications, independence and performance of AIG’s independent registered public accounting firm; and the performance of AIG’s internal audit function. As part of these oversight responsibilities, the Audit Committee reviews and discusses with senior management the guidelines and policies by which AIG assesses and manages risk. In carrying out its risk management oversight responsibilities, the Audit Committee coordinates with the Risk and Capital Committee to help ensure the Board and each Committee has received the information it needs to carry out their responsibilities with respect to risk assessment and risk management. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. In its oversight of AIG’s internal audit function, the Audit Committee also is involved in the appointment or removal, performance reviews and determining the compensation of AIG’s Chief Internal Auditor. The Audit Committee assists the Board of Directors in its oversight of AIG’s handling of legal, regulatory and compliance matters. The Committee’s duties and responsibilities include reviewing periodically with management any significant legal, compliance and regulatory matters that have arisen or that may have a material impact on AIG’s business, financial statements or compliance policies, and AIG’s relations with regulators and governmental agencies.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are independent under both NYSE listing standards and SEC rules. The Board has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and that Messrs. Fitzpatrick, Jurgensen, Rittenmeyer and Steenland and Ms. Stone are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act of 1933, as amended (the Securities Act), or for any other purpose.
Compensation and Management Resources Committee
The Compensation and Management Resources Committee, which held 5 meetings during 2018, is responsible for determining and approving the compensation awarded to AIG’s President and Chief Executive Officer (subject to ratification or approval by the Board), approving the compensation awarded to the other senior executives under its purview (which includes all of the named executives in the 2018 Summary Compensation Table) and reviewing and approving the performance measures and goals relevant to such compensation. The Compensation and Management Resources Committee is also responsible for AIG’s compensation programs generally; for reviewing, in conjunction with AIG’s Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives; for overseeing AIG’s management development and succession planning programs for executive management; and for reviewing initiatives and progress in the area of human capital, including diversity and inclusion. These responsibilities, which may not be delegated to persons who are not members of the Compensation and Management Resources Committee, are set forth in the Committee’s charter, which is available in the Leadership and Governance section of AIG’s corporate website at www.aig.com.
Our President and Chief Executive Officer participates in meetings of the Compensation and Management Resources Committee and makes recommendations with respect to the annual compensation of employees under the Committee’s purview other than himself. Pursuant to AIG’s By-laws, the Board ratifies or approves the determination of the Compensation and Management Resources Committee as to the compensation paid or to be paid to AIG’s President and Chief Executive Officer.
The Compensation and Management Resources Committee does not determine the compensation of the Board of Directors. The compensation of directors is recommended by the Nominating and Corporate Governance Committee and is approved by the Board.
To provide independent advice, the Compensation and Management Resources Committee engaged Frederic W. Cook & Co. (FW Cook) as a consultant and has used the services of FW Cook since 2005. The Compensation and Management Resources Committee directly engaged FW Cook to provide independent, analytical and evaluative advice about AIG’s compensation programs for senior executives, including comparisons to industry
2019 Proxy Statement23

Corporate Governance  Committees

peers and comparisons to “best practices” in general. FW Cook reports directly to the Chair of the Compensation and Management Resources Committee. A senior consultant of FW Cook regularly attends Committee meetings and provides information on compensation trends along with specific views on AIG’s compensation programs.
FW Cook has provided advice to the Nominating and Corporate Governance Committee on AIG director compensation and market practices with respect to director compensation. Other than services provided to the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee, neither FW Cook nor any of its affiliates provided any other services to AIG. For services related to board and executive officer compensation, FW Cook was paid $223,577 in 2018.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Compensation and Management Resources Committee are independent under NYSE listing standards and SEC rules.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee held 7 meetings in 2018. The Board of Directors has determined that all members of the Nominating and Corporate Governance Committee are independent under NYSE listing standards. The primary responsibilities of the Nominating and Corporate Governance Committee are to identify individuals qualified to become Board members, consistent with criteria approved by the Board of Directors, and recommend these individuals to the Board of Directors for nomination, election or appointment as members of the Board and its Committees, to advise the Board on corporate governance matters, to oversee the evaluation of the Board and its Committees and to review AIG’s position and policies that relate to current and emerging corporate social responsibility and public policy issues of significance to AIG. The Nominating and Corporate Governance Committee also periodically reviews and makes recommendations to the Board regarding the form and amount of non-management director compensation.
The AIG Corporate Governance Guidelines include characteristics that the Nominating and Corporate Governance Committee considers important for nominees for director and information for shareholders with respect to director nominations. The Nominating and Corporate Governance Committee will consider director nominees recommended by shareholders and will evaluate shareholder nominees on the same basis as all other nominees. Shareholders who wish to submit nominees for director for consideration by the Nominating and Corporate Governance Committee may do so by submitting names and supporting information to: Chair, Nominating and Corporate Governance Committee, c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038.
In addition, AIG’s By-laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of AIG Common Stock continuously for at least three years to nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, so long as the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws (as further described above in “—Governance—Shareholder Engagement—Proxy Access”).
Risk and Capital Committee
The Risk and Capital Committee held 11 meetings in 2018. The Risk and Capital Committee reports to and assists the Board in overseeing and reviewing information regarding AIG’s ERM, including the significant policies, procedures, and practices employed to manage liquidity risk, credit risk, market risk, operational risk and insurance risk. The Risk and Capital Committee also assists the Board in its oversight responsibilities by reviewing and making recommendations to the Board with respect to AIG’s financial and investment policies, provides strategic guidance to management as to AIG’s capital structure and financing, the allocation of capital to its businesses, methods of financing its businesses and other related strategic initiatives. The Risk and Capital Committee also approves issuances, investments, dispositions and other transactions and matters as authorized by the Board. The Risk and Capital Committee also coordinates with the Board, the Compensation and Management Resources Committee and the Audit Committee to help ensure the Board and each Committee has received the information it needs to carry out their responsibilities with respect to risk management. The Risk and Capital Committee’s charter is available in the Leadership and Governance section of AIG’s corporate website at www.aig.com.
24 2019 Proxy Statement

Corporate Governance  Committees

The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Risk and Capital Committee are independent under NYSE listing standards and SEC rules.
Technology Committee
The Technology Committee held 3 meetings in 2018. The Technology Committee assists the Board in its oversight of AIG’s information technology projects and initiatives by, among other things, reviewing the financial, tactical and strategic benefits of proposed significant information technology-related projects and initiatives, reviewing and making recommendations to the Board regarding significant information technology investments in support of AIG’s information technology strategy, reviewing AIG’s risk management and risk assessment guidelines and policies regarding information technology security, including the quality and effectiveness of AIG’s information technology security and disaster recovery capabilities, and reviewing AIG’s cybersecurity risks, policies, controls and procedures. The Technology Committee’s charter is available in the Leadership and Governance section of AIG’s corporate website at www.aig.com.
The Board has determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Technology Committee are independent under NYSE listing standards and SEC rules.
COMPENSATION OF DIRECTORS
The following table describes the compensation structure for AIG’s non-management directors in 2018.
2018 Compensation Structure for Non-Management Directors
	Until 2018 Annual Meeting	As of 2018 Annual Meeting
Base Annual Retainer
Cash Retainer	$150,000	$125,000
Deferred Stock Units (DSUs) Award	$130,000	$170,000
Annual Independent Chairman Cash Retainer	$260,000	$260,000
Annual Committee Chair Retainers
Audit Committee	$40,000	$40,000
Risk and Capital Committee	$40,000	$40,000
Compensation and Management Resources Committee	$30,000	$30,000
Other Committees	$20,000	$20,000
Non-management directors can elect to receive annual retainer amounts and Committee retainer amounts in the form of DSUs. For information on current Committee memberships, see “Committees” above. Non-management directors are also eligible for the AIG Matching Grants Program on the same terms and conditions that apply to AIG employees, through which AIG provides a two-for-one match on charitable donations in an amount of up to $10,000 per employee or director annually.
Each DSU provides that one share of AIG Common Stock will be delivered when a director ceases to be a member of the Board and includes dividend equivalent rights that entitle the director to a quarterly payment, in the form of DSUs, equal to the amount of any regular quarterly dividend that would have been paid by AIG if the shares of AIG Common Stock underlying the DSUs had been outstanding. DSUs are granted under the AIG 2013 Omnibus Incentive Plan (2013 Omnibus Incentive Plan).
In March 2018, the Nominating and Corporate Governance Committee completed its annual review of the AIG non-management director compensation program. The review used the same peer group used for the executive compensation program. Based on that review, the Committee recommended to the Board, and the Board approved, a decrease in the cash retainer component and an increase in the DSU component of the annual retainer amount to increase the ratio of equity to cash to better align the director compensation program with the peer group, effective as of the date of the 2018 Annual Meeting, as reflected in the table above.
2019 Proxy Statement25

Corporate Governance  Compensation of Directors

Under director stock ownership guidelines, non-management directors should own a number of shares of AIG Common Stock (including deferred stock and DSUs) with a value equal to at least five times the annual retainer for non-management directors. AIG’s Insider Trading Policy prohibits directors from pledging AIG securities.
Mr. Duperreault did not receive any compensation for service as a director.
FW Cook provided advice to the Nominating and Corporate Governance Committee with respect to AIG director compensation and related market practices. Both the cash and equity components of non-management director compensation remain subject to the shareholder-approved limits established in the 2013 Omnibus Incentive Plan.
The following table contains information with respect to the compensation of the individuals who served as non-management directors of AIG for all or part of 2018.
2018 Non-Management Director Compensation
Non-Management Members of the Board in 2018	Fees Earned or Paid in Cash(1)	Stock Awards(2)	All Other Compensation(3)	Total
W. Don Cornwell	$164,135	$169,975	$10,000	$344,110
Peter R. Fisher	$54,808	$0	$0	$54,808
John H. Fitzpatrick	$174,135	$169,975	$0	$344,110
William G. Jurgensen	$174,135	$169,975	$10,000	$354,110
Christopher S. Lynch	$154,135	$169,975	$0	$324,110
Samuel J. Merksamer	$54,808	$0	$0	$54,808
Henry S. Miller	$134,135	$169,975	$10,000	$314,110
Linda A. Mills	$134,135	$169,975	$10,000	$314,110
Suzanne Nora Johnson	$134,135	$169,975	$10,000	$314,110
Ronald A. Rittenmeyer	$154,135	$169,975	$0	$324,110
Douglas M. Steenland	$394,135	$169,975	$0	$564,110
Theresa M. Stone	$141,443	$169,975	$10,000	$321,418
(1)
This column represents annual retainer fees and Committee Chair retainer fees. For Messrs. Cornwell, Fitzpatrick, Jurgensen, Lynch, Miller, Rittenmeyer and Steenland and Mss. Mills, Nora Johnson and Stone, the amounts include a prorated decrease in the annual retainer fees, effective as of the date of the 2018 Annual Meeting. For Ms. Stone, the amount includes a prorated annual Committee Chair retainer fee for her service as Chair of the Regulatory, Compliance and Public Policy Committee until its dissolution on May 8, 2018. For Messrs. Fisher and Merksamer, the amounts include prorated annual retainer fees for their service as directors until the date of the 2018 Annual Meeting. For Mr. Fisher, the amount does not include $467,139, which represents the value of shares of AIG Common Stock delivered when he ceased to be a member of the Board as of the 2018 Annual Meeting in accordance with the terms of DSUs previously granted. For Mr. Merksamer, the amount does not include $237,027, which represents the value of shares of AIG Common Stock delivered when he ceased to be a member of the Board as of the 2018 Annual Meeting in accordance with the terms of DSUs previously granted.

(2)
This column represents the grant date fair value of DSUs granted in 2018 to directors, based on the closing sale price of AIG Common Stock on the date of grant.

(3)
This column represents charitable contributions by AIG under AIG’s Matching Grants Program.

26 2019 Proxy Statement

Corporate Governance  Compensation of Directors

The following table sets forth information with respect to the stock awards outstanding at December 31, 2018 for the non-management directors of AIG. None of the non-management directors hold option awards.
Outstanding Stock Awards at December 31, 2018
Non-Management Members of the Board in 2018	Deferred Stock Units(1)
W. Don Cornwell	19,090
Peter R. Fisher	0
John H. Fitzpatrick	17,925
William G. Jurgensen	14,362
Christopher S. Lynch	19,243
Samuel J. Merksamer	0
Henry S. Miller	19,243
Linda A. Mills	9,598
Suzanne Nora Johnson	22,605
Ronald A. Rittenmeyer	19,243
Douglas M. Steenland	19,243
Theresa M. Stone	30,783
(1)
DSUs shown include DSUs awarded in 2018 and prior years, director’s fees deferred into DSUs and DSUs awarded as dividend equivalents. Receipt of shares of AIG Common Stock underlying DSUs is deferred until the director ceases to be a member of the Board. DSUs granted prior to May 12, 2010 were granted under the Amended and Restated AIG 2007 Stock Incentive Plan (2007 Stock Incentive Plan). DSUs granted on or after May 12, 2010 and prior to May 15, 2013 were granted under the AIG 2010 Stock Incentive Plan (2010 Stock Incentive Plan) and DSUs granted commencing on or after May 15, 2013 were granted under the 2013 Omnibus Incentive Plan.

COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During his or her service on the Compensation and Management Resources Committee, no member served as an officer or employee of AIG at any time or had any relationship with AIG requiring disclosure as a related-party transaction under SEC rules. During 2018, none of AIG’s executive officers served as a director of another entity, one of whose executive officers served on the Compensation and Management Resources Committee; and none of AIG’s executive officers served as a member of the compensation committee of another entity, one of whose executive officers served as a member of the Board of Directors of AIG.
2019 Proxy Statement27

Ownership of Certain Securities
Ownership of Certain Securities

The following table contains information regarding the only persons who, to the knowledge of AIG, beneficially own more than five percent of AIG Common Stock at January 31, 2019.
	Shares of Common Stock Beneficially Owned
Name and Address	Number	Percent
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	64,768,700(1)	7.4%
Capital Research Global Investors 333 South Hope Street Los Angeles, CA 90071	47,237,956(2)	5.4%
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	67,664,554(3)	7.8%
(1)
Based on a Schedule 13G/A filed on February 11, 2019 by BlackRock, Inc. reporting beneficial ownership as of December 31, 2018. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of BlackRock, Inc. as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete, and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(2)
Based on a Schedule 13G/A filed on February 14, 2019 by Capital Research Global Investors reporting beneficial ownership as of December 31, 2018. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of Capital Research Global Investors as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete, and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

(3)
Based on a Schedule 13G/A filed on February 11, 2019 by The Vanguard Group reporting beneficial ownership as of December 31, 2018. Item 4 to this Schedule 13G/A provides details as to the voting and investment power of The Vanguard Group as well as the right to acquire AIG Common Stock within 60 days. All information provided in “Ownership of Certain Securities” with respect to this entity is provided based solely on information set forth in the Schedule 13G/A. This information may not be accurate or complete, and AIG takes no responsibility therefor and makes no representation as to its accuracy or completeness as of the date hereof or any subsequent date.

28 2019 Proxy Statement

Ownership of Certain Securities

The following table summarizes the ownership of AIG Common Stock by the current and nominee directors, by the current and former executive officers named in the 2018 Summary Compensation Table in “Executive Compensation—2018 Compensation” and by the current directors and current executive officers as a group.
	AIG Common Stock Owned Beneficially as of January 31, 2019
	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class
W. Don Cornwell	19,244	(3)
Douglas A. Dachille	65,190	0.01%
Brian Duperreault	246,692	0.03%
John H. Fitzpatrick	18,068	(3)
Kevin T. Hogan	148,501	0.02%
William G. Jurgensen	29,477	(3)
Christopher S. Lynch	22,567	(3)
Mark D. Lyons	0	—
Henry S. Miller	19,397	(3)
Linda A. Mills	9,675	(3)
Thomas F. Motamed	26,386	(3)
Suzanne Nora Johnson	22,786	(3)
Peter R. Porrino	0	—
Ronald A. Rittenmeyer	19,397	(3)
Siddhartha Sankaran	229,831	0.03%
Amy L. Schioldager	0	—
Douglas M. Steenland	24,197	(3)
Theresa M. Stone	31,819	(3)
Therese M. Vaughan	0	—
Peter Zaffino	111,000	0.01%
All current Directors and current Executive Officers of AIG as a group (22 individuals)	910,422	0.10%
(1)
Amount of equity securities shown includes (i) shares of AIG Common Stock subject to options which may be exercised within 60 days as follows: Duperreault—166,666 shares, Sankaran—86,224 shares and Zaffino—111,000 shares; (ii) shares receivable upon the exercise of warrants which may be exercised within 60 days as follows: Duperreault—9 shares, Hogan—137 shares and all current directors and current executive officers of AIG as a group—285 shares; (iii) net shares received in March 2019 upon settlement of RSU awards that vested in March 2019: Dachille—57,667 shares, Hogan—53,548 shares, Sankaran—45,563 shares and all current executive officers of AIG as a group—142,108 shares; and (iv) DSUs granted to each non-management director with delivery of the underlying AIG Common Stock deferred until such director ceases to be a member of the Board as follows: Cornwell—19,244 shares, Fitzpatrick—18,068 shares, Jurgensen—14,477 shares, Lynch—19,397 shares, Miller—19,397 shares, Mills—9,675 shares, Motamed—1,386 shares, Nora Johnson—22,786 shares, Rittenmeyer—19,397 shares, Steenland—19,397 shares, and Stone—31,819 shares.

(2)
Amount of equity securities shown excludes the following securities owned by or held in trust for members of the named individual’s immediate family as to which securities such individual has disclaimed beneficial ownership: Fitzpatrick—100 shares.

(3)
Less than .01 percent.

2019 Proxy Statement29

Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) Beneficial Ownership
Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (Exchange Act) requires directors, certain officers, and greater than ten percent holders of AIG Common Stock to file reports with respect to their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 and amendments thereto furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors, officers and greater than ten percent holders during 2018 were (i) an amendment to the original Form 3 filed by Mr. Duperreault in 2017 (the amendment corrected the number of shares of AIG Common Stock and warrants held directly by Mr. Duperreault at the time he became an officer) and (ii) a late report by Alessandrea C. Quane reporting partial lapsing of restrictions on certain long-term incentive awards held by her spouse to cover Federal Insurance Contributions Act obligations.
Relationships and Related-Party Transactions

Employment of a Family Member
The spouse of Alessandrea C. Quane, AIG’s Executive Vice President and Chief Risk Officer, was a non-executive officer employee of AIG during 2018. Ms. Quane has been an employee of AIG since 1996 and an executive officer since February 2016. Mr. Quane was an employee of AIG from 1996 until June 2018. His 2018 base salary and short-term incentive award was approximately $300,000 in the aggregate based on six months of active service, and his 2018 target long-term incentive award was approximately $400,000. Mr. Quane’s 2018 compensation was determined in accordance with our standard employment and compensation practices applicable to employees with similar responsibilities and positions. He also received benefits generally available to all employees. Additionally, upon Mr. Quane’s departure from AIG, he received a severance package valued at just over one times his total annual target compensation in accordance with the terms and conditions of AIG’s 2012 Executive Severance Plan and taking into account equity compensation opportunities that were not available to him.
Related-Party Transactions Approval Policy
The Board of AIG has adopted a related-party transaction approval policy. Under this written policy, any transaction that involves more than $120,000 and would be required to be disclosed in AIG’s Proxy Statement, between AIG or any of its subsidiaries and any director or executive officer, or their related persons, must be approved by the Nominating and Corporate Governance Committee (or, in certain circumstances where it is impractical or undesirable to seek the approval of the full Committee, by its Chair, acting on behalf of the full Committee). In determining to approve a related-party transaction, the Nominating and Corporate Governance Committee or its Chair, as applicable, considers:
•
Whether the terms of the transaction are fair to AIG and on terms at least as favorable as would apply if the other party was not or did not have an affiliation with a director, executive officer or employee of AIG;

•
Whether there are demonstrable business reasons for AIG to enter into the transaction;

•
Whether the transaction would impair the independence of a director; and

•
Whether the transaction would present an improper conflict of interest for any director, executive officer or employee of AIG, taking into account the size of the transaction, the overall financial position of the director, executive officer or employee, the direct or indirect nature of the interest of the director, executive officer or employee in the transaction, the ongoing nature of any proposed relationship and any other factors the Nominating and Corporate Governance Committee or its Chair, as applicable, deems relevant.

AIG has not identified any transaction since the beginning of 2018 with respect to which the requirements of the related-party transaction approval policy were not followed.
30 2019 Proxy Statement

Our Executive Officers
Our Executive Officers

Information concerning the executive officers of AIG as of the date hereof is set forth below.
Name	Title	Age	Served as Officer Since
Brian Duperreault	President and Chief Executive Officer	71	2017
Douglas A. Dachille	Executive Vice President and Chief Investment Officer	54	2015
Lucy Fato	Executive Vice President and General Counsel and Interim Head of Human Resources	52	2017
Kevin T. Hogan	Executive Vice President—Chief Executive Officer, Life & Retirement	56	2013
Thomas B. Leonardi	Executive Vice President—Government Affairs, Public Policy and Communications	65	2017
Mark D. Lyons	Executive Vice President and Chief Financial Officer	62	2018
Seraina Macia	Executive Vice President	50	2017
Naohiro Mouri	Executive Vice President and Chief Auditor	60	2018
Alessandrea C. Quane	Executive Vice President and Chief Risk Officer	49	2016
John P. Repko	Executive Vice President and Chief Information Officer	56	2018
Peter Zaffino	Executive Vice President—Chief Executive Officer, General Insurance and Global Chief Operating Officer, AIG	52	2017
All of AIG’s executive officers are elected to one-year terms but serve at the pleasure of the Board of Directors. There are no arrangements or understandings between any executive officer and any other person pursuant to which the executive officer was elected to such position.
For information on Mr. Duperreault’s experience, please see “Proposal 1—Election of Directors.” Each of Ms. Quane and Mr. Hogan has, for more than five years, occupied a senior management position with AIG or one or more of its subsidiaries.
Douglas A. Dachille joined AIG in September 2015 as Executive Vice President and Chief Investment Officer. Before joining AIG, from September 2003, Mr. Dachille served as Chief Executive Officer of First Principles Capital Management, LLC (First Principles), an investment management firm acquired by AIG as a wholly-owned subsidiary. Prior to co-founding First Principles, from May 2002, he was President and Chief Operating Officer of Zurich Capital Markets, an integrated alternative investment asset management and structured product subsidiary of Zurich Financial Services. He began his career at JPMorgan Chase, where he served as Global Head of Proprietary Trading and co-Treasurer.
Lucy Fato joined AIG in October 2017 as Executive Vice President and General Counsel and was also appointed as Interim Head of Human Resources in October 2018. Prior to joining AIG, she was Managing Director, Head of the Americas and Global General Counsel of Nardello & Co. LLC. Previously, she worked at S&P Global (formerly known as McGraw Hill Financial) where she served as Executive Vice President and General Counsel from August 2014 to October 2015, and as a Consultant from October 2015 to October 2016. Prior to that, Ms. Fato was Vice President, Deputy General Counsel and Corporate Secretary at Marsh & McLennan Companies from September 2005 to July 2014. Ms. Fato began her legal career at Davis Polk & Wardwell LLP where she was a partner in the Capital Markets Group.
Thomas B. Leonardi joined AIG as Executive Vice President—Government Affairs, Public Policy and Communications in November 2017. From January 2015 to October 2017, he was a Senior Advisor to Evercore’s Investment Advisory business. Previously, from February 2011 to December 2014, Mr. Leonardi was Commissioner of the Connecticut Insurance Department and, for 22 years prior to his appointment as Commissioner, he was Chairman and Chief Executive Officer of Northington Partners Inc., a Connecticut-based venture capital and investment banking boutique.
2019 Proxy Statement31

Our Executive Officers

Mark D. Lyons joined AIG in June 2018 as Senior Vice President and Chief Actuary and was appointed Executive Vice President and Chief Financial Officer in December 2018. Prior to joining AIG, Mr. Lyons served since 2012 as Executive Vice President, Chief Financial Officer and Treasurer at Arch Capital Group, Ltd. (ACGL), a Bermuda-based public insurance company. Mr. Lyons joined ACGL in 2002 and had served in various capacities within Arch Insurance U.S. operations, including as Chairman and Chief Executive Officer of Arch Worldwide Insurance Group. Prior to joining ACGL, Mr. Lyons held various positions at Zurich U.S., Berkshire Hathaway and AIG.
Seraina Macia joined AIG as Executive Vice President in July 2017 to lead Blackboard Insurance, our technology-driven subsidiary. She joined AIG in conjunction with AIG’s acquisition from Hamilton Insurance Group, Ltd. of Hamilton USA, of which she served as Chief Executive Officer since October 2016. She was previously employed at AIG as Executive Vice President and Chief Executive Officer of Regional Management & Operations from December 2015 to February 2016 and Senior Vice President and Chief Executive Officer of the EMEA Region from November 2013 to December 2015. Prior to AIG, from September 2010, she served as Chief Executive of North American Property & Casualty at the XL Group. Prior to joining XL Group, Ms. Macia served in various roles at Zurich Insurance Group, including as President and Chief Financial Officer of Zurich North America’s Commercial Specialties business unit and as head of Investor Relations and Rating Agencies for Zurich Financial Services. Previously, Ms. Macia was a founding partner and financial analyst for NZB Neue Zuercher Bank, and she held various management positions in underwriting and finance at Swiss Reinsurance in Switzerland and Australia.
Naohiro Mouri joined AIG in July 2015 as Senior Managing Director of Asia Pacific Internal Audit and was appointed Executive Vice President and Chief Auditor in March 2018. Previously, from November 2013 toJuly 2015, he was a Statutory Executive Officer, Senior Vice President and Chief Auditor for MetLife Japan and, from July 2007 to November 2013, he was Chief Auditor at JP Morgan Chase for Asia Pacific. He has also held chief auditor positions at Shinsei Bank, Morgan Stanley Japan and Deutsche Bank Japan.
John P. Repko joined AIG in September 2018 as Executive Vice President and Chief Information Officer. Prior to joining AIG, he was Vice President and Global Chief Information Officer of Johnson Controls International plc, taking up this position with the merger of Johnson Controls, Inc. and Tyco International plc. Previously, he worked at Tyco International plc as Senior Vice President, Chief Information Officer and Enterprise Transformation Leader from 2012 to 2016. Prior to joining Tyco International plc, Mr. Repko held various chief information officer roles at Covance Inc., SES Global and General Electric’s GE Americom division.
Peter Zaffino joined AIG as Executive Vice President—Global Chief Operating Officer, AIG in July 2017 and was also appointed Chief Executive Officer, General Insurance in November 2017. Prior to joining AIG, he served in various roles at Marsh & McLennan Companies (MMC), including as Chief Executive Officer of Marsh, LLC since 2011 and as President and Chief Executive Officer of Guy Carpenter from 2008 to 2011. Additionally, Mr. Zaffino served as Chairman for the Risk and Insurance Services Segment of MMC from 2015 to 2017. Mr. Zaffino has 30 years of experience in the insurance and reinsurance industry. Prior to joining Guy Carpenter in 2001, he held several senior positions, most recently serving in an executive role with a GE Capital portfolio company.
32 2019 Proxy Statement

Executive Compensation  Report of the Compensation and Management Resources Committee
Executive Compensation

REPORT OF THE COMPENSATION AND MANAGEMENT RESOURCES COMMITTEE
Overview
The Compensation and Management Resources Committee determines and approves the compensation awarded to AIG’s President and Chief Executive Officer (subject to ratification or approval by the Board) and approves the compensation awarded to the other senior executives under its purview, oversees AIG’s compensation programs and makes recommendations to the Board with respect to these programs where appropriate. The Compensation and Management Resources Committee also oversees AIG’s management development and succession planning programs for executive management and produces this Report on annual compensation. In carrying out these responsibilities, our objective is to maintain responsible compensation practices that attract, develop and retain high-performing senior executives and other key employees while avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value of AIG.
Our executive compensation program includes the following features:
•
Balanced mix of base, short-term and long-term pay. Annual target long-term incentive opportunity comprises the largest component of an executive’s annual target total direct compensation under our pay structure, which also includes a market-competitive base salary and annual target short-term incentive opportunity. We believe this structure provides an appropriate balance of fixed and variable compensation, drives achievement of AIG’s short- and long-term objectives and business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders.

•
Defined earn-out ranges for incentive awards. Executive incentive awards are subject to a defined earn-out framework. For our President and Chief Executive Officer and his leadership team (Executive Leadership Team), 2018 short-term incentive awards and performance share units (PSUs) granted under 2018 long-term incentive awards can each range from 0 to 200 percent of target, in each case taking into account performance against pre-established goals.

•
Short-term incentives reward annual performance and business results. Short-term incentive awards for our Executive Leadership Team are based on both quantitative business performance metrics reflecting business unit accountability for performance, and qualitative goals for individual performance to evaluate an executive’s contributions to key strategic organizational and operational initiatives. Awards are earned in cash with individual target amounts reflecting responsibilities and experience.

•
Long-term incentives reward performance and manage risk. All 2018 long-term incentive awards for our Executive Leadership Team are equity based, including 50 percent in the form of PSUs, 25 percent in the form of stock options and 25 percent in the form of restricted stock units (RSUs), with each award vesting at the end of a three-year period. PSUs are earned based on achievement of certain key long-term financial objectives for AIG during a three-year performance period. Stock options, which were introduced in 2018, align with shareholder interests by rewarding only stock price appreciation and the creation of shareholder value after grant. RSUs, which help further balance risk in our long-term incentive program, are earned based on continued employment through the three-year vesting period.

•
Target compensation in line with peer benchmarking. The Compensation and Management Resources Committee reviews benchmarking and considers competitive compensation levels to ensure executives’ target total direct compensation are in line with peers.

•
Share ownership guidelines and holding requirements. Executive officers must retain 50 percent of the after-tax shares they receive as compensation until they achieve a specified ownership level of AIG Common Stock, further fostering an ownership culture focused on long-term performance.

•
Broad Recovery Policy. At least 75 percent of each executive’s annual target total direct compensation is subject to our clawback policy, which applies while awards are outstanding and to covered incentive compensation paid in the year preceding the triggering event.

2019 Proxy Statement33

Executive Compensation  Report of the Compensation and Management Resources Committee

Risk and Compensation Plans
AIG remains committed to continually evaluating and enhancing our risk management control environment, risk management processes and enterprise risk management functions, including through enhancements to its risk governance framework. AIG’s compensation practices are essential parts of the company’s approach to risk management, and the Committee regularly monitors AIG’s compensation programs to ensure they align with sound risk management principles. Since 2009, the Committee’s charter has expressly included the Committee’s duty to meet periodically to discuss and review, in consultation with the Chief Risk Officer, the relationship between AIG’s risk management policies and practices and the incentive compensation arrangements applicable to senior executives.
In September 2018, the Committee conducted its annual review with AIG’s Chief Risk Officer of AIG’s compensation plans to ensure that they appropriately balance risk and reward. As recommended by AIG’s Chief Risk Officer, the Committee continued to focus its review on incentive-based compensation plans, which totaled 95 active plans with approximately 63,800 participants for performance year 2017. (Some employees are eligible to participate in more than one plan.)
ERM conducted its annual risk assessment to evaluate AIG’s active incentive plans. Since 2014, AIG risk officers have assigned a risk rating of low, medium or high to each active incentive plan. In assigning the risk rating, AIG risk officers considered, among other things, whether the plan features include capped payouts or deferrals and/or clawbacks, whether the plan design or administration leads to outsized risk taking, and whether payments are based on pre-established performance goals including risk-adjusted metrics. For the 2018 annual risk review, ERM reviewed all plans, which included two plans previously rated medium risk (there were no plans previously rated high risk). Also, as part of its 2018 risk review, ERM reviewed 2017 incentive payouts to identify any significant variability in payouts that may be indicative of plan features that encourage excessive risk-taking or fraudulent behavior. As of July 2018, no plans were categorized as high risk. As part of this risk review, and as discussed with the Committee, ERM concluded that AIG’s compensation policies and practices do not encourage unnecessary or excessive risk-taking and have the appropriate safeguards in place to discourage fraudulent behavior.
Compensation Discussion and Analysis
The Compensation Discussion and Analysis that follows discusses the principles the Committee has been using to guide its compensation decisions for senior executives. The Committee has reviewed and discussed the Compensation Discussion and Analysis with management. On behalf of the Committee, FW Cook worked with management and outside counsel to review the Compensation Discussion and Analysis. Based on such review and discussions, the Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and in AIG’s Annual Report on Form 10-K for the year ended December 31, 2018 (2018 Annual Report on Form 10-K).
Compensation and Management Resources Committee
American International Group, Inc.
W. Don Cornwell, Chair
Henry S. Miller
Linda A. Mills
Thomas F. Motamed
Ronald A. Rittenmeyer
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COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary
In his first full year as President and Chief Executive Officer, Mr. Duperreault, together with his reshaped Executive Leadership Team, began implementing a multi-year strategy focused on long-term, sustainable and profitable growth. In making decisions with respect to our executive compensation program, the Committee considered the scope and scale of the foundational changes achieved and milestones reached, as well as our absolute performance and shareholder return over the year.
Multi-Year Strategy for Long-Term, Sustainable and Profitable Growth
•
Strengthen AIG’s senior leadership throughout the organization

•
Realign AIG’s organizational structure and deploy capital efficiently to support profitable growth

•
Renew focus on underwriting excellence and the performance of AIG’s core businesses

•
Optimize use of reinsurance to reduce exposure to losses and volatility

•
Focus on improving combined ratio, book value per share and return on equity, along with expense discipline

2017 AND 2018 KEY EVENTS

2017

NONBANK SIFI STATUS RESCINDED

RESTRUCTURED AIG'S BUSINESS UNITS
Creation of General Insurance and Life and Retirement segments, replacing Commercial and Consumer. Personal Insurance moved under General Insurance.

2018

FOCUSED ON UNDERWRITING EXCELLENCE

OPTIMIZED USE OF REINSURANCE

COMPLETED VALIDUS, GLATFELTER AND ELLIPSE ACQUISITIONS

LAUNCHED FORTITUDE RE

2017

BRIAN DUPERREAULT
President and Chief Executive Officer

PETER ZAFFINO[1]
EVP—CEO, General Insurance and Global COO, AIG

LUCY FATO[2]
EVP, General Counsel and Interim Head of HR

SERAINA MACIA
EVP and Chief Executive Officer, Blackboard U.S. Holdings, Inc.

TOM LEONARDI
EVP, Government Affairs, Public Policy and Communications

2018

NAOHIRO MOURI
EVP and Chief Auditor

JOHN REPKO
EVP and Chief Information Officer

MARK D. LYONS[3]
EVP and Chief Financial Officer

NEW LEADERSHIP (8 out of 11 ELT Members)

1 Peter Zaffino was appointed Chief Executive Officer of General Insurance in November 2017. He joined AIG as Global Chief Operating Officer in July 2017.
2 Lucy Fato was appointed Interim Head of Human Resources in October 2018.
3 Mark Lyons was appointed Chief Financial Officer in December 2018. He joined AIG as Chief Actuary of General Insurance in June 2018.

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In the first quarter of 2018, the Committee restructured our short-term incentive award program, establishing both quantitative business performance metrics reflecting business unit accountability for performance and qualitative goals measuring each executive’s individual performance. Following the end of 2018, the Committee determined that performance against these pre-established goals, while reflecting significant strides toward achieving our multi-year strategy and resulting in an overall AIG performance score for our President and Chief Executive Officer of 108 percent, was not reflective of our absolute performance or shareholder return over the year. As a result, the Committee adjusted final earned amounts for each of our named executives to 95 percent of target.
The Committee adjusted awards for all named executives to reflect their shared accountability for overall company performance at this stage of implementing our strategy, notwithstanding varying financial performance of our individual businesses. The Committee believes the adjusted awards align with the company’s 2018 performance while appropriately rewarding our named executives for their individual achievements, in the face of significant challenges, in strengthening the foundation of our businesses and setting the course for long-term success. The Committee remains committed to aligning performance metrics with each executive’s individual responsibilities and has established quantitative and qualitative metrics for 2019, but will continue to consider results in the context of our overall company performance.
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Our Shareholder Engagement
Last year’s say-on-pay advisory vote was 62.3 percent in favor of the 2017 compensation of our named executives. The Committee and senior management responded by undertaking a robust shareholder engagement process to solicit feedback from shareholders and obtaining input from the Committee’s independent compensation consultant. Proxy advisory firms were also consulted to understand their perspectives on our executive compensation program and to address their questions.
Shareholder Meetings
After our 2018 Annual Meeting, senior management reached out to 29 of our shareholders representing more than 63 percent of outstanding shares (including all of our top 12 shareholders representing more than 50 percent of outstanding shares). We met with each shareholder who accepted our invitation, including 23 of our institutional investors owning more than 53 percent of outstanding shares. Representatives of our Board participated in eight meetings with shareholders representing approximately 24 percent of outstanding shares.
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In addition to soliciting shareholder feedback on our executive compensation program, the 2018 meetings were intended to strengthen AIG’s relationship with our shareholders and develop a regular cadence for sustained governance-focused outreach that positions AIG to engage consistently and productively with shareholders. Senior management, including our General Counsel, Corporate Secretary and Head of Compensation, led the meetings. In some cases, they were followed by discussions with the independent Chairs of our Board and of the Committee. In many instances, senior management and independent directors spoke with both governance representatives and with portfolio and equity analysts.

Shareholder Feedback
Our shareholders explained the basis for their voting decisions on our 2017 compensation program. Some voiced concerns about the transition payment to our departing President and Chief Executive Officer and the RSUs granted in 2017 to other named executives to support continuity during the search for and transition to a new President and Chief Executive Officer. With respect to Mr. Duperreault’s cash sign-on award, we acknowledged that our disclosure last year should have clarified that this one-time payment was in lieu of the required cash repurchase by his prior employer of Mr. Duperreault’s equity in the company. We chose to make the payment directly to Mr. Duperreault, which we viewed as more transparent, as opposed to reimbursing his prior employer for the repurchase. We also should have highlighted more prominently that Mr. Duperreault then used approximately $5 million of these funds to purchase AIG common stock. This purchase, in combination with Mr. Duperreault’s equity-based sign-on awards and long-term incentive awards, provides him with a significant, direct stake in AIG’s long-term performance.
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The Committee considered this shareholder feedback in its decision-making. Below is a summary of the feedback and our response.
Shareholder Engagement in 2018 and Early 2019
What We Heard	How We Responded
• Lack of clarity around use of discretion in compensation decisions	• Increased transparency about compensation decisions, including clearly articulating assessment of achievements
• Concern about alignment of accountability to stock performance
•
Directly aligned management’s interests to investors’ through 2018 long-term incentive awards which are 100 percent equity-based and comprise 75 percent performance-based vehicles in the form of performance share units and stock options

•
Committee largely exercised negative discretion to reduce 2018 short-term incentive awards to reflect our absolute performance and shareholder return in 2018

• Need to address director over-boarding	• Ensured all active CEO directors standing for re-election in 2019 serve on only one outside board
• Desire for more disclosure regarding AIG’s sustainability practices
•
Committed in 2019 to explore the issuance of a climate-risk report aligned to the Task Force on Climate-related Financial Disclosure’s (TCFD) framework and to undertake a review of a climate change scenario analysis

• Request for clear oversight by the Board over cybersecurity risks and human capital topics	• Amended Technology Committee charter to specifically reference oversight of cybersecurity and CMRC charter to reference human capital topics, including diversity and inclusion
• Focus on maintaining appropriate level of diversity within Board	• Identified diversity as a critical component of an ongoing director search process and increased our diversity ratio in the 2019 slate of nominated directors
Shareholders raised other matters, such as the potential negative impact of cost cutting on long-term performance and AIG’s use of capital. We and our Board will take our shareholders’ perspectives on such matters into consideration as we continue to execute on our multi-year strategy. Shareholders also provided positive feedback regarding changes to our compensation program implemented in 2018 and the caliber of new talent hired to fill senior positions.
AIG is fully committed to maintaining this increased level of engagement regularly throughout the year and to incorporating shareholders’ perspectives in designing and implementing our compensation program, particularly with respect to aligning shareholder expectations with our evolving business strategy.
Paying for Performance
Our compensation philosophy centers around creating a culture of pay for performance by offering total direct compensation opportunities that reward employees for individual contributions and business performance.
•
Earned 2018 Short-Term Incentive Award. The Committee reviewed both quantitative business performance and qualitative individual performance.

•
For our named executives, the quantitative business performance scores ranged from 89 percent to 140 percent of target. The overall AIG quantitative performance score for our President and Chief Executive Officer was 108 percent.

•
The Committee decided to adjust final earned awards for all of our named executives to 95 percent of target to better align with AIG’s absolute business and stock performance, while still reflecting the significant progress by our Executive Leadership Team in 2018 in setting and advancing our multi-year strategy.

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•
For Mr. Duperreault, this resulted in an earned 2018 short-term cash incentive award of  $3,040,000.

•
Long-Term Incentive Pay for Performance. Our long-term incentive awards, representing the largest part of any named executive’s target compensation, are granted entirely in equity and tie pay directly to company performance. As a result of our stock performance over the past three years, and as illustrated in the table below, the realized value to date has been a small percentage of the value on the grant date.

•
2015 Long-Term Incentive. As reported last year, the 2015 long-term incentive awards were earned at 25 percent of target.

•
2016 Long-Term Incentive. The three-year performance period for our 2016 long-term incentive awards ended December 31, 2018. The awards were in the form of PSUs earned based on relative total shareholder return (TSR). The Committee assessed performance in the first quarter of 2019 and determined that threshold performance was not met and therefore none of our named executives who participated in the 2016 program earned an award (i.e., the realized value of the award was $0).

•
2017 Long-Term Incentive. The 2017 long-term incentive awards were granted 70 percent in the form of PSUs based on relative TSR and 30 percent in the form of RSUs. The 2017 PSUs would not have achieved threshold performance based on relative TSR as of December 31, 2018, and therefore would not have been earned as of that date. The Committee will determine actual performance of the 2017 PSUs in the first quarter of 2020 based on performance through December 31, 2019.

The following table shows the value of PSUs and RSUs granted from 2015 through 2017 as of December 31, 2018, including 2017 awards which are subject to change based on actual performance through the 2017-2019 performance period, as described above. For additional detail regarding the tie to pay for performance for our long-term incentive award program, see “—Pay for Performance” below.

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•
2018 Long-Term Incentive Award Opportunity. In 2018 we revised our long-term incentive program to base PSUs on pre-established financial goals common for insurance companies and aligned with the fundamental objectives of our new strategic plan. We also introduced stock options to tie our long-term incentive pay directly to enhancing shareholder value and reduced the percentage of RSUs awarded as part of an executive’s long-term incentive opportunity. The Committee also evaluated modifying the award value granted each year relative to target based on individual performance and the executive’s role in advancing AIG’s success over the award’s term.

•
In March 2018, the Committee set an $11.2 million target 2018 long-term equity incentive award for Mr. Duperreault, the same as his 2017 amount.

•
To provide a continuing and meaningful stake in our new multi-year strategic plan, the Committee modified Mr. Duperreault’s target opportunity by applying an upward adjustment of 50 percent based on his role in executing the plan. His 2018 award was 50 percent PSUs, 25 percent options and 25 percent RSUs.

2018 Compensation Structure and Pay Mix
Guided by our compensation philosophy, our 2018 compensation program focused on providing a balance of fixed and variable pay, driving achievement of AIG’s long-term business objectives and strategies, accounting for risk and aligning the economic interests of our named executives with the long-term interests of AIG and our shareholders.
CEO ANNUAL TARGET TOTAL DIRECT COMPENSATION

AVERAGE ANNUAL TARGET TOTAL DIRECT COMPENSATION OF OTHER CURRENT NEOS*

* Includes Mr. Lyons’ target total direct compensation annualized for service as Executive Vice President and Chief Financial Officer, to which he was appointed in December 2018.
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•
Balanced Structure: Annual target total direct compensation for our current named executives consists of market-competitive base salary, approximately 20 to 35 percent annual target short-term incentive opportunity and approximately 50 percent or greater annual target long-term incentive opportunity, which the Committee may grant above or below annual target levels for the year.

•
Direct Link to AIG Performance: At least 83 percent of each current named executive’s annual target total direct compensation is “at risk” and the majority of incentive pay opportunity is provided in equity, in the form of PSUs, stock options and RSUs.

•
Emphasis on Long-Term Incentives: All long-term incentive awards for our current named executives are equity-based, including 50 percent in the form of PSUs earned over a three-year period and based on the achievement of key long-term financial objectives. An additional 25 percent is granted in the form of stock options, which align with shareholder interests by rewarding only stock price appreciation and the creation of shareholder value after grant.

•
Broad Recovery Policy: Short-term and long-term incentives are subject to our clawback policy. The policy applies while awards are outstanding and to covered compensation paid in the year preceding the triggering event.

Compensation Philosophy
Our compensation philosophy guides how we structure our compensation program and make enterprise-wide compensation decisions. It reflects the following objectives:
•
Attracting and retaining the best employees and leaders for AIG’s various business needs by offering market-competitive compensation opportunities.

•
Creating a culture of pay for performance by offering short- and long-term incentive compensation opportunities that reward employees for individual contributions and business performance.

•
Providing a market-competitive, performance-driven compensation structure through a four-part program that consists of base salary, short-term incentives, long-term incentives and benefits.

•
Motivating all AIG employees to deliver long-term, sustainable and profitable growth while balancing risk to create long-term, sustainable value for shareholders.

•
Aligning the long-term economic interests of key employees with those of shareholders by ensuring that a meaningful component of their compensation is provided in equity.

•
Avoiding incentives that encourage employees to take unnecessary or excessive risks that could threaten the value or reputation of AIG by rewarding both annual and long-term performance.

•
Maintaining strong compensation best practices by meeting evolving standards of compensation governance and complying with regulations applicable to employee compensation.

Consistent with this philosophy, our short-term and long-term incentive programs are designed to provide appropriate upside opportunity and downside risk to align with shareholder interests. The Committee evaluates and adjusts the programs annually based on strategic priorities, stakeholder feedback and market considerations.
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2018 Compensation Structure—Annual Direct Compensation Components
In the first quarter of 2018, the Committee established annual base salaries, short-term incentive opportunities and long-term incentive opportunities for our named executives. For each of Messrs. Duperreault, Sankaran and Zaffino, the Committee set annual base salary, target short-term incentive award opportunity and target long-term incentive award opportunity for 2018 at 2017 levels. For Messrs. Dachille and Hogan, a review of their performance and comparison of their pay to comparable positions and levels of experience at competitors resulted in an increase of their respective annual base salaries (effective March 26, 2018) and target short-term and long-term incentive opportunities. Mr. Lyons joined AIG in June 2018 and succeeded Mr. Sankaran as Executive Vice President and Chief Financial Officer effective December 4, 2018. The Committee increased his annual 2018 base salary, short-term incentive opportunity and long-term incentive opportunity to account for his new role, as set forth below.
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The 2018 annual target total direct compensation opportunity for each of our current named executives is set forth in the following table.
Named Executive Officer	Annual Base Salary*	Target Short-Term Incentive	Target Long-Term Incentive**	Target Total Direct Compensation
Brian Duperreault President and Chief Executive Officer	$1,600,000	$3,200,000	$11,200,000	$16,000,000
Mark D. Lyons*** Executive Vice President and Chief Financial Officer	$1,000,000	$1,104,467	$275,000	$2,379,467
Peter Zaffino Executive Vice President—Chief Executive Officer, General Insurance and Global Chief Operating Officer, AIG	$1,250,000	$3,000,000	$4,250,000	$8,500,000
Douglas A. Dachille Executive Vice President and Chief Investment Officer	$1,250,000	$2,500,000	$4,250,000	$8,000,000
Kevin T. Hogan Executive Vice President—Chief Executive Officer, Life & Retirement	$1,250,000	$2,250,000	$4,000,000	$7,500,000
*
For Messrs. Dachille and Hogan, represents annual base salaries effective March 26, 2018. For Mr. Lyons, represents annual base salary effective December 4, 2018. Their actual base salaries paid in 2018 are reported under “—Summary Compensation Table.”

**
In connection with establishing our 2018 long-term incentive program, the Committee determined to evaluate modifying the award value granted each year relative to target based on factors that include individual performance and the importance of the executive’s role in advancing AIG’s success over the term of the award. In order to provide a continuing and meaningful stake in our new multi-year strategic plan and enhance the incentive for key leaders, the Committee modified the long-term incentive awards to our named executives in March 2018 as described below under “—Long-Term Incentive—Grant of 2018 Long-Term Incentive Awards.”

***
Mr. Lyons’ target short-term and target long-term incentive opportunities as shown include 11 months for his role as Chief Actuary of General Insurance and one month as amended in December 2018 in connection with his appointment as our Executive Vice President and Chief Financial Officer. The Committee approved a prorated adjustment to Mr. Lyons’ 2018 target short-term incentive opportunity (based on the timing of his December appointment) and a prorated 2018 long-term incentive award (representing one month of Mr. Lyons’ 2019 target opportunity) in the same form as awards to other Executive Leadership Team members. See “—Transition Arrangements for Named Executives who Joined AIG in 2018” below for more information, including Mr. Lyons’ target total direct compensation opportunity for 2019. Actual amounts paid in 2018 are reported under —Summary Compensation Table.”

Base Salary.
Each named executive’s base salary is established based on his or her experience, performance and salaries for comparable positions at competitors, and did not exceed 17 percent of the executive’s annual target total direct compensation opportunity in 2018. This allocation is intended to fairly compensate the executive for the responsibilities of his or her position, achieve an appropriate balance of fixed and variable pay and provide the executive with sufficient liquidity to discourage excessive risk-taking. Annual base salary is paid in cash.
Short-Term Incentive.
Our short-term incentive represents approximately 20 to 35 percent of a named executive’s annual target total direct compensation opportunity. It is designed to reward annual performance and drive AIG’s business objectives and strategies. It consists of an annual cash award with individual target amounts that reflect business unit or corporate function responsibilities and experience.
In the first quarter of 2018, the Committee restructured our short-term incentive program, establishing both quantitative business performance metrics and targets reflecting our realigned organizational structure and qualitative goals measuring each executive’s individual performance, with a potential final earned award ranging from 0 to 200 percent of target. The Committee uses the qualitative individual assessment to evaluate an executive’s contributions to key strategic, organizational and operational initiatives. The Committee also considers the executive’s performance in the context of our company culture and leadership that is consistent with our corporate values. The Committee’s individual evaluation provides a comprehensive assessment of an executive’s
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leadership and achievements during the year, including those that are potentially critical to implementing our multi-year strategic plan, but may not be evident in short-term financial results. The Committee has discretion to determine the final award amount. All short-term incentive awards our executives earn are subject to our clawback policy.
Business Performance. In March 2018, the Committee established business performance metrics that were aligned with AIG’s updated organizational structure and were designed to drive accountability in each of AIG’s business units. The metrics that apply to an executive relate to the business unit the executive oversees or, for executives with corporate responsibilities or cross-business accountability, metrics measuring overall AIG performance.
Accordingly, the business performance metrics for Messrs. Duperreault and Sankaran (who served as our Chief Financial Officer until December 4, 2018) were based on overall AIG performance, including the weighted average performance for General Insurance, Life and Retirement, Legacy and Blackboard. The business performance metrics that apply to Messrs. Dachille, Hogan and Zaffino relate to Investments, Life and Retirement and General Insurance, respectively. The metrics for overall AIG or business unit performance include financial metrics, such as profitability and growth measures, and strategic, organizational and operational objectives. The Committee chose the particular metrics for each business unit because they were important to the respective business strategies for the year while also being visible and understandable to participants. The Committee remains committed to metrics that are directly tied to business unit strategy and transparent to participants and intends to enhance the selection and operation of metrics based on the experience gained in 2018.
Business performance against the pre-established metrics can range from 0 to 150 percent of target. For 2018, our short-term incentive metrics included adjustments designed to ensure that results properly reflect management contributions. These include limiting the impact of macroeconomic market factors outside the control of management, such as changes in foreign exchange rates; normalizing catastrophe losses to budgeted average annual losses; excluding the impact of both favorable and adverse prior year developments, which were based on underwriting decisions made in previous years and could otherwise overwhelm metric results; limiting the impact of financial events that could discourage proper business decision making, such as strategic restructuring charges, one-time costs related to merger and acquisition activity or reinsurance purchases; and excluding the impact of the Tax Cuts and Jobs Act. We use the same adjustment principles with the metrics for our 2018 long-term incentive program. See Appendix A for an explanation of how these metrics are calculated for AIG from our audited financial statements. The Committee also retained the discretion to adjust the performance criteria and results.
Individual Assessment. Individual assessments provide the Committee an opportunity to thoroughly review an executive’s performance. The Committee considers an executive’s achievements during the year and various qualitative factors, including the executive’s contributions to key strategic, organizational and operational initiatives in a particular business unit or across AIG. The Committee also reviews the executive’s performance in the context of our company culture and leadership that reflects our corporate values. In 2018, the Committee considered the significance of an executive’s individual achievements in implementing and advancing our long-term strategic plan and laying the foundation for AIG’s sustainable, profitable growth.
Our President and Chief Executive Officer assesses individual contributions and makes recommendations to the Committee with respect to each named executive other than himself. The Committee assesses our President and Chief Executive Officer’s individual contributions and the Committee’s assessment is ratified by the Board.
Determination of Earned Short-Term Incentive Awards. The Committee reviewed the business performance results and individual assessments in the first quarter of 2019. As described below, business performance results for the various business units applicable to the named executives ranged from approximately 89 percent to 140 percent of target. The overall AIG quantitative performance score for our President and Chief Executive Officer was 108 percent.
The Committee analyzed these results in the context of AIG’s absolute business performance and shareholder return in 2018. After discussions with Mr. Duperreault, the Committee decided to adjust final earned awards for all named executives to 95 percent of target. The Committee believes treating the named executives uniformly for 2018 is appropriate in light of the continued realignment of our businesses. The Committee also believes
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this approach reflects shared accountability for overall company performance at this stage of implementing AIG’s long-term strategic plan. The Committee also recognized the significant achievements of our named executives, in the face of significant challenges, to strengthen the foundation of our businesses and set the course for long-term success.
2018 SHORT-TERM INCENTIVE DETERMINATION

As described above, in the first quarter of 2019, the Committee determined (and the Board ratified in the case of Mr. Duperreault) the following 2018 short-term incentive amounts for our named executives:
Named Executive Officer*	Individual Target Amount	Percent of Target Earned	Earned Award Amount
Brian Duperreault	$3,200,000	95%	$3,040,000
Mark Lyons**	$1,104,467	95%	$1,050,000
Peter Zaffino	$3,000,000	95%	$2,850,000
Douglas Dachille	$2,500,000	95%	$2,375,000
Kevin Hogan	$2,250,000	95%	$2,137,500
*
The earned award for Mr. Sankaran was based on company performance, as adjusted by the Committee, pursuant to our 2012 Executive Severance Plan, which was 95 percent of target resulting in an award amount of  $1,615,000.

**
Pursuant to his offer letter dated May 10, 2018, Mr. Lyons’ 2018 short-term incentive was guaranteed at least at target ($1,050,000) in respect of his services as Chief Actuary for General Insurance. Upon his appointment as Executive Vice President and Chief Financial Officer, the Committee approved a prorated adjustment to his 2018 target short-term incentive opportunity (based on the timing of his December appointment), which resulted in a new target of  $1,104,467.

AIG paid 2018 short-term incentive awards in cash in the first quarter of 2019. These awards are subject to our clawback policy.
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Brian Duperreault, President and Chief Executive Officer. The business performance metrics that apply to Mr. Duperreault’s 2018 short-term incentive award measure overall AIG performance and are set forth in the following table:
Overall AIG
Performance Metric	Threshold (50%)	Target (100%)	Maximum (150%)	Actual	% Achieved	Weighting	% Achieved (Weighted)
Business Unit Performance*	N/A	N/A	N/A	N/A	109%	80%	87%
Headquarters Adjusted General Operating Expenses**	$2.3 billion	$2.15 billion	$2.0 billion	$2.12 billion	110%	10%	11%
Organizational Redesign***	Partially Achieved	Achieved	Exceeded	Achieved	100%	10%	10%
Overall AIG Quantitative Performance:							108%
Overall AIG Quantitative Performance, as Adjusted:							95%
Note: We use interpolation to determine the payout (as a percentage of target) for a performance result between threshold and target or between target and maximum.
*
Represents the weighted average performance for General Insurance, Life and Retirement, Legacy and Blackboard. The weighted average is based on 2018 average attributed equity for such business units.

**
This performance metric is a non-GAAP financial measure. See Appendix A for an explanation of how this metric is calculated for AIG from our audited financial statements.

***
The Organizational Redesign metric consists of the following threshold, target and maximum goals: (1) Threshold: organizational redesign plan adopted by April 2018 and achievement of 80 percent of major 2018 milestones and tasks; (2) Target: adoption of organizational redesign plan by April 2018 and achievement of all major 2018 milestones and tasks; and (3) Maximum: in addition to achieving target goals, achievement of 20 percent of major 2019 milestones and tasks.

In assessing Mr. Duperreault’s individual contributions to AIG, the Committee considered the following key achievements against goals established by the Board in early 2018:
Achievements Against Goals
•
Provided leadership and guidance as foundational changes were implemented across AIG, including reorganizing AIG’s operating model, repositioning AIG’s businesses, renewing focus on underwriting fundamentals to help position General Insurance for profitability, increasing accountability, reducing risk and volatility and prioritizing operational and expense discipline.

•
Positioned AIG as a thought leader in the insurance industry, and restored relationships and credibility with numerous stakeholders, including clients, distribution and reinsurance partners, investors, regulators, rating agencies and employees.

•
Revised AIG’s capital allocation priorities to balance and prudently manage investments in AIG’s businesses, acquisitions of strategic complimentary businesses and returns to shareholders through stock buybacks and dividends.

•
Strengthened AIG’s talent base by attracting world class talent and enhancing diversity and inclusion initiatives.

Earned Award Determination
The Committee analyzed the Overall AIG quantitative performance in the context of AIG’s absolute business and stock performance in 2018 and decided to adjust Mr. Duperreault’s final earned short-term incentive award to 95 percent of target.
Mark D. Lyons, Chief Financial Officer. The Committee decided to adjust Mr. Lyons’ final earned short-term incentive award to 95 percent of the blended annualized target for his roles as Chief Actuary for General Insurance and as our Executive Vice President and Chief Financial Officer, which equaled approximately $1,050,000. Pursuant to his offer letter dated May 10, 2018, Mr. Lyons’ 2018 short-term incentive was guaranteed at least at target ($1,050,000) in respect of his services as Chief Actuary for General Insurance.
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Peter Zaffino, Executive Vice President—Chief Executive Officer, General Insurance and Global Chief Operating Officer, AIG. The business performance metrics that apply to Mr. Zaffino’s 2018 short-term incentive award measure performance in our General Insurance business and are set forth in the following table:
General Insurance
Performance Metric	Threshold (50%)	Target (100%)	Maximum (150%)	Actual	% Achieved	Weighting	% Achieved (Weighted)
General Insurance Normalized Return on Attributed Equity*	4.5%	7.0%-8.5%	9.5%	4.9%	59%	20%	12%
Accident Year Combined Ratio, As Adjusted, including Average Annual Losses*	2 point deterioration over full year 2017	1-3 point improvement over full year 2017	4 point improvement over full year 2017	1 point deterioration over full year 2017	68%	40%	27%
Organizational Design**	Partially Achieved	Achieved	Exceeded	Partially Exceeded	125%	30%	38%
Validus Transition***	Partially Achieved	Achieved	Exceeded	Partially Exceeded	125%	10%	13%
General Insurance Quantitative Performance:							89%
General Insurance Quantitative Performance, as Adjusted:							95%
Note: We use interpolation to determine the payout (as a percentage of target) for a performance result between threshold and lower end of target or between higher end of target and maximum.
*
These performance metrics are non-GAAP financial measures. See Appendix A for an explanation of how these metrics are calculated for AIG from our audited financial statements.

**
The Organizational Design metric consists of the following threshold, target and maximum goals: (1) Threshold: fill substantially all positions at certain management levels and make available financial and operating key performance indicators at each business unit; (2) Target: in addition to achieving threshold goals, fill substantially all critical positions one level deeper in the organization and make available financial and operating key performance indicators at that organizational level; and (3) Maximum: in addition to achieving target goals, the new organization structure results in certain measurable financial benefits (which includes expense reduction, premium growth and loss ratio improvement).

***
The Validus Transition metric consists of the following threshold, target and maximum goals: (1) Threshold: the successful completion of the Validus acquisition and key talent at Validus is substantially retained; (2) Target: in addition to achieving threshold goal, Validus successfully achieves its 2018 business plan; and (3) Maximum: in addition to achieving target goal, Validus delivers $650 million in dividends to the parent company.

In assessing Mr. Zaffino’s individual contributions to AIG, the Committee considered Mr. Duperreault’s evaluation of the following key achievements against goals established by the Committee in January 2018:
Achievements Against Goals
•
Implemented General Insurance’s new organizational structure, governance and operating model designed around business unit integrity to improve alignment with clients and distribution partners and improve the quality and efficiency of decision making.

•
Achieved significant progress in reducing volatility through improving underwriting governance, rebuilding processes and developing disciplined risk management practices, including through developing an Underwriting Scorecard to ensure effective measurement against established standards and reviewing, validating and reissuing all underwriting authorities to more than 2,500 underwriters.

•
Drove design and execution of General Insurance’s reinsurance strategy and spearheaded partnerships with major reinsurance brokers to reduce net exposures and volatility, build credibility in the marketplace and enhance the portfolio, overcoming significant challenges in the business.

•
Strengthened and added depth to General Insurance’s leadership by filling key roles such as Chief Actuary, Chief Underwriter and Heads of Global Reinsurance, International, Claims and Lexington, and establishing new professional standards for these business leaders.

•
Led acquisition and integration of two complimentary businesses, Validus and Glatfelter, to expand General Insurance’s business lines and improve underwriting capabilities and platforms.

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•
Restored relationships with clients and distribution partners, including through improving the claims organization and creating focused distribution strategies to drive local accountability and better serve stakeholders.

The Committee noted that, in addition to the above achievements, Mr. Zaffino, with Mr. Duperreault’s support, made significant changes in 2018 in the General Insurance business critical to its ongoing turnaround and future success. General Insurance made significant progress toward strengthening its underwriting function and rebuilding its processes while introducing greater discipline and risk management to reinforce a culture of underwriting excellence. General Insurance introduced a new reinsurance strategy in 2018, strengthened its risk appetite framework to reduce volatility and improve overall results, and made significant progress in improving its claims organization and reducing expenses. The Committee also considered Mr. Zaffino’s contributions as AIG’s Global Chief Operating Officer.
Earned Award Determination
The Committee analyzed the General Insurance quantitative performance in the context of AIG’s absolute business and stock performance in 2018. Combined with the assessment of Mr. Zaffino’s individual achievements, the Committee decided to adjust Mr. Zaffino’s final earned short-term incentive award to 95 percent of target.
Douglas A. Dachille, Executive Vice President and Chief Investment Officer. The business performance metrics that apply to Mr. Dachille’s 2018 short-term incentive award measure performance in our Investments function and are set forth in the following table:
Investments
Performance Metric	Threshold (50%)	Target (100%)	Maximum (150%)	Actual	% Achieved	Weighting	% Achieved (Weighted)
Investment Performance against Internal Benchmarks*	Benchmark minus 100 basis points	Performance equal to benchmark	Benchmark plus 100 basis points	Maximum	150%	60%	90%
Development of Performance Benchmarks for Certain Investment Portfolios**	Partially Achieved	Achieved	Exceeded	Achieved	100%	20%	20%
Investments Adjusted General Operating Expenses (net of third-party income)***	$392 million	$373 million	$354 million	$346 million	150%	20%	30%
Investments Quantitative Performance:							140%
Investments Quantitative Performance, as Adjusted:							95%
Note: We use interpolation to determine the payout (as a percentage of target) for a performance result between threshold and target or between target and maximum.
*
The metric is based on a total return basis, where available, and adjusted for costs of capital employed and related expenses. The metric excludes cash, policy loans and other assets that are not bought or sold by Investments or managed by an external manager selected by Investments.

**
The metric consists of the following threshold, target and maximum goals: (1) Threshold: design and implement more granular benchmarks that cover 80 percent of total invested assets, along with a repeatable, well-controlled and auditable process for measuring performance; (2) Target: same as threshold goals, except achieve coverage of 90 percent of total invested assets; and (3) Maximum: same as threshold goals, except achieve coverage of 100 percent of total invested assets.

***
The threshold, target and maximum for Investments’ Adjusted General Operating Expenses metric were updated to reflect certain efficiency initiatives. This performance metric is a non-GAAP financial measure. See Appendix A for an explanation of how this metric is calculated for AIG from our audited financial statements.

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In assessing Mr. Dachille’s individual performance, the Committee considered Mr. Duperreault’s evaluation of Mr. Dachille’s contributions to AIG, including the following key achievements against goals established by the Committee in January 2018:
Achievements Against Goals
•
Established Fortitude Re to manage a large portion of AIG’s run-off policies, freeing up approximately $2 billion of statutory capital for AIG, and successfully executed the sale of a 19.9 percent stake in the entity for $500 million while developing a separation plan to ensure the company can operate on a standalone basis.

•
Enhanced accountability, transparency and efficiency of Investments’ operations, including implementing a performance benchmarking approach to drive results and prioritizing profit and loss responsibility to enable growth.

•
Increased and diversified assets under management, including adding to Investments’ robust credit platform through acquisition of Covenant Credit Partners LP and reducing dependencies on third-party managers.

•
Successfully integrated First Principles Capital Management within Investments, which has enhanced and broadened institutional client offerings and created efficiencies in the management of general accounts.

•
Prioritized and fostered employee engagement through the launch of the Investing in People program and strengthened analyst and internship programs to better identify and attract top talent.

Earned Award Determination
The Committee analyzed the Investments quantitative performance in the context of AIG’s absolute business and stock performance in 2018 and decided to adjust Mr. Dachille’s final earned short-term incentive award to 95 percent of target.
Kevin T. Hogan, Executive Vice President—Chief Executive Officer, Life & Retirement. The business performance metrics that apply to Mr. Hogan’s 2018 short-term incentive award measure performance in our Life and Retirement business and are set forth in the following table:
Life and Retirement
Performance Metric*	Threshold (50%)	Target (100%)	Maximum (150%)	Actual	% Achieved	Weighting	% Achieved (Weighted)
Life and Retirement Normalized Return on Attributed Equity**	10.8%	12.3% – 13.3%	14.8%	12.3%	100%	70%	70%
Value of New Business	$349 million	$627 – 767 million	$1,046 million	$1,298 million	150%	30%	45%
Life and Retirement Quantitative Performance:							115%
Life and Retirement Quantitative Performance, as Adjusted:							95%
Note: We use interpolation to determine the payout (as a percentage of target) for a performance result between threshold and lower end of target or between higher end of target and maximum.
*
See Appendix A for an explanation of how these metrics are calculated for AIG from our audited financial statements.

**
We updated the threshold, target and maximum for Life and Retirement’s Normalized Return on Attributed Equity metric to reflect the impact of the first quarter 2018 internal capital recalibration and evolving interpretations of the Tax Cuts and Jobs Act, as applicable. These performance metrics are non-GAAP financial measures.

In assessing Mr. Hogan’s individual contributions to AIG, the Committee considered Mr. Duperreault’s evaluation of the following key achievements against goals established by the Committee in January 2018:
Achievements Against Goals
•
Achieved strong economic, accounting and statutory returns on allocated capital across Life and Retirement’s diverse product mix while maintaining risk levels consistent with risk appetite.

•
Implemented organizational structure promoting end-to-end business unit integrity and accountability and enhancing transparency in total cost of ownership to allow for more informed, efficient decision-making.

•
Drove strategy to increase the profile and understanding of the Life and Retirement business with stakeholders, including by actively engaging with investors and identifying and forming strategic partnerships.

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•
Continued to execute on a multi-year plan to reduce balance sheet exposure to volatile product offerings and demonstrated success in improving liquidity and risk profiles.

•
Recruited and appointed leaders to key management positions, including creating new roles to enhance risk management, business security and data strategy and innovation, and establishing robust programs for talent review and succession planning.

Earned Award Determination
The Committee analyzed the Life and Retirement quantitative performance in the context of AIG’s absolute business and stock performance in 2018 and decided to adjust Mr. Hogan’s final earned short-term incentive award to 95 percent of target.
Siddhartha Sankaran, Former Chief Financial Officer. Mr. Sankaran separated from AIG on February 28, 2019. Pursuant to our 2012 Executive Severance Plan, Mr. Sankaran’s earned 2018 short-term incentive award was determined based solely on company performance, which was aligned at 95 percent as described above.
Long-Term Incentive.
Long-term incentive comprises the largest percentage of a named executive’s annual target compensation opportunity, representing 50 percent or greater of the annual target total direct compensation opportunity for each of our current named executives. The Committee may grant amounts above or below annual target levels. We believe that providing a significant portion of executive compensation in equity that is earned over a three-year period will drive long-term value creation for our shareholders and appropriately account for the time horizon of risks.
For named executives, our 2018 long-term incentive program grants consisted 50 percent in the form of PSUs, which are earned between 0 and 200 percent of target based on achieving key long-term financial objectives for AIG over a three-year performance period, 25 percent in the form of stock options, which directly tie our long-term incentive pay to enhancing shareholder value and 25 percent in the form of RSUs. The PSUs, stock options and RSUs cliff-vest after the three-year period in January 2021.
2018 Long-Term Incentives	Mix	Why We Use Them
PSUs	50 percent	Reward the achievement of key long-term financial objectives for AIG
Stock Options	25 percent	Align with shareholder interests by rewarding stock price appreciation and shareholder value creation
RSUs	25 percent	Further align the financial interests of our Executive Leadership Team with our shareholders while supporting retention
We believe providing this mix of PSUs, stock options (which we have introduced into our long-term incentive program for the first time in 2018), and RSUs will support maintaining a high-performance culture and attracting and retaining key talent through competitive compensation opportunities that do not encourage excessive risk-taking. We consider PSUs and stock options to be performance-based awards. Employees earn PSUs only when AIG achieves our key long-term financial objectives. Stock options have value only if our stock price increases from the date of grant, rewarding shareholder value creation. RSUs further align the financial interests of our named executives with our shareholders while supporting retention.
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The following table illustrates our outstanding long-term incentive awards granted from 2015 to 2018.
Grant of 2018 Long-Term Incentive Awards
Beginning in March 2018, in order to further incentivize long-term individual performance, align interests with those of shareholders and encourage long-term, sustainable and profitable growth balanced with risk, the Committee may modify an individual’s target award grant above or below annual target levels based on individualized factors. In determining modifications for 2018 long-term incentive award amounts for our named executives, the Committee considered the benefit of providing the executive a continuing and meaningful stake at the start of our multi-year strategic plan and the strength of the executive’s other stakes in the plan’s success. The Committee also weighed the executive’s 2017 individual performance, historic realized compensation and existing stake in the plan’s success, and the importance of the executive’s role in achieving our strategic plan over the term of the award. Based on these considerations, in March 2018, the Committee determined (and the Board ratified for Mr. Duperreault) the following 2018 target long-term incentive amounts for our named executives:
Named Executive Officer	2018 LTI Target Amount	2018 LTI Individual Performance Modifier	Modified LTI Target Award Amount
Brian Duperreault	$11,200,000	150%	$16,800,000
Mark Lyons*	$275,000	—	$275,000
Peter Zaffino	$4,250,000	150%	$6,375,000
Douglas Dachille	$4,250,000	150%	$6,375,000
Kevin Hogan	$4,000,000	150%	$6,000,000
Former Executive Officer
Siddhartha Sankaran	$3,300,000	125%	$4,125,000
*
In connection with Mr. Lyons’ appointment as our Chief Financial Officer in December 2018, the Committee approved a prorated 2018 long-term incentive award (representing one month of Mr. Lyons’ 2019 target opportunity) in the same form as awards to other Executive Leadership Team members.

To determine long-term incentive grants, we convert the Committee-approved target dollar amount of an executive’s long-term incentive award to a number of PSUs (50 percent), stock options (25 percent) and RSUs (25 percent). The number of PSUs or RSUs is determined based on the average closing price of AIG Common Stock over the calendar month preceding the reference date rounded down to the nearest whole unit. In general,
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the reference date refers to the grant date in the case of annual awards, the date of the offer of employment to a new hire or the effective date of a recipient’s promotion. The number of stock options is determined based on the grant date fair value of a stock option to purchase a share of AIG Common Stock. Grants are made pursuant to the AIG Long Term Incentive Plan (the LTI Plan).
2018 PSUs (50 percent)
Executives will earn 2018 PSU awards based on achieving pre-established goals across three fundamental financial objectives over a three-year performance period (2018 through 2020). Two performance metrics, Accident Year Combined Ratio, as Adjusted, including Average Annual Losses and Core Normalized Book Value per Share, measure improvement or growth in these areas for each year during the three-year performance period. The third performance metric, Core Normalized Return on Attributed Equity, is measured once for the final year of the three-year performance period. In previous years, executives earned PSU awards based on achieving TSR relative to peers.
We chose the performance metrics for 2018 PSUs because they are based on financial objectives that are fundamental to insurance companies, are readily understood, can be monitored by awardees and align with our multi-year strategic plan focused on long-term, sustainable and profitable growth. These performance metrics measured over the three-year performance period also reflect our long-term business strategy while balancing risk, profitability and growth to drive shareholder value.
The table below summarizes the three performance metrics. Actual performance below threshold will result in no payout, while threshold performance will result in a 50 percent payout. Achieving target payout of 100 percent requires improvement in each of the performance metrics. The maximum payout of 200 percent reflects ambitious goals that require performance beyond targets.
Metric*	Rationale	Performance	Weighting
Accident Year Combined Ratio, As Adjusted, including Average Annual Losses** (Annual Improvement)	Measures the underlying risk selection, expense discipline and underwriting profitability of General Insurance	Threshold, Target and Maximum goals for improvement in each of 2018, 2019 and 2020	33.3%
Core Normalized Book Value per Share (Annual Growth)	Measures the overall profitability and growth of AIG’s core businesses, adjusted for cumulative dividends paid to shareholders	Threshold, Target and Maximum goals for growth in each of 2018, 2019 and 2020	33.3%
Core Normalized Return on Attributed Equity (2020)	Measures the profitability of AIG’s Core businesses as well as its use of capital	Threshold, Target and Maximum goals for full year 2020	33.3%
Note: We use interpolation to determine the payout (as a percentage of target) for a performance result between threshold and target or between target and maximum.
*
These performance metrics are non-GAAP financial measures. See Appendix A for an explanation of how these measures will be calculated for AIG from our audited financial statements.

**
We cap earned performance at 100 percent regardless of annual improvements if the full year 2020 performance has not improved from full year 2017 performance.

We adjust our long-term incentive metrics to ensure that results properly reflect management contributions. These adjustment principles are the same as those described above for our 2018 short-term incentive program metrics. See Appendix A for an explanation of how these metrics will be calculated for AIG from our audited financial statements. The Committee will certify the results in the first quarter of 2021.
Any earned PSUs will vest in January 2021 and will be settled in AIG Common Stock. Dividend equivalent rights in the form of additional PSUs also accrue starting with the first dividend record date of AIG Common Stock following the grant date. They are subject to the same vesting and performance conditions as the underlying units and are paid when such related earned shares (if any) are delivered. The number of additional PSUs earned at any such time will be equal to (i) the cash dividend amount per share of AIG Common Stock times (ii) the
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number of PSUs covered by the award (and, unless otherwise determined by AIG, any dividend equivalent units previously credited under the award) that have not been previously settled through the delivery of shares (or cash) prior to such date, divided by the fair market value of a share of AIG Common Stock on the applicable dividend record date.
2018 Stock Options (25 percent)
All stock options are granted with an exercise price equal to the closing price of the underlying shares on the date of grant (except Mr. Duperreault’s options have the same exercise price as those granted to other named executives in March 2018, but were granted one day later after ratification by the Board). Stock options granted in 2018 will vest in January 2021 and have a 10-year term.
2018 RSUs (25 percent)
RSUs granted in 2018 will vest in 2021 and will be settled in AIG Common Stock. As with PSUs, dividend equivalent rights in the form of additional RSUs also accrue starting with the first dividend record date of AIG Common Stock following the grant date. They are subject to the same vesting conditions as the underlying units and are paid when the underlying shares are delivered. The number of additional RSUs earned in respect of dividend equivalent rights is determined in the same manner as PSUs, as described above.
Adjudication of 2016 Long-Term Incentive Awards
The three-year performance period for our 2016 long-term incentive awards ended on December 31, 2018. The Committee assessed performance in the first quarter of 2019 and certified the results, which are shown in the following table. The 2016 long-term incentive awards, which were 100 percent in the form of PSUs, were earned based 100 percent on relative TSR, which is targeted at median. Actual performance below threshold results in no payout. Relative option-adjusted spread (OAS) acted as a gating metric to protect against excessive risk-taking, which would reduce the payout level (if any) resulting from the relative TSR score in half if our relative OAS percentile were below the 20th percentile of the peer group. As shown in the table, our TSR relative to peers was below threshold and no awards were earned:
Performance Metric	Threshold	Target	Maximum	Actual	% Achieved	Weighting	% Achieved (Weighted)
Relative TSR	25th percentile	50th percentile	75th percentile	0 percentile	0%	100%	0%
Relative OAS	Acts as a gating metric: If OAS percentile is less than 20th percentile of peer group, the payout level is reduced by half.			N/A	N/A	N/A	N/A
Payout:	50%	100%	150%				0%
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Pre-2018 Pay for Performance
Our long-term incentive awards have represented the largest part of any named executive’s target compensation and have been granted entirely in equity. The following table demonstrates the tie to pay for performance of our long-term incentive award program. It shows the value of past equity awards (granted in 2015, 2016 and 2017) as a percentage of their target value at grant, based on our stock price of  $39.41 on December 31, 2018, both including and excluding one-time awards outside of our annual long-term incentive program. Mr. Lyons joined AIG in 2018 and did not receive any equity awards prior to 2018.
	Performance of Pre-2018 LTI Awards to Date*			Value at 12/31/18 Closing Price**	Performance of Pre-2018 One-Time Awards		Value at 12/31/18 Closing Price**	Aggregate Value at 12/31/18 Closing Price**
Named Executive	2015 PSUs	2016 PSUs	2017 PSUs & RSUs		RSUs***	Sign-on Options****
Brian Duperreault	N/A	N/A	30%	20%	N/A	0%	0%	8%
Peter Zaffino	N/A	N/A	30%	19%	N/A	0%	0%	5%
Kevin Hogan	25%	0%	30%	12%	100%	N/A	61%	31%
Douglas Dachille	25%	0%	30%	11%	100%	N/A	61%	30%
Sid Sankaran	25%	0%	30%	11%	100%	N/A	61%	32%
*
The long-term incentive awards for 2015 and 2016 were 100 percent in the form of PSUs, with the Committee determining performance in March 2018 and March 2019, respectively, earned at the levels shown. Long-term incentive awards for 2017 were 70 percent in the form of PSUs, which would not have achieved threshold performance based on our stock price and the stock price of our peers as of December 31, 2018 and therefore would not be earned as of that date. The remaining 30 percent of 2017 awards were in the form of RSUs.

**
Represents value of awards as a percentage of target value at grant as of December 31, 2018 based on, as applicable, performance levels (as applied to our PSUs), the intrinsic value of stock options and our stock price.

***
As described in our 2018 Proxy Statement, the Committee determined to make one-time RSU grants in March 2017 to certain Executive Leadership Team members to promote stability during the search for, and transition to, our new President and Chief Executive Officer. The RSUs vested in March 2019.

****
Represents the intrinsic value of the stock options as of December 31, 2018. As described in our 2018 Proxy Statement, Messrs. Duperreault and Zaffino were each granted a one-time award of stock options in connection with their appointments in 2017, a portion of which are time-vesting options and a portion of which are performance-vesting based on increases in AIG’s stock price. As of December 31, 2018, the exercise price of all the options exceeded AIG’s stock price. AIG’s stock price would need to increase by 80 percent and 89 percent, respectively, to attain the lowest performance hurdle required for the first tranche of Messrs. Duperreault’s and Zaffino’s performance-based options to vest.

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The following table shows the value of our 2015, 2016 and 2017 LTI awards as a percentage of target as of December 31, 2018. The 2015 and 2016 awards are shown at actual earned amounts as determined by the Committee in March 2018 and March 2019, respectively. The amount for 2017 awards is subject to change based on actual performance through the 2017-2019 performance period as determined by the Committee in the first quarter of 2020.

2018 Compensation Structure—Indirect Compensation Components
Welfare and Other Indirect Benefits. AIG’s senior executives generally participate in the same broad-based health, life and disability benefit programs as AIG’s other employees.
Retirement Benefits. AIG provides retirement benefits to eligible employees, including defined contribution plans (such as 401(k) plans) and, for eligible employees employed prior to January 1, 2016, traditional pension plans (called defined benefit plans). These plans are either tax-qualified or non-qualified.
AIG’s only active defined contribution plan for the named executives is a tax-qualified 401(k) plan. The plan was amended effective January 1, 2012 to provide all participants with a match of 100 percent of the first 6 percent of their eligible compensation contributed up to the Internal Revenue Service (IRS) compensation limit ($275,000 for 2018). Accordingly, for the named executives in 2018, AIG matched a percentage of their contributions to the 401(k) plan up to $16,500. Effective January 1, 2016, AIG also provides a contribution of 3 percent of eligible compensation to all employees eligible to participate in the 401(k) plan, in addition to the 6 percent matching contribution, subject to IRS limits. Our 401(k) plan is described in greater detail in “—Post-Employment Compensation.”
AIG does not have any active defined benefit plans. As of January 1, 2016, benefit accruals under the AIG Retirement Plan (the Qualified Retirement Plan) and the AIG Non-Qualified Retirement Income Plan (the Non-Qualified Retirement Plan) were frozen. Each of these plans provides for a benefit based on years of service and average final salary and also based on pay credits and interest credits. As a result of the January 1, 2016 freeze, the Qualified Retirement Plan and the Non-Qualified Retirement Plan were closed to new participants, and current participants no longer earn additional benefits (however, interest credits will continue to be earned by participants under these plans). These plans and their benefits are described in greater detail in “—Post-Employment Compensation—Pension Benefits.”
Perquisites and Other Compensation. To facilitate the performance of their management responsibilities, some employees, including named executives, are provided with corporate aircraft usage (including by an executive’s spouse when traveling with the executive on business travel), use of company pool cars and drivers and other
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benefits categorized as “perquisites” or “other” compensation under SEC rules. In 2018, the Committee approved an annual cash perquisite allowance of  $35,000 for Executive Leadership Team members and eliminated certain perquisites, such as financial, estate and tax planning.
The Committee has also approved the use of AIG-owned corporate aircraft and corporate aircraft owned by a third-party vendor by our President and Chief Executive Officer for personal travel, with an allowance of up to $195,000 per year. Our President and Chief Executive Officer is required to reimburse AIG for the cost of using such corporate aircraft for personal travel beyond the $195,000 per year allowance. The calculation of the cost of the President and Chief Executive Officer’s personal corporate aircraft usage is based on the aggregate incremental cost to AIG of the personal travel, which may include, for AIG-owned corporate aircraft, direct operating cost of the aircraft, including fuel, additives and lubricants, maintenance, airport fees and assessments, crew expenses and in-flight supplies and catering, as applicable, and for corporate aircraft owned by a third-party vendor, the cost-per-flight-hour charge by the vendor as well as costs of fuel, taxes, crew expenses and airport fees and assessments, as applicable.
Termination Benefits and Policies. AIG provides severance benefits to its executives to offer competitive total compensation packages, ensure executives’ ongoing retention when considering potential transactions that may create uncertainty as to their future employment with AIG and enable AIG to obtain a release of employment-related claims. In 2012, the Committee established the 2012 Executive Severance Plan (the 2012 ESP), which replaced AIG’s prior Executive Severance Plan established in March 2008. The 2012 ESP extends to AIG executives in grade level 27 or above, including the named executives, and other executives who participated in the prior plan. For purposes of the 2012 ESP, a participant’s grade level is the highest level at which he or she was employed at any time in the 12 months immediately prior to the qualifying termination.
The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “cause” or if a qualifying executive terminates for “good reason,” including, for qualifying executives, after a “change in control.” In the event of a qualifying termination, a participant is generally eligible to receive severance in an amount equal to the product of a multiplier times the sum of salary and three-year-average annual incentives. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. If a qualifying termination occurs within twelve months after a participant experiences a reduction in his or her base salary or annual short-term incentive opportunity, the severance payment will be calculated as if the qualifying termination occurred immediately prior to the reduction. In any event, executives in grade level 27 or above who participated in the prior plan, which includes Mr. Sankaran, may not receive less than the severance they would have received under the prior plan. See “—Potential Payments on Termination” for more information on AIG’s termination benefits and policies.
Transition Arrangements for Named Executive who Joined AIG in 2018
Mr. Lyons joined AIG in June 2018 and was named Executive Vice President and Chief Financial Officer effective December 4, 2018. Pursuant to his May 10, 2018 offer letter and in consideration of compensation forgone from his former employer upon joining AIG, Mr. Lyons was granted a one-time sign-on award of stock options to purchase 299,528 shares of AIG Common Stock with an exercise price equal to $55.55, the closing price per share of AIG Common Stock on the grant date (Sign-on Options). The Sign-on Options will only have value if AIG’s stock price increases from the date of grant and have a seven-year term, which is shorter than the market standard and provides a concentrated window for share price improvement. The Sign-on Options will vest as follows:
•
Stock options for 156,250 shares will vest in equal, annual installments on each of the first three anniversaries of the grant date (the Time-Vesting Options);

•
Stock options for 47,594 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $10.00 over $55.55, but in no event will these stock options vest faster than in annual installments on each of the first three anniversaries of the grant date, such that 16,087 options will vest on June 18, 2019, 15,873 options will vest on June 18, 2020 and 15,634 options will vest on June 18, 2021 (the $10 Performance Options);

•
Stock options for 46,904 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $20.00 over $55.55; and

•
Stock options for 48,780 shares will vest only if, for twenty consecutive trading days, the closing price per share of AIG Common Stock is at least $30.00 over $55.55.

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Pursuant to a Stock Option Award Agreement, if Mr. Lyons is terminated for “cause” by AIG, all of the Sign-on Options, whether vested or unvested, will immediately terminate and be forfeited. If Mr. Lyons is terminated by AIG without “cause” or resigns for “good reason,” any vested Sign-on Options will remain exercisable for three years after his termination, any unvested Time-Vesting Options will vest and be exercisable for three years after his termination, and any other unvested Sign-on Options will continue to be eligible to vest based on stock performance and become exercisable for three years after his termination (and the $10 Performance Options will be deemed to have attained the three-year anniversary time-vesting requirement). In no event will any Sign-on Options remain exercisable after June 18, 2025, the initial seven-year expiration date.
In connection with his joining AIG, Mr. Lyons also entered into a non-solicitation and non-disclosure agreement, pursuant to which he agreed to perpetual non-disparagement and confidentiality covenants and to a non-solicitation covenant that applies during his employment and for a period of one year following his termination. All bonuses and equity-based awards granted to Mr. Lyons, other than the Sign-on Options, are subject to our clawback policy.
On December 4, 2018, Mr. Lyons was appointed Executive Vice President and Chief Financial Officer. In connection with Mr. Lyons’ appointment, the Committee approved an annual 2019 target total direct compensation opportunity for Mr. Lyons of  $6 million. This comprised an annual salary of  $1 million (effective December 4, 2018), target 2019 short-term incentive opportunity of  $1.7 million and target 2019 long-term incentive opportunity of  $3.3 million. The Committee also approved a prorated adjustment to Mr. Lyons’ 2018 target short-term incentive opportunity (based on the timing of his December appointment) and a prorated 2018 long-term incentive award of  $275,000 in the same form as 2018 long-term incentive awards to other Executive Leadership Team members.
Arrangements for Named Executive who Separated from AIG
Mr. Sankaran, who served as our Executive Vice President and Chief Financial Officer until December 4, 2018, separated from AIG on February 28, 2019 after a period of serving in an advisory capacity through our year-end reporting process for fiscal year 2018. Pursuant to his Release Agreement and Restrictive Covenant Agreement with AIG, dated December 7, 2018 (Release Agreement), Mr. Sankaran received no additional benefits other than those he was already entitled to, as described herein. Under the Release Agreement, pursuant to the 2012 ESP, Mr. Sankaran was entitled to termination without cause benefits as a participant in the prior plan. Accordingly, Mr. Sankaran received a lump sum severance payment of  $4,380,000 and was entitled to continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (COBRA), a $40,000 payment that may be applied toward continued health coverage and life insurance and outplacement services. Mr. Sankaran was not vested in or eligible for early retirement benefits under the Non-Qualified Retirement Plan upon his separation. Mr. Sankaran forfeited these benefits upon his separation from AIG. Mr. Sankaran’s separation benefits, including the treatment of his outstanding long-term incentive awards, are discussed further in “—Potential Payments on Termination—Quantification of Termination Payments and Benefits.” In the Release Agreement, Mr. Sankaran agreed to one-year non-solicitation, six-month non-competition, perpetual non-disparagement and confidentiality covenants and a release of claims in favor of AIG.
Process for Compensation Decisions
Role of the Committee. The Committee determines and approves the compensation of AIG’s Chief Executive Officer, which is also ratified by the Board. After considering the recommendation of AIG’s Chief Executive Officer, the Committee also approves the compensation of other key employees under its purview, which includes all of the other named executives. The Committee also makes recommendations to the Board with respect to AIG’s compensation program for other key employees and oversees AIG’s management development and succession planning programs. Attendance at Committee meetings generally includes members of the executive team as appropriate, including representatives from internal legal and human resources, outside counsel, and the Committee’s independent consultant, whose opinions and recommendations the Committee also considers in making determinations regarding AIG’s compensation program.
Consultants. To provide independent advice, the Committee has used the services of FW Cook since 2005. A senior consultant of FW Cook attends the Committee’s meetings and provides independent, analytical and evaluative advice about AIG’s compensation program for senior executives. This includes views of how the program and proposals compare to market practices in the insurance industry, and financial services more
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broadly, and to “best practices.” FW Cook regularly responds to questions from the Committee and the Committee’s other advisors, providing its opinions on the design and implementation of current or proposed compensation programs, including the 2018 executive compensation structure. FW Cook also participated in the Committee meeting in which the compensation risk assessment discussed under “—Report of the Compensation and Management Resources Committee—Risk and Compensation Plans” was conducted and previously advised that the process was thorough and well designed. In compliance with SEC and NYSE rules, in February 2018 and February 2019, the Committee reviewed various items related to FW Cook’s relationship to AIG, the members of the Committee and AIG’s executive officers. The Committee confirmed that neither FW Cook nor any of its affiliates provides any other services to AIG or its management except with respect to director compensation, and that FW Cook had no business or personal relationship with any member of the Committee or executive officer that raised a conflict of interest regarding FW Cook’s work for the AIG Board. The Committee also received information on the fees paid to FW Cook by AIG as a percentage of FW Cook’s total revenue and FW Cook’s ownership of any AIG Common Stock. Considering this information, the Committee determined that FW Cook is independent and that its work has not raised any conflict of interest.
In 2018, the Committee also considered materials prepared by Johnson Associates related to market compensation levels. AIG engaged Johnson Associates to assist with this work. In particular, Johnson Associates prepared reports for the Committee presenting market comparisons of total compensation levels for existing employees, new hires and promotions for positions within the Committee’s purview. The Committee performed a review of Johnson Associates’ services and other factors similar to the review of FW Cook described above. The Committee noted that FW Cook reviewed the reports prepared by Johnson Associates prior to consideration by the Committee and determined that this appropriately addressed any conflict of interest raised by Johnson Associates’ work or business relationship with AIG.
Consideration of Competitive Compensation Levels. In 2018, the Committee considered information from data disclosed in surveys, market practices and levels disclosed in proxy statements and employment contracts from a number of peer companies (Broad Data), as well as Johnson Associates’ benchmarks, which reflect proprietary data, third-party references and market impressions and judgment. The companies used in the Broad Data set were: Aetna, Inc., AFLAC, The Allstate Corporation, American Express Company, Ameriprise Financial, Inc., Bank of America Corporation, Bank of New York Mellon, BlackRock, Inc., Capital One Financial Corp., Chubb Group, CIGNA Corporation, Citigroup Inc., Hartford Financial Services, Invesco Ltd., JP Morgan Chase & Co., Lincoln National Corporation, Marsh & McLennan Companies, Inc., MetLife Inc., Principal Financial Group, Inc., Prudential Financial Inc., T. Rowe Price Group, Inc., The Travelers Companies Inc., U.S. Bancorp and Wells Fargo & Company.
Other Considerations
Clawback Policy. In 2013, the Committee adopted and implemented a comprehensive Clawback Policy to encourage sound risk management and individual accountability. The Clawback Policy covers all executive officers and any other employee as determined by the Committee and applies to covered compensation for such executive officers and employees. Covered compensation generally includes any bonus, equity or equity-based award or other incentive compensation granted to an executive officer or employee while he or she is subject to the Policy, which includes incentive awards since 2013. In the event that the Committee determines that a triggering event under the Clawback Policy has occurred, the Committee may require an executive officer or other covered employee to forfeit and/or repay all or any portion of any unpaid covered compensation or covered compensation paid in the 12 months (or such longer period of time as required by any applicable statute or government regulation) preceding the event. Triggering events generally include a material financial restatement; the award or receipt of covered compensation based on materially inaccurate financial statements or performance metrics that are materially inaccurately determined; a failure of risk management, including in a supervisory role, or a material violation of AIG’s risk policies; and an action or omission that results in material financial or reputational harm to AIG.
Share Ownership Guidelines and Holding Requirements. AIG’s share ownership guidelines establish levels of ownership of AIG Common Stock at five times the Chief Executive Officer’s salary and three times the salary for other executive officers, which included the other named executives during 2018. Until the guidelines are met, these employees are required to retain 50 percent of the shares of AIG Common Stock received upon the
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exercise, vesting or payment of certain equity-based awards granted by AIG. Shares held for purposes of the guidelines may include stock owned outright by the officer or his or her spouse and earned but unvested share-based awards. Executive officers are required to comply with the guidelines until six months after they cease to be executive officers.
No-Hedging and No-Pledging Policies. AIG’s Code of Conduct and Insider Trading Policy prohibit employees from engaging in hedging transactions with respect to any AIG securities, including by trading in any derivative security relating to AIG’s securities. In addition, AIG’s Insider Trading Policy prohibits executive officers and directors from pledging AIG securities. None of AIG’s executive officers or directors have pledged any of AIG’s securities.
Tax and Accounting Considerations. Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation paid to certain executive officers in excess of  $1 million during a year. The exemption from Section 162(m)’s deduction limit for performance-based compensation has generally been repealed, effective for years beginning after December 31, 2017, and the group of covered executive officers has been expanded to include the chief financial officer and certain former executive officers. Therefore, compensation (including performance-based compensation) paid to covered executive officers in excess of $1 million in calendar year 2018 and subsequent calendar years generally will not be deductible unless it qualifies for transition relief. The Committee continues to consider the tax and accounting consequences when determining named executive compensation, including in light of the changes to Section 162(m). The Committee sets named executive compensation in accordance with our compensation philosophy and continues to believe that attracting, retaining and motivating our employees with a compensation program that supports long-term value creation is in the best interests of our shareholders.
Non-GAAP Financial Measures
Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under SEC rules and regulations. See Appendix A for an explanation of how these measures are calculated from our audited financial statements.
Conclusion
In 2018, the Committee and senior management undertook a robust review of our executive compensation program that included direct engagement with our shareholders. AIG, the Board and the Committee are fully committed to maintaining this increased level of communication regularly throughout the year and to incorporating shareholders’ perspectives in the design of our executive compensation program. As we continue to engage with shareholders, and our company and Executive Leadership Team continue to implement our multi-year strategy focused on sustainable and profitable growth, we remain dedicated to an executive compensation program that balances risk, creates a performance-driven culture and aligns the long-term interests of our key leaders with those of our shareholders.
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2018 COMPENSATION
Summary Compensation Table
The following tables contain information with respect to AIG’s named executives. As required by SEC rules, AIG’s named executives include the Chief Executive Officer, Chief Financial Officer and the three other most highly paid executive officers, who each served through the end of 2018, as well as a former Chief Financial Officer who served during part of 2018.
2018 Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Stock Awards(1)	Option Awards(1)	Non-Equity Incentive Plan Compensation(2)	Change in Pension Value(3)	All Other Compensation(4)	Total
Brian Duperreault President and Chief Executive Officer	2018	$1,600,000	$—	$11,757,189	$4,199,993	$3,040,000	$0	$257,487	$20,854,669
	2017	$1,015,385	$12,000,000(5)	$11,156,834	$16,153,000	$2,133,333	$331,849	$296,460	$43,086,861
Mark D. Lyons Executive Vice President and Chief Financial Officer	2018	$453,846	$—	$178,942	$3,068,721	$1,050,000	$0	$8,379	$4,759,888
Douglas A. Dachille Executive Vice President and Chief Investment Officer	2018	$1,192,308	$—	$4,461,383	$1,593,742	$2,375,000	$385	$84,578	$9,707,396
	2017	$1,000,000	$—	$11,037,953	—	$2,200,000	$2,145	$55,469	$14,295,567
	2016	$1,000,000	$—	$3,829,868	—	$800,000	$213	$65,706	$5,695,787
Kevin T. Hogan Executive Vice President— Chief Executive Officer, Life & Retirement	2018	$1,192,308	$—	$4,198,969	$1,499,999	$2,137,500	$0	$92,693	$9,121,469
	2017	$1,000,000	$—	$10,130,983	—	$2,090,000	$219,112	$106,575	$13,546,670
	2016	$1,000,000	$800,000(6)	$3,446,866	—	$760,000	$98,417	$72,816	$6,178,099
Peter Zaffino Executive Vice President— Chief Executive Officer, General Insurance and Global Chief Operating Officer, AIG	2018	$1,250,000	$2,396,867(7)	$4,461,383	$1,593,742	$2,850,000	$0	$68,467	$12,620,459
	2017	$552,885	$—	$4,042,659	$10,206,267	$2,850,000	$0	$40,795	$17,692,606
Former Executive Officer
Siddhartha Sankaran Former Chief Financial Officer	2018	$1,000,000	$—	$2,886,784	$1,031,239	$1,615,000	$0	$65,339	$6,598,362
	2017	$1,000,000	$—	$9,327,757	—	$1,564,000	$43,432	$32,199	$11,967,388
	2016	$1,000,000	$—	$3,159,665	—	$680,000	$705	$39,598	$4,879,968
Footnotes to 2018 Summary Compensation Table
(1)
2018 Amounts. The “Stock Awards” column represents the grant date fair value of PSUs for the 2018–2020 performance period (2018 PSUs) based on target performance and RSUs that vest based on continued service through the performance period (2018 RSUs), which together with stock options represented in the “Option Awards” column (except, with respect to Mr. Lyons, a portion of the stock options granted to him as a one-time, sign-on award), comprise 2018 long-term incentive awards and were granted under the LTI Plan. The following table presents the grant date fair value of the 2018 PSUs at the target and maximum levels of performance:

Name	2018 PSUs Target	2018 PSUs Maximum
Brian Duperreault	$7,838,089	$15,676,178
Mark D. Lyons	$119,295	$238,590
Douglas A. Dachille	$2,974,274	$5,948,548
Kevin T. Hogan	$2,799,294	$5,598,587
Peter Zaffino	$2,974,274	$5,948,548
Former Executive Officer
Siddhartha Sankaran	$1,924,504	$3,849,008
See “—Compensation Discussion and Analysis—2018 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive” for further information.
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2017 Amounts. The “Stock Awards” column represents the grant date fair value of  (i) PSUs for the 2017–2019 performance period (2017 PSUs) based on target performance and RSUs that vest based on continued service through the performance period (2017 RSUs), each of which comprise 2017 long-term incentive awards and were granted under the LTI Plan, and (ii) RSUs granted under the LTI Plan to provide continuity of key leaders during the search for and transition to a new President and Chief Executive Officer in 2017 (Transition RSUs). The following table presents the grant date fair value of the 2017 PSUs at the target and maximum levels of performance:
Name	2017 PSUs Target	2017 PSUs Maximum
Brian Duperreault	$7,724,649	$16,016,697
Douglas A. Dachille	$2,965,632	$5,512,771
Kevin T. Hogan	$2,669,021	$4,961,405
Peter Zaffino	$2,749,026	$6,036,911
Former Executive Officer
Siddhartha Sankaran	$2,446,563	$4,547,881
2016 Amounts. The amounts represent the grant date fair value of PSUs for the 2016–2018 performance period (2016 PSUs) based on target performance. The 2016 PSUs were granted under the AIG 2013 Long Term Incentive Plan (2013 LTI Plan). At the maximum level of performance, the grant date fair value would be: Sankaran—$4,994,387; Dachille—$6,053,751; and Hogan—$5,448,354. In the first quarter of 2019, the Committee certified the results for the 2016-2018 performance period and determined that threshold performance was not met and therefore none of our named executives earned an award. See “—Compensation Discussion and Analysis—Long-Term Incentive—Adjudication of 2016 Long-Term Incentive Awards” for further information.
Calculation. The amounts reported in the “Stock Awards” and “Option Awards” columns represent the grant date fair value of awards granted in the year, determined in accordance with FASB ASC Topic 718. The amount shown for the awards granted by AIG was calculated using the assumptions described in Note 20 to the Consolidated Financial Statements included in AIG’s 2018 Annual Report on Form 10-K (for awards granted in 2018), Note 20 to the Consolidated Financial Statements included in AIG’s 2017 Annual Report on Form 10-K (for awards granted in 2017) and Note 20 to the Consolidated Financial Statements included in AIG’s 2016 Annual Report on Form 10-K (for awards granted in 2016).
Clawback. All awards represented in the “Stock Awards” and “Option Awards” columns are subject to clawback under the AIG Clawback Policy.
(2)
2018 Amounts. The amounts represent the awards earned under the AIG Annual Short-Term Incentive Plan (the STI Plan) for 2018 performance as determined by the Committee in the first quarter of 2019. 100 percent of the award was vested and paid in March 2019. See “—Compensation Discussion and Analysis—2018 Compensation Structure—Annual Direct Compensation Components—Short-Term Incentive” for further information.

2017 Amounts. The amounts represent awards earned under the STI Plan for 2017 performance as determined by the Committee in the first quarter of 2018. 100 percent of the award was vested and paid in March 2018. Mr. Duperreault’s amount represents the pro-rata portion of his 2017 short-term incentive earned award based on the number of months, including partial months, employed during 2017, pursuant to the STI Plan.
2016 Amounts. The amounts represent awards earned under the STI Plan for 2016 performance as determined by the Committee in the first quarter of 2017. 100 percent of the award was vested and paid in March 2017.
Clawback. All awards represented in the column are subject to clawback under the AIG Clawback Policy.
(3)
The amounts in this column represent the total change of the actuarial present value of the accumulated benefit, including any payments made during the year, under AIG’s defined benefit (pension) plans, including the Qualified Retirement Plan and the Non-Qualified Retirement Plan, as applicable. These Plans are described in “—Post-Employment Compensation—Pension Benefits.” Mr. Duperreault received payments totaling $85,102 during 2018 from the Qualified Retirement Plan. A negative change in pension value is shown as zero in the 2018 Summary Compensation Table. The following executives had negative changes in pension value: Mr. Duperreault, after including the payment he received in 2018 from the Qualified Retirement Plan: ($4,203), Mr. Hogan: ($110,380), and Mr. Sankaran: ($2,433).

Mr. Duperreault had accrued pension benefits under the Qualified and Non-Qualified Retirement Plans from his previous tenure at AIG and, in accordance with the terms of these Plans, his prior service was recognized for vesting purposes under the Plans when he rejoined AIG on May 14, 2017. Benefit accruals did not commence for Mr. Duperreault when he rejoined AIG as the Plans were frozen effective January 1, 2016. Mr. Hogan had accrued pension benefits under the Qualified and Non-Qualified Retirement Plans from his previous tenure at AIG and, in accordance with the terms of these Plans, benefit accruals commenced under the Qualified and Non-Qualified Retirement Plans when he rejoined AIG on October 14, 2013.
While AIG was subject to the Troubled Asset Relief Program (TARP) restrictions on executive compensation, there was a freeze on future benefit accruals with regard to the benefits provided under the Non-Qualified Retirement Plan. Because the TARP restrictions ceased to apply to AIG as of December 14, 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan ended. Accordingly, benefit accruals commenced after this date for Mr. Sankaran under the Non-Qualified Retirement Plan, as he had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which he was subject to the freeze.
Before joining AIG as Executive Vice President and Chief Investment Officer in September 2015, Mr. Dachille served as Chief Executive Officer of First Principles. Pursuant to the terms of AIG’s acquisition of First Principles, the First Principles hire date of each First Principles employee was recognized for the purposes of determining vesting and eligibility to participate in the Qualified and Non-Qualified Retirement Plans. Accordingly, Mr. Dachille began to participate in the Qualified and Non-Qualified Retirement Plans on September 15, 2015, the date he joined AIG.
Messrs. Lyons and Zaffino were not participants in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because they joined AIG after the Plans were frozen effective January 1, 2016.
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(4)
Perquisites. This column includes the incremental costs of perquisites and benefits. The following table details the incremental cost to AIG of perquisites received by each named executive in 2018.

Perquisites
Name	Personal Use of Company Pool Cars(a)	Personal Use of Aircraft(b)	Flexible Perquisite Allowance(c)	Other(d)	Total
Brian Duperreault	$2,458	$195,000	$35,000	$0	$232,458
Mark D. Lyons	$0	$0	$0	$0	$0
Douglas A. Dachille	$24,549	$0	$35,000	$0	$59,549
Kevin T. Hogan	$11,638	$0	$35,000	$21,026	$67,664
Peter Zaffino	$8,438	$0	$35,000	$0	$43,438
Former Executive Officer
Siddhartha Sankaran	$5,310	$0	$35,000	$0	$40,310
(a)
Includes the incremental costs of driver overtime compensation, fuel and maintenance attributable to personal use of company pool cars.

(b)
Includes personal use by Mr. Duperreault and his spouse of AIG-owned corporate aircraft and corporate aircraft owned by a third-party vendor, calculated based on the aggregate incremental cost of the travel to AIG. For use of AIG-owned corporate aircraft, aggregate incremental cost is calculated based on the direct operating cost of the aircraft, including fuel, additives and lubricants, maintenance, airport fees and assessments, crew expenses and in-flight supplies and catering, as applicable. For use of corporate aircraft owned by a third-party vendor, aggregate incremental cost is calculated based on the cost-per-flight-hour charge by the vendor as well as costs of fuel, taxes, crew expenses and airport fees and assessments, as applicable. The Committee approved in 2017 an allowance for Mr. Duperreault’s personal use of corporate aircraft of up to $195,000 per calendar year (calculated based on the aggregate incremental cost to AIG). The amount disclosed does not include the cost of any personal use by Mr. Duperreault that exceeds the allowance and is reimbursed to AIG.

(c)
Reflects payment of the annual cash perquisite allowance of  $35,000 for Executive Leadership Team members, which the Committee approved in 2018 in connection with eliminating certain perquisites such as financial, estate and tax planning.

(d)
Reflects reimbursement of tax preparation services related to a prior international assignment for Mr. Hogan.

Other Benefits. This column also includes life insurance premiums paid for the benefit of the named executives. All named executives are covered under the AIG Basic Group Life Insurance Plan. For group life insurance, the 2018 company-paid costs were: Duperreault—$279; Lyons—$129; Dachille—$279; Hogan—$279; Zaffino—$279; and Sankaran—$279.
This column also includes matching contributions and non-elective company contributions made by AIG under its 401(k) plan. These contributions include the following amounts for 2018: Duperreault—$24,750; Lyons—$8,250; Dachille—$24,750; Hogan—$24,750; Zaffino—$24,750; and Sankaran—$24,750.
AIG maintains a policy of directors and officers liability insurance for the directors and officers of AIG and its subsidiaries. The premium for this policy for the year ended September 22, 2018 was approximately $10.8 million and for the year ending September 22, 2019 was approximately $17.4 million.
(5)
Represents the payment of Mr. Duperreault’s one-time, make-whole cash award in May 2017 as compensation for unvested equity awards from his former employer forfeited by him in connection with his joining AIG. Payment of the award was made pursuant to Mr. Duperreault’s offer letter dated May 14, 2017.

(6)
Represents the payment of the third and final installment of Mr. Hogan’s cash transition award in April 2016 in consideration of compensation foregone upon his rejoining AIG. The payment was made pursuant to Mr. Hogan’s offer letter dated August 14, 2013.

(7)
Represents the payment of the first 50% installment of Mr. Zaffino’s one-time, sign-on cash award in February 2018 in connection with his joining AIG in 2017. Payment of the award was made pursuant to Mr. Zaffino’s offer letter dated July 3, 2017.

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2018 Grants of Plan-Based Awards
Total 2018 Grants. The following table details all equity and non-equity plan-based awards granted to each of the named executives in 2018.
2018 Grants of Plan-Based Awards
Name	Grant Date	Board Action Date	Estimated Possible Payouts Under Non-Equity Plan Awards(1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (Performance Share Units)(2)			All Other Stock Awards (# of AIG Shares or Units)(3)	All Other Option Awards (# of Securities Underlying Options)(4)	Exercise or Base Price of Option Awards ($/Sh)(4)	Grant Date Fair Value of Equity Awards(5)
			Threshold	Target	Maximum	Threshold	Target	Maximum
Brian Duperreault
2018 STI	03/14/18		$0	$3,200,000	$6,400,000	—	—	—	—	—	—	—
2018 PSUs	03/14/18		—	—	—	70,058	140,116	280,232	—	—	—	$7,838,089
2018 RSUs	03/14/18		—	—	—	—	—	—	70,059	—	—	$3,919,100
2018 Options	03/14/18		—	—	—	—	—	—	—	351,170	$55.94	$4,199,993
Mark D. Lyons
2018 STI(6)	06/01/18	12/12/18	$1,050,000	$1,050,000	$2,100,000	—	—	—	—	—	—	—
2018 STI(6)	12/12/18		0	54,467	108,934
2018 PSUs	12/12/18		—	—	—	1,583	3,166	6,332	—	—	—	$119,295
2018 RSUs	12/12/18		—	—	—	—	—	—	1,583	—	—	$59,647
2018 Options	12/12/18		—	—	—	—	—	—	—	8,213	$37.68	$68,743
Options	06/18/18		—	—	—	—	—	—	—	299,528	$55.55	$2,999,978
Douglas A. Dachille
2018 STI	02/15/18		$0	$2,500,000	$5,000,000	—	—	—	—	—	—	—
2018 PSUs	03/13/18		—	—	—	26,585	53,169	106,338	—	—	—	$2,974,274
2018 RSUs	03/13/18		—	—	—	—	—	—	26,584	—	—	$1,487,109
2018 Options	03/13/18		—	—	—	—	—	—	—	133,256	$55.94	$1,593,742
Kevin T. Hogan
2018 STI	02/15/18		$0	$2,250,000	$4,500,000	—	—	—	—	—	—	—
2018 PSUs	03/13/18		—	—	—	25,021	50,041	100,082	—	—	—	$2,799,294
2018 RSUs	03/13/18		—	—	—	—	—	—	25,021	—	—	$1,399,675
2018 Options	03/13/18		—	—	—	—	—	—	—	125,418	$55.94	$1,499,999
Peter Zaffino
2018 STI	02/15/18		$0	$3,000,000	$6,000,000	—	—	—	—	—	—	—
2018 PSUs	03/13/18		—	—	—	26,585	53,169	106,338	—	—	—	$2,974,274
2018 RSUs	03/13/18		—	—	—	—	—	—	26,584	—	—	$1,487,109
2018 Options	03/13/18		—	—	—	—	—	—	—	133,256	$55.94	$1,593,742
Former Executive Officer
Siddhartha Sankaran
2018 STI	02/15/18		$0	$1,700,000	$3,400,000	—	—	—	—	—	—	—
2018 PSUs	03/13/18		—	—	—	17,202	34,403	68,806	—	—	—	$1,924,504
2018 RSUs	03/13/18		—	—	—	—	—	—	17,202	—	—	$962,280
2018 Options	03/13/18		—	—	—	—	—	—	—	86,224	$55.94	$1,031,239
(1)
Amounts shown reflect the range of possible cash payouts under the STI Plan for 2018 performance. Actual amounts earned, as determined by the Committee in the first quarter of 2019, are reflected in the 2018 Summary Compensation Table under Non-Equity Incentive Plan Compensation. For more information on the 2018 short-term incentive awards, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—2018 Compensation Structure—Annual Direct Compensation Components—Short-Term Incentive.”

(2)
Amounts shown reflect the potential range of 2018 PSUs that may be earned under the LTI Plan. Actual amounts earned are based on achieving pre-established goals across three financial objectives over the 2018—2020 performance period. Results will be certified by the Committee in the first quarter of 2021. 2018 PSUs were granted under the LTI Plan. For more information on the 2018 PSUs, including the applicable performance metrics, please see “—Compensation Discussion and Analysis—2018 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive.” Holders of 2018 PSUs are also entitled to dividend equivalent rights in the form of additional 2018 PSUs beginning with the first dividend record date following the PSU grant date, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered.

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(3)
Amounts shown reflect the grant of 2018 RSUs made under the LTI Plan. For more information on these awards, please see “—Compensation Discussion and Analysis—2018 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive.” Holders of 2018 RSUs are also entitled to dividend equivalent rights in the form of additional 2018 RSUs beginning with the first dividend record date following the applicable grant date, which are subject to the same vesting conditions as the related RSUs and are paid when such related shares (if any) are delivered.

(4)
Amounts shown reflect the grant of 2018 stock options made under the LTI Plan. For more information on these awards, please see “—Compensation Discussion and Analysis—2018 Compensation Structure—Annual Direct Compensation Components—Long-Term Incentive.” For Mr. Lyons, the amount shown also reflects stock options granted to him as a one-time, sign-on award upon his joining AIG in 2018 as well as options awarded to him upon his appointment as Executive Vice President and Chief Financial Officer in December 2018. For more information on this award, please see “—Compensation Discussion and Analysis—Transition Arrangements for Named Executive who Joined AIG in 2018.”

(5)
Amounts shown represent the grant date fair value of the awards determined in accordance with FASB ASC Topic 718 using the assumptions presented in Note 20 to the Consolidated Financial Statements in AIG’s 2018 Annual Report on Form 10-K.

(6)
Mr. Lyons was entitled to receive a minimum 2018 STI amount of  $1,050,000 as stated in his offer letter when he joined AIG as Chief Actuary of General Insurance in June 2018. When Mr. Lyons was appointed Executive Vice President and Chief Financial Officer in December 2018, the Committee approved an additional 2018 STI target amount of  $54,467. This additional target amount, like other 2018 STI awards, could range from 0 to 200 percent of target.

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Executive Compensation  Holdings of and Vesting of Previously Awarded Equity

HOLDINGS OF AND VESTING OF PREVIOUSLY AWARDED EQUITY
Outstanding Equity Awards at December 31, 2018
Equity-based awards held at the end of 2018 by each named executive were issued under the incentive plans and arrangements described below. Shares of AIG Common Stock deliverable under AIG’s performance- and time-vested equity and option awards will be delivered under the 2013 Omnibus Incentive Plan or 2010 Stock Incentive Plan, as applicable, except as otherwise described below.
The following table sets forth outstanding equity-based awards held by each named executive as of December 31, 2018.
Outstanding Equity Awards at December 31, 2018
								Stock Awards
	Option Awards(1)							Unvested (Not Subject to Performance Conditions)		Equity Incentive Plan Awards (Unearned and Unvested)
Name	Year Granted	Number Exercisable	Number Unexercisable	Equity Incentive Plan Awards (Unexercised and Unearned)	Exercise Price	Expiration Date	Award Type(2)	Number	Market Value(3)	Number	Market Value(3)
Brian Duperreault	2018	—	351,170	—	$55.94	03/14/2028	2018 RSUs	71,911	$2,834,012	—	—
	2017	166,666	333,334	1,000,000	$61.82	05/15/2024	2018 PSUs	—	—	71,910	$2,833,973
							2017 RSUs	57,888	$2,281,366	—	—
							2017 PSUs	—	—	67,534	$2,661,514
							Total	129,799	$5,115,378	139,444	$5,495,487
Mark D. Lyons	2018	—	8,213	—	$37.68	12/12/2028	2018 RSUs	1,596	$62,898	—	—
	2018	—	156,250	143,278	$55.55	06/18/2025	2018 PSUs	—	—	1,596	$62,898
							Total	1,596	$62,898	1,596	$62,898
Douglas A. Dachille	2018		133,256	—	$55.94	03/13/2028	2018 RSUs	27,287	$1,075,380	—	—
							2018 PSUs	—	—	27,287	$1,075,380
							2017 RSUs	19,480	$767,706	—	—
							2017 PSUs	—	—	22,726	$895,631
							2016 PSUs	0	$0	—	—
							Transition RSUs	113,633	$4,478,276	—	—
							2015 PSUs	11,660	$459,520	—	—
							Total	172,060	$6,780,882	50,013	$1,971,011
Kevin T. Hogan	2018	—	125,418	—	$55.94	03/13/2028	2018 RSUs	25,682	$1,012,127	—	—
							2018 PSUs	—	—	25,681	$1,012,088
							2017 RSUs	17,532	$690,936	—	—
							2017 PSUs	—	—	20,453	$806,052
							2016 PSUs	0	$0	—	—
							Transition RSUs	105,516	$4,158,385	—	—
							2015 PSUs	12,173	$479,737	—	—
							2014 PSUs	24,649	$971,417	—	—
							Total	185,552	$7,312,602	46,134	$1,818,140
Peter Zaffino	2018	—	133,256	—	$55.94	03/13/2028	2018 RSUs	27,287	$1,075,380	—	—
	2017	111,000	222,000	667,000	$64.53	07/24/2024	2018 PSUs	—	—	27,287	$1,075,380
							2017 RSUs	20,798	$819,649	—	—
							2017 PSUs	—	—	24,265	$956,283
							Total	48,085	$1,895,029	51,552	$2,031,663
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Executive Compensation  Holdings of and Vesting of Previously Awarded Equity

								Stock Awards
	Option Awards(1)							Unvested (Not Subject to Performance Conditions)		Equity Incentive Plan Awards (Unearned and Unvested)
Name	Year Granted	Number Exercisable	Number Unexercisable	Equity Incentive Plan Awards (Unexercised and Unearned)	Exercise Price	Expiration Date	Award Type(2)	Number	Market Value(3)	Number	Market Value(3)
Former Executive Officer
Siddhartha Sankaran(4)	2018	—	86,224	—	$55.94	03/13/2028	2018 RSUs	17,656	$695,822	—	—
							2018 PSUs	—	—	17,655	$695,783
							2017 RSUs	16,071	$633,358	—	—
							2017 PSUs	—	—	18,748	$738,858
							2016 PSUs	0	$0	—	—
							Transition RSUs	97,400	$3,838,534	—	—
							2015 PSUs	6,087	$239,888	—	—
							2014 PSUs	12,284	$484,112	—	—
							Total	149,498	$5,891,714	36,403	$1,434,641
(1)
Stock Options. Stock options granted in 2018 have an exercise price equal to the closing price of the underlying shares on the date of grant (except Mr. Duperreault’s options have the same exercise price as those granted to other named executives in March 2018, but were granted one day later after ratification by the Board). The stock options granted in 2018 (except for Mr. Lyons’ sign-on award stock options as described below) will vest in January 2021 and have a 10-year term.

Each of Messrs. Duperreault, Zaffino and Lyons received a one-time, sign-on award of stock options upon his joining AIG. These options have seven-year terms and have exercise prices equal to the closing sale price of AIG Common Stock on the NYSE on the dates of grant.
For Mr. Duperreault, his sign-on stock options to purchase 1,500,000 shares of AIG Common Stock have a grant date of May 15, 2017 and vest as follows:
•
Stock options for 500,000 shares of AIG Common Stock vest in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 300,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $70.99, but in no event will these stock options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 300,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $80.99; and

•
Stock options for 400,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $90.99.

For Mr. Lyons, his sign-on stock options to purchase 299,528 shares of AIG Common Stock have a grant date of June 18, 2018 and vest as follows:
•
Stock options for 156,250 shares of AIG Common Stock vest in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 47,594 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $65.55, but in no event will these stock options vest faster than in annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 46,904 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $75.55; and

•
Stock options for 48,780 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $85.55.

For Mr. Zaffino, his sign-on stock options to purchase 1,000,000 shares of AIG Common Stock have a grant date of July 24, 2017 and vest as follows:
•
Stock options for 333,000 shares of AIG Common Stock vest in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 200,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $74.53, but in no event will these stock options vest faster than in equal, annual installments on each of the first three anniversaries of the grant date;

•
Stock options for 200,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $84.53; and

•
Stock options for 267,000 shares of AIG Common Stock vest only if, for twenty consecutive trading days, the closing price per share is at least $94.53.

The sign-on stock options were granted under the 2013 Omnibus Incentive Plan, except 500,000 stock options granted to Mr. Duperreault were granted as an “employment inducement award” under NYSE Listing Rule 303A.08, as approved by the Committee, and are otherwise governed by the 2013 Omnibus Incentive Plan. The 500,000 stock options granted outside of the 2013 Omnibus Incentive Plan consist of 100,000 stock options that vest if, for twenty consecutive trading days, the closing price per share is at least
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Executive Compensation  Holdings of and Vesting of Previously Awarded Equity

$80.99, and 400,000 stock options that vest if, for twenty consecutive trading days, the closing price per share is at least $90.99, each as described above.
(2)
Performance Share Units.

All 2018 and 2017 PSUs are shown at threshold payout and all PSUs for the 2015—2017 performance period (2015 PSUs) and PSUs for the 2014—2016 performance period (2014 PSUs) are shown at actual amounts earned. Actual amounts earned for the 2015 and 2014 PSUs were determined by the Committee in the first quarter of 2018 and 2017, respectively. For the 2016 PSUs, the Committee assessed performance in the first quarter of 2019 and determined that threshold performance was not met and therefore none of our named executives earned an award. For additional information, see “—Compensation Discussion and Analysis—Long-Term Incentive—Adjudication of 2016 Long-Term Incentive Awards.”
2018, 2017, 2016 and 2015 PSUs also accrue dividend equivalent rights in the form of additional PSUs beginning with the first dividend record date following the PSU grant date, which are subject to the same vesting and performance conditions as the related PSUs and are paid when such related earned shares (if any) are delivered. The 2015 PSU amounts earned as shown above include the additional PSUs accrued in respect of dividend equivalent rights. 2018 and 2017 PSU amounts also include the additional PSUs accrued in respect of dividend equivalent rights assuming threshold payout. No 2016 PSUs were earned and therefore no dividend equivalent rights were earned for such awards.
Whether the 2018 or 2017 PSUs (and related dividend equivalents) will be earned at the level shown or a different level, or at all, depends on AIG performance against metrics over a three-year performance period. Once earned, 2018 PSUs and 2017 PSUs (and related dividend equivalents) will vest on January 1, 2021 and January 1, 2020, respectively. One-third of the earned 2015 PSUs vested on January 1, 2018, one-third vested on January 1, 2019, and the remaining one-third will vest on January 1, 2020. The earned 2014 PSUs vested one-third on the first day of January in each of 2017, 2018 and 2019. The one-third of 2015 PSUs, 2014 PSUs and 2013 PSUs that vested in January 2018 are reflected in the 2018 Vesting of Stock-Based Awards table below.
Restricted Stock Units.
RSUs accrue dividend equivalent rights in the form of additional RSUs beginning with the first dividend record date following the applicable grant date, which are subject to the same vesting conditions as the related RSUs and are paid when such related shares (if any) are delivered. The RSU amounts as shown above include the additional RSUs accrued in respect of dividend equivalent rights.
All 2018 RSUs and 2017 RSUs (and related dividend equivalents) granted to our named executives will vest on January 1, 2021 and January 1, 2020, respectively, and all other RSUs (and related dividend equivalents) granted to our named executives vested on March 15, 2019.
(3)
Based on the closing sale price of AIG Common Stock on the NYSE on December 31, 2018 of  $39.41 per share.

(4)
Mr. Sankaran separated from AIG on February 28, 2019, and pursuant to his Release Agreement, for purposes of the LTI Plan and 2013 LTI Plan his separation was considered a termination without “cause.” Consequently, upon his separation in 2019, his then-outstanding earned PSUs and 2018 and 2017 RSUs fully vested and will be delivered at the normal delivery dates, his then-outstanding Transition RSUs fully vested and became payable, and his then-outstanding stock options fully vested and will remain exercisable for three years following his separation, in accordance with the LTI Plans and applicable underlying award agreements.

Vesting of Stock-Based Awards During 2018
The following table sets forth the amounts realized in accordance with SEC rules by each named executive as a result of the vesting of stock-based awards in 2018. There were no options exercised in 2018 by any of the named executives.
2018 Vesting of Stock-Based Awards
	Stock-Based Awards Vested in 2018
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting
Brian Duperreault	—	—
Mark D. Lyons	—	—
Douglas A. Dachille(1)	5,680	$337,960
Kevin T. Hogan(2)	63,568	$3,782,296
Peter Zaffino	—	—
Former Executive Officer
Siddhartha Sankaran(2)	33,704	$2,005,388
(1)
Represents one-third of the earned 2015 PSUs that vested in January 2018 (based on the value of the underlying shares of AIG Common Stock on the vesting date).

(2)
Represents one-third of each of the earned 2015 PSUs, 2014 PSUs and 2013 PSUs that vested in January 2018 (based on the value of the underlying shares of AIG Common Stock on the vesting date).

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Executive Compensation  Post-Employment Compensation

POST-EMPLOYMENT COMPENSATION
Pension Benefits
AIG does not have any active defined benefit (pension) plans. Effective January 1, 2016, benefit accruals under the Qualified Retirement Plan and the Non-Qualified Retirement Plan were frozen. As a result, the Qualified Retirement Plan and the Non-Qualified Retirement Plan were closed to new participants, and current participants can no longer accrue additional benefits after December 31, 2015. However, interest credits continue to accrue on existing cash balance accounts, and participants also continue to earn service credits for purposes of vesting and early retirement eligibility subsidies as they continue to work for AIG.
Participants in the Qualified Retirement Plan vest in and receive their benefits based on length of service. Participants in the Non-Qualified Retirement Plan vest in and receive these benefits based on their age and length of service. The Qualified Retirement Plan covers participating employees of AIG and its subsidiaries who are paid on a U.S. dollar payroll and are citizens of the United States, or non-citizens working in the United States, and the Non-Qualified Retirement Plan covers participating employees whose formula benefit is restricted from being fully paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits, including the named executives.
Mr. Duperreault was employed by AIG from May 1973 to September 1994 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Duperreault was vested in his Qualified Retirement Plan benefit at the time of his resignation in 1994 and elected to commence this benefit in 2017. He has not received a distribution from the Non-Qualified Retirement Plan. Pursuant to the terms of these Plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG in May 2017, Mr. Duperreault’s prior service was recognized for vesting purposes under the Plans, but benefit accruals did not commence when he rejoined AIG as the Plans were frozen effective January 1, 2016. Mr. Hogan was employed by AIG from September 1984 to November 2008 and accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his resignation in November 2008. Pursuant to the terms of these Plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG in October 2013, benefit accruals commenced immediately under the Plans for Mr. Hogan, until benefit accruals were frozen for all participants effective January 1, 2016.
While AIG was subject to the TARP restrictions on executive compensation, future benefit accruals were frozen with regard to the benefits provided under the Non-Qualified Retirement Plan. Because the TARP restrictions ceased to apply to AIG as of December 2012, the freeze on benefit accruals in the Non-Qualified Retirement Plan ended. Accordingly, benefit accruals commenced after this date for Mr. Sankaran (the only named executive who was employed by AIG during the TARP-related freeze period) under the Non-Qualified Retirement Plan, as he had not accrued any benefits under this plan prior to the TARP restrictions. We are not permitted to restore service for benefit accruals for the length of time during which he was subject to the freeze.
Mr. Dachille was hired in September 2015 and benefit accruals under the Qualified Retirement Plan and the Non-Qualified Retirement Plan commenced on the hire date. Mr. Zaffino was not a participant in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because he joined AIG after the Plans were frozen.
Mr. Lyons was previously employed by AIG from February 1983 to December 1985. During that time, he received a $745 lump sum cash-out from a prior contributory qualified pension plan and accrued a small benefit under the Qualified Retirement Plan with respect to his service from April 1985 through December 1985. When Mr. Lyons terminated employment in December 1985, he did not meet the vesting requirements under the Qualified Retirement Plan and did not participate in the Non-Qualified Retirement Plan because it did not exist at that time. Mr. Lyons was not eligible to participate in the Qualified Retirement Plan or the Non-Qualified Retirement Plan when he rejoined AIG in June 2018 because both Plans were frozen.
The benefit formula under the Qualified Retirement Plan and the Non-Qualified Retirement Plan was converted effective April 1, 2012 from a final average pay formula to a cash balance formula comprised of pay credits, calculated based on 6 percent of a plan participant’s annual pensionable compensation. Pay credits under these Plans accrued through 2015 (subject to the IRS limitation on qualified plans of  $265,000 in 2015) and ceased on December 31, 2015. However, annual interest credits continued (2.88 percent in 2018, based upon the 30-year long-term Treasury rate). This rate is adjusted annually on January 1.
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The definition of pensionable compensation under the cash balance formula is different from the definition used in the final average pay formula. Prior to the January 1, 2016 freeze date, and effective April 1, 2012, pensionable compensation under the cash balance formula included base salary, commissions, overtime and annual short-term incentive awards. The Qualified Retirement Plan was subject to IRS compensation limits and the Non-Qualified Retirement Plan was subject to an annual compensation limit of  $1,050,000 in 2015.
The final average pay formula and definition of pensionable compensation did not change under the Qualified Retirement Plan or the Non-Qualified Retirement Plan for employees whose age plus credited service as of March 31, 2012 equaled 65 or greater and who had at least five years of credited service in the Qualified Retirement Plan as of that date. None of the named executives met these requirements. For purposes of the Qualified Retirement Plan and Non-Qualified Retirement Plan, each final average pay formula has been based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service that afford the highest such average, not including amounts attributable to overtime pay, quarterly bonuses, annual cash bonuses or long-term incentive awards. However, as a result of the freeze of benefit accruals effective January 1, 2016 for the Qualified Retirement Plan and the Non-Qualified Retirement Plan, each final average pay formula is based on the average pensionable compensation of a participant during those three consecutive years in the last ten years of credited service through December 31, 2015. These participants will receive a benefit under the Qualified Retirement Plan and the Non-Qualified Retirement Plan calculated using either the final average pay formula or the cash balance formula, whichever produces the greater benefit. The Qualified Retirement Plan and Non-Qualified Retirement Plan final average pay formula ranges from 0.925 percent to 1.425 percent times average final salary for each year of credited service accrued since April 1, 1985 up to 44 years through December 31, 2015 and 1.25 percent to 1.75 percent times average final pay for each year of credited service accrued prior to April 1, 1985 up to 40 years. For participants who retire after the normal retirement age of 65, the retirement benefit is actuarially increased to reflect the later benefit commencement date.
Participants in the Qualified Retirement Plan are vested after three years of service and participants in the Non-Qualified Retirement Plan are vested once they attain age 60 with five or more years of service or age 55 with ten or more years of service. The Non-Qualified Retirement Plan provides a benefit equal to the portion of the benefit that is not permitted to be paid from the Qualified Retirement Plan due to IRS limits on compensation and benefits.
Participants in the Qualified Retirement Plan can elect to receive their benefit in the form of an annuity or as a lump sum distribution. However, Mr. Duperreault can only receive his benefit in the form of an annuity because he was only eligible for the form of payment provided under the Qualified Retirement Plan at the time of his resignation in 1994. For Non-Qualified Retirement Plan participants, the benefit they accrued through March 31, 2012 can be paid only in the form of an annuity, and the benefit accrued on and after April 1, 2012 through December 31, 2015 can be paid only in a lump sum.
Early Retirement Benefits. Each of the pension plans provides for reduced early retirement benefits. These benefits are available to all vested participants in the Qualified Retirement Plan. The Non-Qualified Retirement Plan provides reduced early retirement benefits to participants who have reached age 55 with ten or more years of service or to participants who have reached age 60 with five or more years of service. The early retirement reduction factors in the Non-Qualified Retirement Plan are based upon age as of the retirement date and years of credited service excluding the TARP-related freeze period.
In the case of early retirement, participants in the Qualified Retirement Plan and the Non-Qualified Retirement Plan under the final average pay formula will receive the plan formula benefit projected to normal retirement at age 65 (using average final salary as of the date of early retirement), but prorated based on years of actual service, then reduced by 3, 4 or 5 percent (depending on age and years of credited service at retirement, excluding the TARP-related freeze period with respect to the Non-Qualified Retirement Plan) for each year that retirement precedes age 65. Participants in the Qualified Retirement Plan and Non-Qualified Retirement Plan will continue to receive service credit on and after the January 1, 2016 freeze date in determining age and length of service for early retirement subsidies and vesting purposes. Participants in the Qualified Retirement Plan with at least three years of service to AIG have a vested reduced retirement benefit pursuant to which, in the case of termination of employment prior to reaching age 65, such participants may elect to receive a reduced early
70 2019 Proxy Statement

Executive Compensation  Post-Employment Compensation

retirement benefit commencing at any date between their date of termination and age 65. Participants in the Qualified Retirement Plan can elect to receive their benefit in the form of an annuity or as a lump sum distribution upon normal or early retirement. For Non-Qualified Retirement Plan participants, the benefit they accrued through March 31, 2012 can be paid only in the form of an annuity, and the benefit accrued on and after April 1, 2012 through December 31, 2015 can be paid only in a lump sum.
Death and Disability Benefits. Each of the pension plans also provides for death and disability benefits. The death benefit payable to a participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan will generally equal the participant’s lump sum benefit or cash balance account.
Under the Qualified Retirement Plan and the Non-Qualified Retirement Plan, participants who become disabled and receive payments under AIG’s long-term disability plan on and after the January 1, 2016 freeze date continue to receive service credit in determining age and length of service for early retirement subsidies and vesting purposes, and participants whose benefit is determined under the cash balance formula continue to receive interest credits to their cash balance account, for a maximum of three additional years.
As with other retirement benefits, in the case of death and disability benefits, the formula benefit under the Non-Qualified Retirement Plan is reduced by amounts payable under the Qualified Retirement Plan.
2018 Pension Benefits. The following table details the accumulated benefits under the pension plans in which each named executive participates. In accordance with SEC rules, these accumulated benefits are presented as if they were payable upon the named executive’s normal retirement at age 65 or current age if older. However, it is important to note that the benefits shown for the named executives are at least partially unvested and could be received at lower levels due to reduced benefits or forfeited entirely if the named executive does not continue to work at AIG for the next several years.
As of year-end 2018, Messrs. Sankaran, Dachille and Hogan were vested in the Qualified Retirement Plan and eligible to commence benefits under the Plan early. Mr. Duperreault was also vested in his Qualified Retirement Plan benefit and elected to commence his benefit under the Plan in September 2017. In addition, as of year-end 2018, Mr. Duperreault was eligible for normal retirement benefits and Mr. Hogan was eligible for early retirement benefits under the Non-Qualified Retirement Plan.
Mr. Sankaran was not vested in or eligible for early retirement benefits under the Non-Qualified Retirement Plan upon his separation from AIG on February 28, 2019. Mr. Sankaran forfeited these benefits upon his separation from AIG. AIG has not granted extra years of credited service under the defined benefit plans described above to any named executive, other than recognizing prior service by Mr. Dachille to First Principles for purposes of determining vesting and eligibility pursuant to the terms of AIG’s acquisition of First Principles.
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Executive Compensation  Post-Employment Compensation

2018 Pension Benefits
Name	Plan Name	Years of Credited Service(1)	Present Value of Accumulated Benefit(2)	Payments During 2018
Brian Duperreault	Qualified Retirement Plan	18.750	$1,126,388	$85,102
	Non-Qualified Retirement Plan	18.750	$173,614	$0
	Total		$1,300,002	$85,102
Mark D. Lyons	Qualified Retirement Plan	0	$0	$0
	Non-Qualified Retirement Plan	0	$0	$0
	Total		$0	$0
Douglas A. Dachille	Qualified Retirement Plan	0.333	$16,376	$0
	Non-Qualified Retirement Plan	0.333	$2,333	$0
	Total		$18,709	$0
Kevin T. Hogan	Qualified Retirement Plan	25.917	$663,975	$0
	Non-Qualified Retirement Plan	25.917	$821,322	$0
	Total		$1,485,297	$0
Peter Zaffino	Qualified Retirement Plan	0	$0	$0
	Non-Qualified Retirement Plan	0	$0	$0
	Total		$0	$0
Former Executive Officer
Siddhartha Sankaran	Qualified Retirement Plan	4.583	$70,863	$0
	Non-Qualified Retirement Plan	3.000	$125,231	$0
	Total		$196,094	$0
(1)
The named executives had the following years of service with AIG as of December 31, 2018: Mr. Duperreault—23.083; Mr. Lyons—3.500; Mr. Dachille—3.333; Mr. Hogan—29.500; Mr. Zaffino—1.500; and Mr. Sankaran—8.167.

Mr. Duperreault. Mr. Duperreault has fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because, at the time he was originally hired, the Qualified Retirement Plan was contributory and employees received credited service when they began to contribute to the Qualified Retirement Plan. Mr. Duperreault was employed by AIG starting on May 1, 1973, but did not begin to contribute to the Qualified Retirement Plan until January 1, 1976. He accrued pension benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan during his employment until his resignation from AIG in September 1994. Mr. Duperreault did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his resignation in September 1994. Mr. Duperreault was vested in his Qualified Retirement Plan benefit at the time of his resignation in September 1994 and elected to commence this benefit in September 2017. He has not received a distribution from the Non-Qualified Retirement Plan. Pursuant to the terms of these Plans, prior service is recognized for vesting and eligibility to participate. Therefore, upon rejoining AIG in May 2017, his prior service was recognized for vesting purposes under the Qualified and Non-Qualified Retirement Plans. Mr. Duperreault’s credited service under the Non-Qualified Retirement Plan is equal to his credited service under the Qualified Retirement Plan because he was not an employee during the time period in which the freeze on service accrual in the Non-Qualified Retirement Plan was applicable. Benefit accruals did not commence for Mr. Duperreault when he rejoined AIG as the Plans were frozen effective January 1, 2016.
Mr. Lyons. Mr. Lyons’ actual years of service reflect his prior period of employment from February 1983 to December 1985, as well as his service after he rejoined AIG in June 2018. During his prior period of employment, he received a $745 lump sum cash-out from a prior contributory qualified pension plan, and accrued a small benefit under the Qualified Retirement Plan with respect to his service from April 1985 through December 1985. When Mr. Lyons terminated employment in December 1985, he did not meet the vesting requirements under the Qualified Retirement Plan and did not participate in the Non-Qualified Retirement Plan because it did not exist at that time. Mr. Lyons was not eligible to participate in the Qualified Retirement Plan or the Non-Qualified Retirement Plan when he rejoined AIG in June 2018 because both Plans were frozen.
Mr. Dachille. Mr. Dachille has fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because the Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015. Mr. Dachille became a participant in the Qualified Retirement Plan and the Non-Qualified Retirement Plan in September 2015 upon joining AIG. He participates in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula.
Mr. Hogan. Mr. Hogan has fewer years of credited service than actual service under the Qualified Retirement Plan and the Non-Qualified Retirement Plan because, at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in these Plans and received credit for service retroactive to six months of employment. Mr. Hogan was employed by AIG from September 1984 to November 2008 and accrued pension benefits under the Qualified Retirement Plan and the
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Non-Qualified Retirement Plan during this employment. Mr. Hogan did not receive a distribution from the Qualified Retirement Plan or the Non-Qualified Retirement Plan at the time of his initial resignation. Upon his rehire in October 2013, benefit accruals commenced immediately under the Qualified and Non-Qualified Retirement Plans calculated under the cash balance formula, and prior service, pursuant to the terms of these Plans, was recognized for vesting and eligibility purposes. Mr. Hogan’s credited service under the Non-Qualified Retirement Plan is equal to his credited service under the Qualified Retirement Plan because he was not an employee during the time period in which the freeze on service accrual in the Non-Qualified Retirement Plan was applicable. The Qualified and Non-Qualified Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015.
Mr. Zaffino. Mr. Zaffino is not a participant in the Qualified Retirement Plan or the Non-Qualified Retirement Plan because he joined AIG after the Plans were frozen effective January 1, 2016.
Mr. Sankaran. Mr. Sankaran had fewer years of credited service than actual service under the Qualified Retirement Plan because, at the time he was hired, employees were required to wait a year after commencing employment with AIG before becoming participants in this Plan and received credit for service retroactive to six months of employment. Mr. Sankaran became a participant in the Qualified Retirement Plan in December 2011 after he completed one year of service with AIG, with service credited retroactive to June 2011. Mr. Sankaran began accruing credited service under the Non-Qualified Retirement Plan on January 1, 2013, the first of the month following December 14, 2012, the end of AIG’s TARP restrictions period. He participated in the Qualified Retirement and Non-Qualified Retirement Plans under the cash balance formula. He began to accrue pay credits under the Non-Qualified Retirement Plan cash balance formula following the end of AIG’s TARP restrictions period. The Qualified and Non-Qualified Retirement Plans were frozen effective January 1, 2016 and credited service accruals ceased under these Plans as of December 31, 2015.
(2)
The actuarial present values of the accumulated benefits are based on service and earnings as of December 31, 2018 (the pension plan measurement date for purposes of AIG’s financial statement reporting). The actuarial present values of the accumulated benefits under the Qualified Retirement Plan and the Non-Qualified Retirement Plan are calculated based on payment of a life annuity beginning at age 65, or current age if older, consistent with the assumptions described in Note 21 to the Consolidated Financial Statements included in AIG’s 2018 Annual Report on Form 10-K. As described in that Note, the discount rate assumption is 4.22 percent for the Qualified Retirement Plan. The discount rate assumption is 4.15 percent for the Non-Qualified Retirement Plan. The mortality assumptions are based on the RP-2014 annuitant white collar mortality table projected using the AIG improvement scale.

As a result of the TARP restrictions on executive compensation, benefit accruals were frozen with regard to the benefits provided under the Non-Qualified Retirement Plan. The TARP-related freeze on benefit accruals in the Non-Qualified Retirement Plan ended on December 14, 2012. Messrs. Duperreault, Lyons, Dachille, Hogan and Zaffino were not employed by AIG during the TARP-related freeze period, and Mr. Sankaran did not begin accruing pay credits under the Non-Qualified Retirement Plan until after the freeze period ended. We are not permitted to restore service for benefit accruals for the length of time during which he was subject to the TARP-related freeze.
The Non-Qualified Retirement Plan benefits for these participants, if eligible, are equal to the lesser of the frozen Non-Qualified Retirement Plan (excluding service and earnings during the period in which benefit accruals were frozen due to the TARP restrictions) or the Non-Qualified Retirement Plan without taking into account the TARP-related freeze on service accruals. Vesting is determined in the Non-Qualified Retirement Plan based on age and years of service as of the executive’s actual retirement date. Early retirement reduction factors are based on age at the executive’s actual retirement date and years of credited service excluding credited service during the period in which benefit accruals were frozen due to the TARP restrictions. Participants will continue to receive service credit on and after the January 1, 2016 freeze date solely for the purposes of determining age and length of service for both vesting and early retirement subsidies.
Nonqualified Deferred Compensation
None of the named executive officers participate in a nonqualified deferred compensation plan.
POTENTIAL PAYMENTS ON TERMINATION
Executive Severance Plan. AIG maintains the 2012 ESP for AIG executives in grade level 27 or above, including the named executives, and executives who participated in AIG’s prior executive severance plan (Prior Participants).
Severance benefits. The 2012 ESP provides for severance payments and benefits upon a termination by AIG without “Cause” or by a qualifying executive (including Messrs. Duperreault, Lyons, Dachille, Hogan and Zaffino) for “Good Reason,” including, for qualifying executives, after a “Change in Control.” In the event of a qualifying termination, subject to the participant’s execution of a release of claims and agreement to abide by certain restrictive covenants, a participant is generally eligible to receive:
•
For terminations on and after April 1 of the termination year, a pro-rata annual short-term incentive for the year of termination based on the participant’s target amount and actual company (and/or, if applicable, business unit or function) performance, paid at the same time as such short-term incentives are regularly paid to similarly situated active employees; and

•
Severance in an amount equal to the product of a multiplier times the sum of base salary and the average amount of short-term incentive paid for the preceding three completed calendar years. The multiplier is either 1 or 1.5 depending on the executive’s grade level and increases to 1.5 or 2 for qualifying terminations within two years following a Change in Control. Each of Messrs. Duperreault, Lyons, Dachille, Hogan and Zaffino is eligible for the higher multipliers.

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If the qualifying termination occurs within twelve months after experiencing a reduction in base salary or annual short-term incentive, the payments described above are calculated as if the qualifying termination occurred immediately prior to the reduction. However, in any event, Prior Participants in grade level 27 or above, which included Mr. Sankaran, may not receive less than the severance they would have received under the prior plan. Severance generally will be paid in a lump sum.
Participants are also entitled to continued health coverage under COBRA, a $40,000 payment that may be applied towards continued health coverage and life insurance and one year of additional age and service under the Non-Qualified Retirement Plan and the AIG medical plan solely for purposes of determining vesting and eligibility, not benefit accruals. The one year of additional age and service is also used for the purpose of determining eligibility to enroll in retiree medical coverage.
Restrictive covenants. Pursuant to the release of claims that each participant must execute to receive benefits under the 2012 ESP, each participant is generally prohibited from:
•
Engaging in, being employed by, rendering services to or acquiring financial interests in certain businesses that are competitive with AIG for a period of six months after termination;

•
Interfering with AIG’s business relationships with customers, suppliers or consultants for a period of six months after termination;

•
Soliciting or hiring AIG employees for a period of one year after termination; and

•
Disclosing AIG’s confidential information at any time following termination.

Definitions. Under the 2012 ESP:
•
“Cause” generally means

•
the participant’s conviction, whether following trial or by plea of guilty or nolo contendere (or similar plea), in a criminal proceeding (a) on a misdemeanor charge involving fraud, false statements or misleading omissions, wrongful taking, embezzlement, bribery, forgery, counterfeiting or extortion, (b) on a felony charge or (c) on an equivalent charge to those in clauses (a) and (b) in jurisdictions which do not use those designations;

•
the participant’s engagement in any conduct which constitutes an employment disqualification under applicable law (including statutory disqualification as defined under the Exchange Act);

•
the participant’s violation of any securities or commodities laws, any rules or regulations issued pursuant to such laws, or the rules and regulations of any securities or commodities exchange or association of which AIG or any of its subsidiaries or affiliates is a member; or

•
the participant’s material violation of AIG’s codes of conduct or any other AIG policy as in effect from time to time.

•
“Change in Control” generally means

•
individuals who, on the effective date of the 2012 ESP, constitute the Board of Directors of AIG (or subsequent directors whose election or nomination was approved by a vote of at least two-thirds of such directors, including by approval of the proxy statement in which such person is named as a nominee for director) cease for any reason to constitute at least a majority of the Board;

•
any person is or becomes a beneficial owner of 50 percent or more of AIG’s voting securities (for this purpose, person is as defined in Section 3(a)(9) of the Exchange Act and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act);

•
consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving AIG that results in any person becoming the beneficial owner of 50 percent or more of the total voting power of the outstanding voting securities eligible to elect directors of the entity resulting from such transaction;

•
a sale of all or substantially all of AIG’s assets; or

•
AIG’s stockholders approve a plan of complete liquidation or dissolution of AIG.

•
“Good Reason” generally means a reduction of more than 20 percent in the participant’s annual target direct compensation.

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Treatment of LTI Awards. Since 2013, LTI awards have been issued under the 2013 LTI Plan (for PSUs granted in 2013 through 2016) or the LTI Plan (for 2017 and 2018 PSUs, RSUs and 2018 Options), each of which provides for accelerated vesting of outstanding PSUs, RSUs and 2018 Options, as applicable, in certain termination scenarios.
In the case of a participant’s involuntary termination without Cause (defined in the same manner as in the 2012 ESP as set forth above), retirement or disability, (i) the participant’s LTI award will vest, (ii) with respect to PSUs, earned PSUs will be determined based on actual performance for the whole performance period and (iii) 2018 Options will remain exercisable for three years after termination (or retirement or disability). With respect to PSUs granted in 2013 through 2017 and 2017 RSUs, if the participant experiences a qualifying resignation after the first year of a performance period (e.g., on or after January 1, 2019 for the 2018–2020 performance period), (i) the participant’s LTI award will vest and (ii) with respect to PSUs, earned PSUs will be determined based on actual performance for the whole performance period. The earned amount of PSUs and full amount of 2017 and 2018 RSUs will be delivered on the normal settlement schedule. Retirement requires attainment of age 60 with five years of service or attainment of age 55 with ten years of service, and a qualifying resignation requires attainment of both (1) age 50 with at least five years of service and (2) age plus years of service equal to at least 60.
In the case of a participant’s death during or prior to adjudication for a performance period or involuntary termination without Cause within 24 months following a Change in Control (defined in the same manner as in the 2012 ESP as set forth above) during a performance period, an amount equal to the participant’s target amount of PSUs (unless the Committee determines to use actual performance through the date of the Change in Control) and the full amount of 2017 and 2018 RSUs will vest and be delivered to the participant by the later of the end of the calendar year or two and a half months following death or termination. For 2018 Options, the stock options will vest and remain exercisable for three years after death. In no event will any 2018 Options remain exercisable after the initial ten-year expiration date.
Transition RSUs are not eligible for retirement or qualifying resignation treatment, but otherwise have the same accelerated vesting terms upon termination as the RSUs described above.
Quantification of Termination Payments and Benefits. The following table sets forth the compensation and benefits that would have been provided to each of the named executives if he had been terminated on December 31, 2018 under the circumstances indicated (including following a Change in Control), except with respect to Mr. Sankaran who received the benefits set forth below upon his separation from AIG on February 28, 2019.
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Termination Payments and Benefits for the Named Executive Officers as of December 31, 2018
Name	Annual Short-Term Incentive(1)	Severance(2)	Medical and Life Insurance(3)	Pension Plan Credit(4)	Unvested Options(5)	Unvested Stock Awards(6)	Total
Brian Duperreault
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$3,040,000	$5,600,000	$40,000	$0	$0	$16,057,132	$24,737,132
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$3,040,000	$5,600,000	$40,000	$0	$0	$0	$8,680,000
Qualifying Termination following a Change in Control(7)	$3,040,000	$7,466,666	$40,000	$0	$0	$16,057,132	$26,603,798
Death	$3,200,000	$0	$0	$0	$0	$16,057,132	$19,257,132
Disability(8)	$3,040,000	$0	$0	$0	$0	$16,057,132	$19,097,132
Retirement	$0	$0	$0	$0	$0	$0	$0
Mark D. Lyons
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$1,050,000	$4,050,000	$40,000	$0	$14,208	$188,695	$5,342,903
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$1,050,000	$4,050,000	$40,000	$0	$0	$0	$5,140,000
Qualifying Termination following a Change in Control(7)	$1,050,000	$5,400,000	$40,000	$0	$14,208	$188,695	$6,692,903
Death	$1,104,467	$0	$0	$0	$14,208	$188,695	$1,307,370
Disability(8)	$1,050,000	$0	$0	$0	$14,208	$188,695	$1,252,903
Retirement	$0	$0	$0	$0	$0	$0	$0
Douglas A. Dachille
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,375,000	$4,155,000	$40,000	$1,126	$0	$10,720,584	$17,291,710
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$7,513,162	$7,513,162
By Executive with Good Reason	$2,375,000	$4,155,000	$40,000	$1,126	$0	$7,513,162	$14,084,288
Qualifying Termination following a Change in Control(7)	$2,375,000	$5,540,000	$40,000	$1,126	$0	$10,720,584	$18,676,710
Death	$2,500,000	$0	$0	$1,126	$0	$13,922,134	$16,423,260
Disability(8)	$2,375,000	$0	$0	$0	$0	$10,720,584	$13,095,584
Retirement	$0	$0	$0	$0	$0	$0	$0
Kevin T. Hogan
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,137,500	$4,041,000	$40,000	$0	$0	$10,949,911	$17,168,411
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$7,931,184	$7,931,184
By Executive with Good Reason	$2,137,500	$4,041,000	$40,000	$0	$0	$7,931,184	$14,149,684
Qualifying Termination following a Change in Control(7)	$2,137,500	$5,388,000	$40,000	$0	$0	$10,949,911	$18,515,411
Death	$2,250,000	$0	$0	$0	$0	$13,831,294	$16,081,294
Disability(8)	$2,137,500	$0	$0	$0	$0	$10,949,911	$13,087,411
Retirement	$0	$0	$0	$0	$0	$6,791,486	$6,791,486
Peter Zaffino
By AIG for “Cause”	$0	$0	$0	$0	$0	$0	$0
By AIG w/o “Cause”	$2,850,000	$8,546,867	$40,000	$0	$0	$5,939,678	$17,376,545
By Executive w/o Good Reason	$0	$0	$0	$0	$0	$0	$0
By Executive with Good Reason	$2,850,000	$8,546,867	$40,000	$0	$0	$0	$11,436,867
Qualifying Termination following a Change in Control(7)	$2,850,000	$10,596,867	$40,000	$0	$0	$5,939,678	$19,426,545
Death	$3,000,000	$0	$0	$0	$0	$5,939,678	$8,939,678
Disability(8)	$2,850,000	$0	$0	$0	$0	$5,939,678	$8,789,678
Retirement	$0	$0	$0	$0	$0	$0	$0
Siddhartha Sankaran
By AIG w/o “Cause”(9)	$1,615,000	$4,380,000	$40,000	$0	$0	$8,758,321	$14,793,321
(1)
These amounts represent annual short-term incentive payments for which the current named executives would have been eligible pursuant to the 2012 ESP had they been terminated on December 31, 2018. Under the 2012 ESP, earned short-term incentives are prorated based on the number of full months the executive was employed in the termination year. Except in the case of death, these short-term incentive payments are based on the named executive’s target amount and actual company performance and paid at the same time such short-term incentives are regularly paid to similarly situated active employees. In the case of death, a named executive’s

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short-term incentive payment is based on his target amount and paid as soon as administratively possible after the date of death (but in no event later than March 15th of the following year). For Mr. Lyons, his target short-term incentive award amount represents the blended annualized target for his role as Chief Actuary of General Insurance and one month of his target short-term incentive award for his role as our Chief Financial Officer. These amounts would have been solely in lieu of, and not in addition to, the annual short-term incentives for 2018 actually paid to the current named executives as reported in the 2018 Summary Compensation Table.
(2)
Severance would have been paid as a lump sum cash payment as soon as practicable and in no event later than 60 days following the termination date. See the description of the 2012 ESP above for more information on severance payments and benefits.

(3)
The amounts in this column reflect a lump sum payment of  $40,000 that can be used to pay for continued healthcare and life insurance coverage following a qualifying termination. None of the current named executives are eligible for company-subsidized retiree medical benefits. The amounts do not include medical and life insurance benefits upon permanent disability or death to the extent that they are generally available to all salaried employees. All of the current named executives are eligible participants under the AIG medical and life insurance plans.

(4)
The amount shown for all of the termination events is the increase, if any, above the accumulated value of pension benefits shown in the 2018 Pension Benefits table, calculated using the same assumptions. Where there is no increase in value, the amount shown in this column is zero. For Messrs. Lyons and Zaffino, the amount shown in the column is zero because they are not participants in the Qualified and Non-Qualified Retirement Plans.

In the event of termination as a result of death, the beneficiaries of the current named executives or their estates would have received benefits under AIG’s pension plans. The death benefit payable to a vested participant’s designated beneficiary under the Qualified Retirement Plan and the Non-Qualified Retirement Plan generally equals the participant’s lump sum benefit or cash balance account pursuant to the plan provisions applicable to all salaried employees. The death benefits for the current named executives are calculated using the actual dates of birth for these individuals’ spouses, and generally are less than the amounts shown in the 2018 Pension Benefits table on a present value basis. In the event of termination as a result of disability, the current named executives would have received benefits under AIG’s pension plans. The amounts in this column for termination due to permanent disability represent the increase in the present value, if any, of the current named executive’s accumulated pension benefits attributed to interest credits, which continue to accrue on existing cash balance accounts, and service credits, for purposes of vesting and early retirement eligibility subsidies, that would accrue during a period of disability pursuant to the plan provisions applicable to all salaried employees.
All termination benefits, except disability benefits, are assumed to commence at the earliest permissible retirement date. Disability benefits are assumed to commence at age 65.
For information on pension benefits generally, see “—Post-Employment Compensation—Pension Benefits.”
(5)
The amounts in this column represent the total market value of unvested stock options as of December 31, 2018 that would accelerate upon termination, based on the difference between the exercise price of the options and the closing sale price of shares of AIG Common Stock on the NYSE of  $39.41 on December 31, 2018. All Options held by the named executives, except the 2018 Options granted to Mr. Lyons in December 2018 in connection with his appointment as Chief Financial Officer, have an exercise price exceeding $39.41 and therefore had no intrinsic value as of December 31, 2018.

For the 2018 Option awards, the amounts in this column include the stock options vesting in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement, death or disability. The vested 2018 Options will remain exercisable for three years after each termination scenario. In no event will any 2018 Options remain exercisable after the initial ten-year expiration date.
As described above under “—Holdings of and Vesting of Previously Awarded Equity—Outstanding Equity Awards at December 31, 2018”, Messrs. Lyons, Duperreault and Zaffino each, in connection with joining AIG, were granted stock options with a seven-year term pursuant to each executive’s stock option award agreement. The Time-Vesting Options portion of each executive’s award (500,000 options for Mr. Duperreault, 156,250 options for Mr. Lyons and 333,000 options for Mr. Zaffino) vest in equal, annual installments on each of the first three anniversaries of the respective award grant date and the remaining portion of each executive’s award (1,000,000 options for Mr. Duperreault, 143,278 options for Mr. Lyons and 667,000 for Mr. Zaffino) vests based on the stock performance of AIG Common Stock (the Performance-Vesting Options). Upon a termination by AIG without Cause or by the executive for Good Reason, or upon the executive’s death or disability, all Time-Vesting Options will vest and remain exercisable for three years after termination, and the unvested Performance-Vesting Options will continue to be eligible to vest based on stock performance and remain exercisable for three years after termination. Based on the closing sale price on December 31, 2018 of shares of AIG Common Stock, no Performance-Vesting Options would vest upon termination as of December 31, 2018. In no event will any stock options remain exercisable after the initial seven-year expiration date. Upon any other termination, including for Cause by AIG or by the executive other than for Good Reason, all unvested stock options immediately terminate and are forfeited.
(6)
The amounts in this column represent the total market value (based on the closing sale price on the NYSE of  $39.41 on December 31, 2018) of shares of AIG Common Stock underlying unvested equity-based awards as of December 31, 2018.

For the 2014 PSU awards, the amounts in this column include the remaining one-third of the named executive’s actual earned PSUs for the 2014–2016 performance period (as determined by the Committee in the first quarter of 2017) in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement, death or disability, or if the named executive experienced a qualifying resignation.
For the 2015 PSU awards, the amounts in this column include the remaining two-thirds of the named executive’s actual earned PSUs for the 2015–2017 performance period (as determined by the Committee in the first quarter of 2018) in the case of a named executive’s involuntary termination without Cause, involuntary termination without Cause within 24 months following a Change in Control, retirement or disability, or if the named executive experienced a qualifying resignation. 2015 PSU award amounts also include additional PSUs accrued in respect of dividend equivalent rights, which are subject to the same vesting and performance conditions as the related PSUs, and are paid when such related earned shares are delivered.
The amounts in this column do not include any 2016 PSU awards. In the first quarter of 2019, the Committee certified the results for the 2016-2018 performance period and determined that threshold performance was not met and therefore none of our named executives earned an award. See “—Compensation Discussion and Analysis—Adjudication of 2016 Long-Term Incentive Awards” for further information.
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In addition, the amounts in this column include, for all of the named executives, the outstanding 2017 and 2018 PSU awards assuming target performance and the full amount of their RSU awards, except that the amounts shown for a termination by executive with or without Good Reason for Messrs. Dachille and Hogan include only 2017 PSU awards that are eligible for qualifying resignation treatment under the LTI Plan. Qualifying resignation treatment is only available upon a voluntary termination after the first year of a performance period for participants who meet the age and years of service requirements. 2018 PSU and RSU awards are not eligible for qualifying resignation treatment, and Transition RSUs are not eligible for qualifying resignation or retirement treatment. For the 2017 and 2018 PSU awards, the actual number of PSUs (if any) vesting upon a qualifying termination by AIG without Cause, by executive with or without Good Reason, disability, retirement and, in certain circumstances, following a Change in Control, would be based on actual performance.
2017 PSU, 2018 PSU and RSU award amounts also include additional PSUs and RSUs accrued in respect of dividend equivalent rights, which are subject to the same vesting and, in the case of the PSUs, performance, conditions as the related PSUs and RSUs, and are paid when such related shares (if any) are delivered. 2017 and 2018 PSU amounts include the additional PSUs accrued in respect of dividend equivalent rights assuming target performance.
(7)
This row includes amounts that would be paid under the 2012 ESP upon a termination by AIG without Cause or by the executive for Good Reason within 24 months following a Change in Control. Under the outstanding PSU and RSU awards, the amounts in this row include only termination by AIG without Cause within 24 months following a Change in Control, with the amount of PSUs vesting shown (a) at the remaining one-third of the actual amounts earned for the 2014 PSUs (as determined by the Committee in the first quarter of 2017), (b) at the remaining two-thirds of the actual amounts earned for the 2015 PSUs (as determined by the Committee in the first quarter of 2018), (c) at the actual amounts earned for the 2016 PSUs (which was unearned) as determined by the Committee in the first quarter of 2019 and (d) at target for the 2017 and 2018 PSUs. However, with respect to the 2017 and 2018 PSUs, for a Change in Control that occurs following a performance period, the actual PSUs vesting, if any, would be based on actual performance, and for a Change in Control that occurs during a performance period, the Committee may determine to use actual performance through the date of the Change in Control rather than target performance to determine the actual PSUs vesting, if any.

(8)
Amounts shown in this row represent the amounts the executive would be entitled to receive upon qualifying for benefits under AIG’s long-term disability plan.

(9)
Upon his separation on February 28, 2019, Mr. Sankaran received the benefits set forth in this row.

PAY RATIO
The 2018 annual total compensation of the median employee identified by AIG (as described below) was $66,440, and the 2018 annual total compensation of Mr. Duperreault (AIG’s President and Chief Executive Officer) was $20,854,669. Accordingly, AIG’s estimated 2018 pay ratio was 1 to 314.
As permitted by SEC rules, AIG used the same median employee as last year for the pay ratio calculation. Based on its review of changes in the employee population and pay practices, AIG determined, based on reasonable belief, that no change occurred that would significantly change our pay ratio. To identify the median employee, AIG used its active employee population (including both full-time and part-time employees) as of October 1, 2017 and used 2016 annual total compensation for that population comprising (i) base salary, which was annualized for full-time and part-time employees hired during 2016, (ii) overtime payments, (iii) target short-term and long-term incentive awards, in each case using 2017 targets for employees hired during 2016 who were not eligible for 2016 awards and (iv) sales incentives. For employees hired in 2017 (and who therefore did not have 2016 compensation), AIG used 2017 annual total compensation comprising (a) annualized base salary, (b) an estimate of annual overtime payments based on a calculation of median 2016 overtime payments, (c) 2017 target short-term and long-term incentive awards and (d) an estimate of annual sales incentives based on a calculation of median 2016 sales incentives.
As required by SEC rules, after identifying our median employee (who is located in the U.S.), we calculated 2018 annual total compensation for both our median employee and Mr. Duperreault using the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table.
SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratios reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios. In addition, the median employee’s annual total compensation is unique to that individual and therefore is not an indicator of the annual total compensation of any other individual or group of employees.
78 2019 Proxy Statement

Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation
PROPOSAL 2—NON-BINDING Advisory VOTE TO APPROVE EXECUTIVE COMPENSATION

Pursuant to the rules of the SEC, AIG must submit to shareholders at least once every three years a non-binding shareholder advisory vote to approve the compensation of AIG’s executives as disclosed in the annual Proxy Statement. In 2013, our Board unanimously recommended, and our shareholders agreed, that the say-on-pay advisory vote occur annually as a corporate governance best practice (and Proposal 3 in this Proxy Statement recommends that the advisory shareholder vote continue to occur annually).
Accordingly, this Proposal 2 gives holders of AIG Common Stock the opportunity to vote for or against the following resolution:
RESOLVED: that the holders of the Common Stock of American International Group, Inc. (the Company) approve the compensation of the Company’s named executives, as disclosed in the Company’s Proxy Statement for the 2019 Annual Meeting of Shareholders, including the Compensation Discussion and Analysis, the 2018 Summary Compensation Table and the other related tables and disclosure contained in the Proxy Statement.
Because this resolution relates to the information about executive compensation contained in this Proxy Statement, beginning with “Executive Compensation—Compensation Discussion and Analysis,” shareholders should review that information in considering their vote on the resolution.
Holders of AIG Common Stock are entitled to vote on this resolution. Adoption of the resolution requires a vote for the resolution by a majority of votes cast by the shareholders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.
The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee values the feedback received from this advisory vote and may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities. Proposal 3 in this Proxy Statement recommends that the advisory shareholder vote on executive compensation continue to occur annually as a corporate governance best practice. Should the Board, after considering the outcome of Proposal 3, decide that the advisory shareholder vote on executive compensation continue to occur annually, we will include an advisory vote on executive compensation on an annual basis at least until the next shareholder advisory vote on the frequency of such votes (no later than our 2025 Annual Meeting of Shareholders).
AIG STATEMENT IN SUPPORT
The Board and Compensation and Management Resources Committee support this resolution because they believe that our compensation program provides an appropriate balance of fixed and variable pay, drives achievement of AIG’s short- and long-term objectives and business strategies and aligns the economic interests of our executives with the long-term interests of AIG and our shareholders. At our 2018 Annual Meeting, 62.3 percent of the votes cast by shareholders were in favor of the 2017 compensation of our named executives. In response, AIG undertook a robust shareholder engagement process to solicit feedback from our shareholders on our executive compensation program. During 2018, members of senior management and in many instances representatives of the Board met with investors owning more than 53 percent of outstanding AIG Common Stock to discuss our executive compensation program and other governance topics. The Board and Committee are fully committed to maintaining this increased level of communication regularly throughout the year and to incorporating shareholders’ perspectives in the design of our executive compensation program.
2019 Proxy Statement79

Proposal 2—Non-Binding Advisory Vote to Approve Executive Compensation

Our executive compensation program in 2018 emphasized performance-based pay, long-term incentives and alignment with sound risk management. At least 83 percent of each current named executive’s annual target total compensation is “at risk”, and all long-term incentive awards are equity-based, including 50 percent in the form of performance share units earned over a three-year period and based on achievement of key long-term financial objectives. An additional 25 percent is granted in the form of stock options, which align with shareholder interests by rewarding only stock price appreciation and the creation of shareholder value after grant.
As AIG and our leaders continue to implement a multi-year strategy focused on sustainable and profitable growth, the Compensation and Management Resources Committee remains dedicated to an executive compensation program that balances risk, creates a performance-driven culture and aligns the long-term interests of our key leaders with those of our shareholders. Our 2018 compensation program and pay decisions are described in more detail under the heading “Executive Compensation—Compensation Discussion and Analysis.”
Recommendation
Your Board of Directors unanimously recommends a vote FOR this resolution.
80 2019 Proxy Statement

Proposal 3—Non-Binding Advisory Vote on the Frequency of Future Executive Compensation Votes
Proposal 3—Non-Binding Advisory Vote on the Frequency of Future Executive Compensation Votes

In addition to the non-binding advisory vote to approve 2018 executive compensation, as described in Proposal 2 above, SEC rules require that shareholders of AIG have an opportunity at least once every six years to vote on the frequency of an advisory shareholder vote on executive compensation. Shareholders were last presented with this proposal in 2013, when our Board unanimously recommended, and our shareholders approved, that the say-on-pay advisory vote occur annually as a corporate governance best practice. You may vote that AIG have the say-on-pay advisory vote every year, every two years or every three years or you may abstain.
Proposal 3 gives holders of AIG Common Stock the opportunity to vote on the following resolution:
RESOLVED: that the holders of Common Stock of American International Group, Inc. indicate, by their vote on this resolution, whether the advisory shareholder vote on executive compensation should occur every year, every two years or every three years.
After due consideration, AIG’s Board of Directors has unanimously determined to recommend that the advisory shareholder vote on executive compensation occur annually as a corporate governance best practice. Executive compensation is disclosed annually in our proxy statement, and the Board values shareholder perspectives on AIG’s compensation programs, including the feedback received from the advisory vote.
The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. The Board of Directors unanimously recommends a vote to hold the non-binding advisory vote on executive compensation annually. The Board of Directors will consider the outcome of the vote on this Proposal 3 and disclose its decision as to frequency by filing a Current Report on Form 8-K with the SEC no later than 150 days after the date of the Annual Meeting.
Recommendation
Your Board of Directors unanimously recommends a vote to hold the non-binding advisory vote on executive compensation ANNUALLY.
2019 Proxy Statement81

Report of Audit Committee and Ratification of Selection of Accountants  Report of the Audit Committee
Report of Audit Committee and Ratification of Selection of Accountants

REPORT OF THE AUDIT COMMITTEE
Management is responsible for the preparation, presentation and integrity of AIG’s financial statements, for its accounting and financial reporting principles and for the establishment and effectiveness of internal controls and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for performing an independent audit of the financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), expressing an opinion as to the conformity of such financial statements with generally accepted accounting principles in the United States of America and expressing an opinion on the effectiveness of internal control over financial reporting. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
Committee Organization and Operation
The Audit Committee’s function is to assist the Board of Directors in its oversight of:
•
The integrity of AIG’s financial statements;

•
AIG’s internal control over financial reporting;

•
AIG’s compliance with legal and regulatory requirements;

•
The independent accountants’ qualifications, independence and performance; and

•
The performance of AIG’s internal audit function.

The Audit Committee is also directly responsible for the appointment, compensation, retention and oversight of the work of AIG’s independent registered public accounting firm. The Audit Committee’s charter is available in the Leadership and Governance section of AIG’s corporate website at www.aig.com.
The Audit Committee held 8 meetings during 2018. The Audit Committee Chair and members of the Audit Committee also held numerous additional sessions throughout 2018 with members of AIG corporate, business segment and internal audit management and with AIG’s independent registered public accounting firm (PricewaterhouseCoopers LLP) and AIG’s U.S. and international regulators. The Committee believes that these meetings were helpful in discharging its oversight responsibilities, including with respect to financial reporting and disclosure, risk management and internal controls.
Independence. The Board of Directors, on the recommendation of the Nominating and Corporate Governance Committee, has determined that all members of the Audit Committee are independent, as required by NYSE listing standards and SEC rules.
Expertise. The Board of Directors has also determined, on the recommendation of the Nominating and Corporate Governance Committee, that all members of the Audit Committee are financially literate and have accounting or related financial management expertise, each as defined by NYSE listing standards, and that Messrs. Fitzpatrick, Jurgensen, Rittenmeyer and Steenland and Ms. Stone are audit committee financial experts, as defined under SEC rules. Although designated as audit committee financial experts, no member of the Committee is an accountant for AIG or, under SEC rules, an “expert” for purposes of the liability provisions of the Securities Act or for any other purpose. The Audit Committee assists the Board of Directors in its oversight of AIG’s handling of legal, regulatory and compliance matters. The Committee’s duties and responsibilities include reviewing periodically with management any significant legal, compliance and regulatory matters that have arisen or that may have a material impact on AIG’s business, financial statements or compliance policies, and AIG’s relations with regulators and governmental agencies. The Audit Committee also coordinates with the Risk and Capital Committee to help ensure the Board and each committee has received the information it needs to carry out their responsibilities with respect to risk assessment and risk management.
82 2019 Proxy Statement

Report of Audit Committee and Ratification of Selection of Accountants  Report of the Audit Committee

Audited Financial Statements
In the performance of its oversight function, the Audit Committee has considered and discussed the 2018 audited financial statements with management and PricewaterhouseCoopers LLP, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, clarity of the disclosures and the condition of internal control over financial reporting. The Audit Committee has reviewed with the Chief Auditor (Head of Internal Audit) and the PricewaterhouseCoopers LLP engagement team the scope and plans for their respective audits and has met with each of the Chief Auditor and senior engagement partners of PricewaterhouseCoopers LLP, with and without management present, to discuss audit results, their evaluations of AIG’s internal controls and the overall quality of AIG’s financial reporting. The Audit Committee has also discussed with PricewaterhouseCoopers LLP the matters required to be discussed by PCAOB Auditing Standard No. 16, “Communications with Audit Committees.” Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP as required by the PCAOB’s rules regarding Communication with Audit Committees Concerning Independence and has discussed with PricewaterhouseCoopers LLP its independence.
Conclusion
Based upon the reports and discussion described in this report, the Audit Committee, in accordance with its responsibilities, recommended to the Board of Directors, and the Board approved, inclusion of the audited financial statements for the year ended December 31, 2018 in AIG’s 2018 Annual Report on Form 10-K.
AIG continues to undertake various technology initiatives intended to enhance internal controls, facilitate the preparation of financial and regulatory information and help ensure the accuracy of data. AIG management and the Audit Committee recognize the continued importance of implementing these technology initiatives.
Audit Committee
American International Group, Inc.
William G. Jurgensen, Chair
John H. Fitzpatrick
Linda A. Mills
Ronald A. Rittenmeyer
Theresa M. Stone
2019 Proxy Statement83

Proposal 4—Ratification of Selection of PricewaterhouseCoopers LLP
Proposal 4—Ratification of Selection of PricewaterhouseCoopers LLP

The Audit Committee and the Board of Directors have approved the engagement of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019. Representatives of that firm are expected to be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so and be available to respond to appropriate questions.
Ratification of the selection of accountants requires approval by a majority of the votes cast by the shareholders of AIG Common Stock, which votes are cast “for” or “against” the ratification. Neither AIG’s Amended and Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.
The Audit Committee evaluates the qualifications, performance, and independence of the independent auditor, including the lead partner, on an annual basis (in each case, in light of SEC and NYSE independence and other applicable standards then in effect). The Audit Committee ensures the regular rotation of the lead audit partner as required by law and was involved in the selection of the lead audit partner in connection with the rotation completed after the end of the December 31, 2018 audit. The selection process included meetings among the Audit Committee Chair, members of the Committee and the candidate for lead audit partner as well as discussion by the full Committee and with management. The new lead audit partner has assumed the role in connection with the audit of AIG’s December 31, 2019 financial statements. In addition, the Audit Committee receives periodic reports on the hiring of PricewaterhouseCoopers LLP partners and other professionals to help ensure PricewaterhouseCoopers LLP satisfies applicable independence rules.
PricewaterhouseCoopers LLP has served as AIG’s independent registered public accounting firm since 1980 and reports directly to the Audit Committee. In selecting PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019, the Audit Committee considered a number of factors, including:
•
the quality of its ongoing discussions with PricewaterhouseCoopers LLP including the resolution of accounting and financial reporting matters with the national office;

•
the professional qualifications of PricewaterhouseCoopers LLP, the lead audit partner and other key engagement partners;

•
PricewaterhouseCoopers LLP’s depth of understanding of AIG’s global businesses, accounting policies and practices and internal control over financial reporting;

•
PricewaterhouseCoopers LLP’s expertise and capabilities in handling the breadth and complexity of AIG’s businesses and global footprint including approximately 275 audit, statutory, and other audit-related reports;

•
PricewaterhouseCoopers LLP’s independence program and its processes for maintaining its independence;

•
the appropriateness of PricewaterhouseCoopers LLP’s fees for audit and non-audit services (on both an absolute basis and as compared to fees charged to AIG peer companies of comparable size and complexity by PricewaterhouseCoopers LLP and its peer firms);

•
consideration of PricewaterhouseCoopers LLP’s known legal risks and significant proceedings that may impair their ability to perform AIG’s annual audit, if any;

•
the most recent PCAOB inspection report on PricewaterhouseCoopers LLP and the results of the most recent American Institute of Certified Public Accountants peer review and self-review examinations; and

•
the results of management’s and the Audit Committee’s annual evaluations of the qualifications, performance and independence of PricewaterhouseCoopers LLP.

84 2019 Proxy Statement

Proposal 4—Ratification of Selection of PricewaterhouseCoopers LLP

In addition, the Audit Committee periodically considers the appropriateness of a rotation of the independent registered public accounting firm. At this time, the Audit Committee and the Board of Directors believe that the continued retention of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm is in the best interests of AIG and its shareholders.
Under AIG’s policy for pre-approval of audit and permitted non-audit services by PricewaterhouseCoopers LLP, the Audit Committee approves categories of services and fees for each category. The pre-approved services include: audit services, such as financial statement audits and regulatory filings; audit-related services, such as audit and pre- and post-implementation reviews of systems, processes and controls, regulatory and compliance attestations, employee benefit plan audits, due diligence related to acquisitions and divestitures and financial reporting accounting consultations; tax services, such as tax return preparation, transaction-based tax reviews, review of tax accounting matters and other tax planning; and other permitted non-audit services, such as regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews. The Committee evaluates all services, including those engagements related to tax and internal control over financial reporting, considering the nature of such services in light of auditor independence, in accordance with the rules of the PCAOB. No expenditure may exceed the dollar caps without the separate specific approval of the Audit Committee.
Recommendation
Your Board of Directors unanimously recommends a vote FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP.
FEES PAID TO PRICEWATERHOUSECOOPERS LLP
The table below shows the fees paid by AIG to PricewaterhouseCoopers LLP in 2018 and 2017.
	2018 (in millions)	2017 (in millions)
Fees paid by AIG:
Audit fees(1)	$53.0	$55.0
Audit-related fees(2)	$20.6	$16.1
Tax fees(3)	$1.7	$3.9
All other fees(4)	$1.4	$4.2
(1)
Audit fees include fees for the audit of AIG’s consolidated financial statements, as well as subsidiary and statutory audits directly related to the performance of the AIG consolidated audit. Audit fees include out-of-pocket expenses of  $2.7 million in 2018 and $2.8 million in 2017.

(2)
Audit-related fees include fees for assurance and related services that are traditionally performed by independent accountants, including: audit and pre- and post-implementation reviews of systems, processes and controls; regulatory and compliance attestations; employee benefit plan audits; due diligence related to acquisitions and divestitures; statutory audits not directly related to the performance of the AIG consolidated audit and financial accounting and reporting consultations.

(3)
Tax fees are fees for tax return preparation, transaction-based tax reviews, review of tax accounting matters, and other tax planning and consultations.

(4)
All other fees include fees related to regulatory compliance reviews, information technology reviews, information resources, risk management services, business function reviews and other compliance reviews.

The services provided by PricewaterhouseCoopers LLP and the fees paid by AIG were authorized and approved by the Audit Committee in compliance with the pre-approval policy and procedures described above. The Audit Committee considers the non-audit services rendered by PricewaterhouseCoopers LLP during the most recently completed fiscal year in its annual independence evaluation.
PricewaterhouseCoopers LLP also provides audit services to certain unconsolidated private equity and real estate funds managed and advised by AIG subsidiaries. Fees related to these audits were $5.2 million and $5.0 million in 2018 and 2017, respectively, and are not reflected in the fees in the table above.
2019 Proxy Statement85

Equity Compensation Plan Information
Equity Compensation Plan Information

The following table provides information about shares of AIG Common Stock that may be issued under compensation plans as of December 31, 2018.
Equity Compensation Plan Information
Plan Category	Plan	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)(2)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the Third Column)
Equity compensation plans approved by security holders	2007 Stock Incentive Plan	3,089(3)	$—	0(4)
	2010 Stock Incentive Plan	29,207(3)	$—	0(4)
	2013 Omnibus Incentive Plan	23,626,633(5)	$58.69(6)	37,211,710(7)
Equity compensation plans not approved by security holders	Inducement Option Award	500,000(8)	$61.82(6)	0
Total		24,158,929	$58.99(6)	37,211,710
(1)
Shares underlying RSUs and PSUs are deliverable without the payment of any consideration, and therefore these awards have not been taken into account in calculating the weighted-average exercise price.

(2)
At December 31, 2018, AIG was also obligated to issue 42,130 shares in connection with previous exercises of options with delivery deferred.

(3)
Represents shares reserved for issuance in connection with DSUs.

(4)
No future awards will be made under these plans.

(5)
Represents shares reserved for issuance in connection with time-vested DSUs and in connection with 2014 PSUs (at actual amounts earned), 2015 PSUs (at actual amounts earned and including related dividend equivalents), 2017 and 2018 PSUs (at target level of performance and including related dividend equivalents), RSUs (and related dividend equivalents) and options. 2016 PSUs were not earned.

(6)
Represents the weighted average exercise price of outstanding options.

(7)
Represents shares reserved for future issuance under the 2013 Omnibus Incentive Plan (which replaced the 2010 Stock Incentive Plan for awards granted on or after May 15, 2013). The number of shares available for issuance under the 2013 Omnibus Incentive Plan will increase if and to the extent that (i) outstanding awards under the 2010 Stock Incentive Plan are forfeited, expire, terminate or otherwise lapse or are settled in cash in whole or in part or (ii) outstanding awards under the 2013 Omnibus Incentive Plan are forfeited, expire or are settled in cash in whole or in part, each as provided by the 2013 Omnibus Incentive Plan. In addition, the number of shares available for issuance under the 2013 Omnibus Incentive Plan may increase or decrease depending on actual performance and the number of 2017 and 2018 PSUs earned.

(8)
Represents shares reserved for future issuance in connection with options granted to Mr. Duperreault outside of the 2013 Omnibus Incentive Plan as an “employment inducement award” under NYSE Listing Rule 303A.08. See “—Executive Compensation—Holdings of and Vesting of Previously Awarded Equity” for further information on this award.

86 2019 Proxy Statement

Proposal 5—Shareholder Proposal on Special Shareholder Meetings
Proposal 5—Shareholder Proposal on Special Shareholder Meetings

The following shareholder proposal will be voted on at the Annual Meeting only if properly presented by, or on behalf of, the shareholder proponent. In accordance with SEC rules, the shareholder proposal is presented below as submitted by the shareholder proponent. AIG disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement. Names, addresses and shareholdings of the shareholder proponent will be supplied promptly upon oral or written request made to AIG’s Corporate Secretary.
Your Board of Directors unanimously recommends a vote AGAINST the proposal for the reasons set forth following the proposal.
Shareholder Proposal
Proposal 5 — Special Shareholder Meetings
Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 10% of our outstanding common stock the power to call a special shareowner meeting (or the closest percentage to 10% according to state law). This proposal does not impact our board’s current power to call a special meeting.
Special shareholder meetings allow shareholders to vote on important matters, such as electing new directors that can arise between annual meetings. This proposal topic won more than 70%-support at Edwards Lifesciences and SunEdison. This proposal topic, sponsored by William Steiner, also won 78% support at a Sprint annual meeting with 1.7 Billion yes-votes. Nuance Communications (NUAN) shareholders gave 94%-support in February 2018 to a rule 14a-8 proposal calling for 10% of shareholders to call a special meeting.
Our higher 25%-threshold for shareholders to call a special meeting may be unreachable due to time constraints and detailed technical requirements. Any claim that a shareholder right to call a special meeting can be costly- may be largely moot. When shareholders have a good reason to call a special meeting—our board should be able to take positive responding action to make a special meeting unnecessary.
Calling a special meeting is a means to elect a director who could focus more on the wisdom of a $43 million CEO pay package that was rejected by 37% of shareholders in 2018. There was also a $6 Billion charge in 2018. Meanwhile our stock fell from $51 to $43 in 5-years of a robust market.
Please vote yes:
Special Shareholder Meetings – Proposal 5
2019 Proxy Statement87

Proposal 5—Shareholder Proposal on Special Shareholder Meetings

AIG Statement in Opposition
The Board has carefully considered the shareholder proposal and unanimously recommends a vote AGAINST the proposal. We believe that this proposal is not in the best interests of our shareholders, and that AIG’s existing corporate governance practices, including the right of shareholders to call a special meeting, ensure Board and management accountability to our shareholders.
Our shareholders already have a meaningful right to call a special meeting
AIG’s By-laws already provide that any shareholders who together own an aggregate of at least 25 percent of AIG’s outstanding common stock may call a special meeting. We believe this 25 percent threshold is appropriate and aligned with our shareholders’ interests and is well within the mainstream of special meeting rights at peer companies.
The 25 percent threshold is designed to strike the proper balance between ensuring that shareholders have the ability to call a special meeting while protecting against the risk that a small minority of shareholders could trigger the expense and distraction of a special meeting. A lower threshold could allow shareholders with narrow or special interests to pursue matters that are not widely viewed as requiring immediate attention or that are being pursued for reasons that may not be in the best interests of AIG or our shareholders generally.
AIG’s current 25 percent threshold is in line with other large public companies that offer shareholders the right to call special meetings, and the vast majority of S&P 500 companies that allow shareholders to call special meetings do not have an ownership threshold as low as ten percent.
With a lower threshold, special meetings could be abused by activist special-interest groups
The failure by a special meeting proponent to convince holders of at least 25 percent of our common stock to support a special meeting is a strong indicator that most shareholders do not believe that a special meeting is warranted. Lowering the threshold for calling special meetings could allow disruptions by special-interest shareholder groups with agendas that are not in the best interests of AIG or other shareholders generally.
Moreover, in addition to our 25 percent ownership threshold for special meetings to be called by AIG’s shareholders, special meetings of shareholders may be called by the Board, the Chairman of the Board, the Chief Executive Officer or AIG’s Corporate Secretary, each of whom has a ﬁduciary duty under the law to act in the best interests of AIG and its shareholders as a whole. The proposal’s ten percent ownership threshold would permit a single large shareholder or a small group of shareholders who have a special interest (and who have no duty to act in the best interests of AIG or our shareholders at large) to use the extraordinary measure of a special meeting to serve a potentially narrow self-interest. Such a low threshold gives a small minority of shareholders the unlimited power to call a special meeting, and opens the door to potential abuse and waste of corporate resources.
Special meetings require substantial expenses and resources
Special meetings are generally intended for extraordinary company business, such as when ﬁduciary or strategic considerations require that the matter be addressed on an expeditious basis that cannot wait until the next annual meeting. Given the size of AIG and our number of shareholders, a special shareholder meeting is a signiﬁcant undertaking that requires substantial management and expense resources.
AIG must pay to prepare, print and distribute disclosure documents to shareholders, solicit proxies, hold the meeting and tabulate votes. In addition, the Board and management must divert time and focus from their responsibility of managing the company on behalf of all shareholders to prepare for and conduct the meeting. Such time and focus is appropriate if a reasonably large representation of our shareholders support holding a special meeting. But a low ten percent threshold risks that special meetings will be called for reasons not in the best interests of our shareholders generally, therefore detracting from our Board’s and management’s primary focus of leading and operating our business.
88 2019 Proxy Statement

Proposal 5—Shareholder Proposal on Special Shareholder Meetings

AIG’s existing corporate governance practices and policies ensure Board accountability and are responsive to the concerns of our shareholders
The proposed ten percent threshold not only enables a small minority of the AIG’s ownership to force the company to take what is an extraordinary action, but such a low threshold is unnecessary in light of the AIG’s existing corporate governance practices and its demonstrated, ongoing commitment to engagement with our shareholders.
As discussed in “Corporate Governance” on page 16, AIG’s current corporate governance practices reﬂect the Board’s dedication to being responsive and accountable to shareholders. Fostering long-term relationships with our shareholders and maintaining their trust is a priority for the Board. Engagement with shareholders helps the Board gain useful feedback on a wide variety of topics, including corporate governance, as well as executive compensation, corporate social responsibility, business strategy and performance and related matters. In 2018, following our Annual Meeting, senior management reached out to 29 of our shareholders representing more than 63 percent of outstanding shares (including all of our top 12 shareholders representing more than 50 percent of outstanding shares). We held meetings with each shareholder who accepted our invitation to engage, including 23 of our institutional investors owning more than 53 percent of outstanding shares. Representatives of our Board participated in eight meetings with shareholders representing approximately 24 percent of outstanding shares. In addition to soliciting shareholder feedback, the meetings in 2018 were designed to further strengthen AIG’s relationship with our shareholders and develop a regular cadence for governance-focused outreach to better position AIG to engage consistently and productively with shareholders.
The Board is committed to good corporate governance and regularly reviews our practices, corporate governance developments and shareholder feedback to ensure continued effectiveness. These corporate governance practices include:
•
All our directors are elected annually.

•
All our directors are elected by a majority of votes cast (in uncontested elections).

•
An Independent Chairman is required by our By-laws.

•
All our directors, with the exception of our Chief Executive Officer, are independent, and each of the Audit, Compensation and Management Resources, Nominating and Corporate Governance, Risk and Technology Committees are entirely composed of independent directors.

•
We align our directors’ interests with those of our shareholders through robust stock ownership requirements.

•
We have an extensive shareholder engagement program with director participation.

•
Shareholders have a proxy access right under AIG’s By-laws pursuant to which shareholders can nominate a director candidate to stand for election, and have that nominee included in AIG’s proxy materials.

•
As mentioned above, shareholders have the ability to call a special meeting under AIG’s By-laws.

In light of the strong corporate governance practices and shareholder rights AIG has in place, including the right for shareholders holding 25 percent of our outstanding shares to call a special meeting, the Board believes that adoption of this shareholder proposal is unnecessary and is not in the long-term interests of our shareholders.
Recommendation
Your Board of Directors unanimously recommends a vote AGAINST this resolution.
2019 Proxy Statement89

Voting Instructions and Information
Voting Instructions and Information

The enclosed proxy is solicited on behalf of AIG’s Board of Directors for use at the 2019 Annual Meeting of Shareholders.
When and where is our Annual Meeting?
We will hold our Annual Meeting on Tuesday, May 21, 2019 at 11:00 a.m., Eastern Daylight Time, at our offices at 175 Water Street, New York, New York 10038.
How are we distributing our proxy materials?
We are using the SEC rule that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about April 2, 2019, we sent shareholders of record at the close of business on March 25, 2019, a Notice Regarding the Availability of Proxy Materials (Notice) or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and Annual Report for the year ended December 31, 2018 (2018 Annual Report) via the internet and how to vote. If you receive a Notice, you will not receive a printed copy of the proxy materials in the mail. Instead, the Notice instructs you on how to access and review all of the important information contained in the proxy materials. The Notice also instructs you on how you may submit your proxy via the internet. If you received a Notice and would like to receive a copy of our proxy materials, follow the instructions contained in the Notice to request a copy electronically or in paper form on a one-time or ongoing basis. Shareholders who do not receive the Notice will receive either a paper or electronic copy of our Proxy Statement and 2018 Annual Report, which will be sent on or about April 2, 2019.
Who can vote at the Annual Meeting?
You are entitled to vote or direct the voting of your shares of AIG Common Stock, if you were a shareholder of record or if you held AIG Common Stock in “street name” at the close of business on March 25, 2019. On that date, 869,736,491 shares of AIG Common Stock (exclusive of shares held by AIG and certain subsidiaries) were outstanding, held by 23,607 shareholders of record. Each share of AIG Common Stock held by you on the record date is entitled to one vote.
Who is a shareholder of record?
During the ten days prior to the Annual Meeting, a list of the shareholders will be available for inspection at the offices of AIG at 175 Water Street, New York, New York 10038.
•
If you hold AIG Common Stock that is registered in your name on the records of AIG maintained by AIG’s transfer agent, EQ Shareowner Services (formerly known as Wells Fargo Shareowner Services), you are a shareholder of record.

•
If you hold AIG Common Stock indirectly through a broker, bank or similar institution, you are not a shareholder of record, but instead hold shares in “street name.”

What do I need to attend, and vote at, the Annual Meeting?
If you plan on attending the Annual Meeting, please remember to bring photo identification with you, such as a driver’s license. If you hold shares in “street name” and would like to attend the Annual Meeting, you also must bring an account statement or other acceptable evidence indicating ownership of AIG Common Stock as of the close of business on March 25, 2019, the record date for voting. Other acceptable evidence of ownership includes a letter from a broker indicating ownership of AIG Common Stock as of the close of business on March 25, 2019 or a broker proxy card for shares of AIG Common Stock for the Annual Meeting. To vote at the Annual Meeting if you hold shares in “street name,” you will also need a valid “legal proxy,” which you can obtain by contacting your account representative at the broker, bank or similar institution through which you hold your shares. See “How do I vote?” for four ways to cast your vote.
90 2019 Proxy Statement

Voting Instructions and Information

What proposals will be voted on at the Annual Meeting?
Four proposals from AIG will be considered and voted on at the Annual Meeting:
(1)
To elect the thirteen nominees specified under “Proposal 1—Election of Directors” as directors of AIG to hold office until the next annual election and until their successors are duly elected and qualified;

(2)
To vote, on a non-binding advisory basis, to approve executive compensation;

(3)
To vote, on a non-binding advisory basis, on the frequency of future executive compensation votes; and

(4)
To act upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019.

In addition, one shareholder proposal will be considered and voted on at the Annual Meeting if properly presented by, or on behalf of, the shareholder proponent:
(5)
To consider a shareholder proposal to give shareholders who hold at least 10 percent of our outstanding common stock the right to call special meetings.

You may also vote on any other business that properly comes before the Annual Meeting.
How does the Board of Directors recommend I vote?
AIG’s Board of Directors unanimously recommends that you vote:
(1)
“FOR” each of the nominees specified under “Proposal 1—Election of Directors” to the Board of Directors.

(2)
“FOR” the proposal to approve, on a non-binding advisory basis, executive compensation.

(3)
“FOR” the proposal to approve, on a non-binding advisory basis, an annual advisory vote on executive compensation.

(4)
“FOR” the proposal to ratify the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019.

(5)
“AGAINST” the shareholder proposal to give shareholders who hold at least 10 percent of our outstanding common stock the right to call special meetings.

How do I vote?
You may cast your vote in one of four ways:
•
By Submitting a Proxy by Internet. Go to the following website: www.proxyvote.com. You may submit a proxy by internet 24 hours a day. To be valid, your proxy by internet must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2019. Please have your Notice or your proxy card in hand when you access the website and follow the instructions to create an electronic voting instruction form.

•
By Submitting a Proxy by Telephone. To submit a proxy using the telephone, call 1-800-690-6903 any time on a touch-tone telephone. There is NO CHARGE to you for the call in the United States or Canada. International calling charges apply outside the United States and Canada. You may submit a proxy by telephone 24 hours a day, 7 days a week. Follow the simple instructions provided by the recorded message. To be valid, your proxy by telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 20, 2019.

•
By Submitting a Proxy by Mail. Mark your proxy card, sign and date it, and return it in the prepaid envelope that has been provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxy by mail must be received by 10:00 a.m., Eastern Daylight Time, on May 21, 2019.

•
At the Annual Meeting. You can vote your shares in person at the Annual Meeting (see “What do I need to attend, and vote at, the Annual Meeting?”). If you are a shareholder of record, in order to vote at the Annual Meeting, you must present an acceptable form of photo identification, such as a driver’s license. If you hold your shares in street name, you must obtain a legal proxy, as described above under “What do I need to attend, and vote at, the Annual Meeting?”, and bring that proxy to the Annual Meeting, and you also must bring an account statement or other acceptable evidence indicating ownership of AIG Common Stock as of the

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Voting Instructions and Information

close of business on March 25, 2019, the record date for voting. Other acceptable evidence of ownership includes a letter from a broker indicating ownership of AIG Common Stock as of the close of business on March 25, 2019 or a broker proxy card for shares of AIG Common Stock for the Annual Meeting.
How can I revoke my proxy or substitute a new proxy or change my vote?
You can revoke your proxy or substitute a new proxy by:
For a Proxy Submitted by Internet or Telephone
•
Subsequently submitting in a timely manner a new proxy through the internet or by telephone that is received by 11:59 p.m., Eastern Daylight Time, on May 20, 2019; or

•
Executing and mailing a later-dated proxy card that is received prior to 10:00 a.m., Eastern Daylight Time, on May 21, 2019; or

•
Voting in person at the Annual Meeting.

For a Proxy Submitted by Mail
•
Subsequently executing and mailing another proxy card bearing a later date that is received prior to 10:00 a.m., Eastern Daylight Time, on May 21, 2019; or

•
Giving written notice of revocation to AIG’s Corporate Secretary at 175 Water Street, New York, New York 10038 that is received by AIG prior to 10:00 a.m., Eastern Daylight Time, on May 21, 2019; or

•
Voting in person at the Annual Meeting.

If I submit a proxy by internet, telephone or mail, how will my shares be voted?
If you properly submit your proxy by one of these methods, and you do not subsequently revoke your proxy, your shares will be voted in accordance with your instructions.
If you sign, date and return your proxy card but do not give voting instructions, your shares will be voted as follows: FOR the election of AIG’s director nominees specified under “Proposal 1—Election of Directors”; FOR the proposal to approve, on a non-binding advisory basis, executive compensation; FOR the proposal to approve, on a non-binding advisory basis, an annual advisory vote on executive compensation; FOR the ratification of the selection of PricewaterhouseCoopers LLP as AIG’s independent registered public accounting firm for 2019; AGAINST the shareholder proposal to give shareholders who hold at least 10 percent of our outstanding common stock the right to call special meetings; and otherwise in accordance with the judgment of the persons voting the proxy on any other matter properly brought before the Annual Meeting.
If I hold my shares in “street name” and do not provide voting instructions, can my broker still vote my shares?
Under the rules of the NYSE, brokers that have not received voting instructions from their customers ten days prior to the Annual Meeting date may vote their customers’ shares in the brokers’ discretion on the proposal regarding the ratification of the selection of independent auditors because this is considered “discretionary” under NYSE rules. If your broker is an affiliate of AIG, in the absence of your specific voting instructions, your shares may only be voted in the same proportion as all other shares are voted with respect to that proposal.
Under NYSE rules, each other proposal—the election of directors, the non-binding advisory vote on executive compensation, the non-binding advisory vote on the frequency of future executive compensation votes and the shareholder proposal on special shareholder meetings—is a “non-discretionary” item, which means that member brokers who have not received instructions from the beneficial owners of AIG Common Stock do not have discretion to vote the shares of AIG Common Stock held by those beneficial owners on any of those proposals.
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Voting Instructions and Information

How are votes counted and considered?
Proposal 1—Election of Directors. AIG’s By-laws provide that in uncontested elections, directors must receive a majority of the votes cast by the holders of AIG Common Stock. In other words, directors in an uncontested election must receive more votes “for” their election than “against” their election. Pursuant to AIG’s By-laws and Corporate Governance Guidelines, each nominee who is currently a director has submitted to the Board an irrevocable resignation from the Board that would become effective upon (1) the failure of such nominee to receive the required vote at the Annual Meeting and (2) Board acceptance of such resignation. In the event that a nominee fails to receive the required vote at the Annual Meeting, AIG’s Nominating and Corporate Governance Committee will then make a recommendation to the Board on the action to be taken with respect to the resignation. The Board will accept such resignation unless the Nominating and Corporate Governance Committee recommends and the Board determines that the best interests of AIG and its shareholders would not be served by doing so.
Proposal 2—Non-binding Advisory Vote to Approve Executive Compensation. Adoption of the resolution on the non-binding advisory vote to approve executive compensation requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution. The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote. However, AIG’s Compensation and Management Resources Committee values the feedback received from this advisory vote and may, in its sole discretion, take into account the outcome of the vote in analyzing and evaluating future compensation opportunities.
Proposal 3—Non-binding Advisory Vote on the Frequency of Future Executive Compensation Votes. Adoption of the resolution on the non-binding advisory vote on the frequency of future executive compensation votes requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution. The results of the vote on this resolution will not be binding on AIG’s Board of Directors, will not overrule any decisions the Board has made and will not create any duty for the Board to take any action in response to the outcome of the vote.
Proposal 4—Ratification of the Selection of PricewaterhouseCoopers LLP. Ratification of the selection of accountants requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the ratification. Neither AIG’s Amended and Restated Certificate of Incorporation nor AIG’s By-laws require that the shareholders ratify the selection of PricewaterhouseCoopers LLP as its independent registered public accounting firm. AIG’s Board is requesting shareholder ratification as a matter of good corporate practice. If the shareholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP, but may still retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may change the selection at any time during the year if it determines that such change would be in the best interests of AIG and its shareholders.
Shareholder Proposal 5—To Give Shareholders Who Hold at Least 10 Percent of Our Outstanding Common Stock the Right to Call Special Meetings. Approval of the shareholder proposal requires a “for” vote of a majority of the votes cast by the holders of AIG Common Stock, which votes cast are either “for” or “against” the resolution.
Broker Non-Votes and Abstentions. In the case of each proposal—the election of directors, the non-binding advisory vote on executive compensation, the non-binding advisory vote on the frequency of future executive compensation votes, the selection of PricewaterhouseCoopers LLP and the shareholder proposal—only votes cast “for” or “against” the proposal will be considered; abstentions, broker non-votes and withheld votes will not be treated as a vote “for” or “against” the proposal and therefore will have no effect on the vote. Although an abstention will have no effect on the election of directors, because directors are elected by a majority of the votes cast, a director who receives more votes “against” than “for” his or her election will be required to resign, subject to the process described above under “Proposal 1—Election of Directors.”
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Voting Instructions and Information

How many votes are required to transact business at the Annual Meeting?
A quorum is required to transact business at the Annual Meeting. The holders of a majority of the outstanding shares of AIG Common Stock entitled to vote will constitute a quorum.
Proxies marked as abstaining, and any proxies returned by brokers as “non-votes” on behalf of shares held in street name because beneficial owners’ discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting.
How do I obtain more information about AIG?
A copy of AIG’s 2018 Annual Report, which includes AIG’s 2018 Annual Report on Form 10-K filed with the SEC, has been delivered or made available to shareholders. You also may obtain, free of charge, a copy of the 2018 Annual Report and AIG’s 2018 Annual Report on Form 10-K by writing to American International Group, Inc., 175 Water Street, New York, New York 10038, Attention: Investor Relations. These documents also are available in the Investors section of AIG’s corporate website at www.aig.com.
Who pays for the expenses of this proxy solicitation?
AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, email, personal interview, telephone and facsimile transmission by directors, their associates, and certain officers and regular employees of AIG and its subsidiaries without additional compensation. In addition to the foregoing, AIG has retained Innisfree M&A Incorporated to assist in the solicitation of proxies for a fee of approximately $20,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will reimburse brokers and others holding AIG Common Stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.
94 2019 Proxy Statement

Other Matters  Other Matters to be Presented at the 2019 Annual Meeting of Shareholders
Other Matters

Other Matters to be Presented at the 2019 Annual Meeting of Shareholders
Your Board of Directors knows of no other matters to be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy in accordance with their judgment on such matters.
SHAREHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING
All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year’s Proxy Statement pursuant to Exchange Act Rule 14a-8 should be sent to the Corporate Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received by December 4, 2019.
AIG’s By-laws permit a shareholder, or a group of up to 20 shareholders, owning three percent or more of our outstanding shares of AIG Common Stock continuously for at least three years to nominate and include in AIG’s annual meeting proxy materials director nominees constituting up to the greater of two individuals or 20 percent of the Board of Directors, provided that the shareholder(s) and the nominee(s) satisfy the requirements specified in AIG’s By-laws. Notice of director nominees submitted pursuant to these proxy access By-law provisions must be delivered or, if sent by mail, received by the Corporate Secretary of AIG at 175 Water Street, New York, New York 10038 and must be received no earlier than November 4, 2019 and no later than December 4, 2019. The notice of director nominees must include all of the information required by AIG’s By-laws.
Under AIG’s By-laws, notice of any other shareholder proposal or the nomination of a candidate for election as a director to be made at the 2020 Annual Meeting of Shareholders and not submitted for inclusion in next year’s Proxy Statement (either pursuant to Exchange Act Rule 14a-8 or the proxy access provisions of AIG’s By-laws) must be delivered to the Corporate Secretary of AIG at 175 Water Street, New York, New York 10038 not less than 90 nor more than 120 days prior to May 21, 2020, unless the 2020 Annual Meeting of Shareholders is not scheduled to be held on a date between April 21, 2020 and June 20, 2020, in which case notice must be received by the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. The notice must include all of the information required by AIG’s By-laws. A copy of AIG’s current By-laws is available in the Leadership and Governance section of AIG’s website at www.aig.com.
COMMUNICATIONS WITH THE BOARD OF DIRECTORS
Shareholders may communicate directly with one or more directors by:
•
writing to them c/o Vice President—Corporate Governance, American International Group, Inc., 175 Water Street, New York, New York 10038; or

•
emailing boardofdirectors@aig.com

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Other Matters  Electronic Delivery of Proxy Materials

ELECTRONIC DELIVERY OF PROXY MATERIALS
In an effort to reduce paper mailed to your home and help lower printing and postage costs, we are offering shareholders the convenience of viewing online proxy statements, annual reports and related materials. With your consent, we can stop sending future paper copies of these documents. To elect this convenience, shareholders may follow the instructions when voting online at www.proxyvote.com. Following the 2019 Annual Meeting of Shareholders, you may continue to register for electronic delivery of future documents by visiting http://enroll.icsdelivery.com/aig. If you own shares indirectly through a broker, bank, or other nominee, please contact your financial institution for additional information regarding enrolling for electronic delivery.
We are pleased to be using the SEC’s rule that allows companies to furnish proxy materials to their shareholders over the internet. In accordance with this rule, on or about April 2, 2019, we sent shareholders of record at the close of business on March 25, 2019, a Notice Regarding the Availability of Proxy Materials or a full set of proxy materials. The Notice contains instructions on how to access our Proxy Statement and 2018 Annual Report via the internet and how to vote.
Important Notice Regarding the Availability of Proxy Materials for the 2019 Annual Meeting of Shareholders to be held on May 21, 2019. Our 2019 Proxy Statement and 2018 Annual Report are available free of charge on our website at www.aig.com.
IMPORTANT NOTICE REGARDING DELIVERY OF SHAREHOLDER DOCUMENTS
The SEC’s rules permit us to deliver a single notice or set of Annual Meeting materials to a single address shared by two or more of our shareholders. We have delivered only one notice or set of Annual Meeting materials to multiple shareholders who share that address unless AIG received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce printing and postage costs. However, if any shareholder residing at such address wishes to receive a separate copy of this Notice of Annual Meeting of Shareholders, Proxy Materials, Proxy Statement or 2018 Annual Report, he or she may contact the AIG Director of Investor Relations at 175 Water Street, New York, New York 10038, 212-770-6293, and AIG will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact the AIG Director of Investor Relations if he or she would like to receive separate proxy materials and annual reports in the future. If a shareholder receives multiple copies of AIG’s proxy materials and annual reports, he or she may request householding in the future by contacting the AIG Director of Investor Relations.
INCORPORATION BY REFERENCE
To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act or the Exchange Act, the Letter to Shareholders by Messrs. Steenland and Duperreault and the sections of this Proxy Statement entitled “Report of the Compensation and Management Resources Committee,” “Report of the Audit Committee” (to the extent permitted by the SEC rules) and “Report of the Nominating and Corporate Governance Committee”, shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.
96 2019 Proxy Statement

Cautionary Statement Regarding Forward-Looking Information
Cautionary Statement Regarding
Forward-Looking Information

This Proxy Statement and other publicly available documents may include, and officers and representatives of AIG may from time to time make and discuss, projections, goals, assumptions and statements that may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These projections, goals, assumptions and statements are not historical facts but instead represent only a belief regarding future events, many of which, by their nature, are inherently uncertain and outside our control. These projections, goals, assumptions and statements include statements preceded by, followed by or including words such as “will,” “believe,” “anticipate,” “expect,” “intend,” “plan,” “focused on achieving,” “view,” “target,” “goal” or “estimate.” These projections, goals, assumptions and statements may relate to future actions, prospective services or products, future performance or results of current and anticipated services or products, sales efforts, expenses, the outcome of contingencies such as legal proceedings, anticipated organizational, business or regulatory changes, anticipated sales, monetization and/or acquisitions of businesses or assets, or successful integration of acquired businesses, management succession and retention plans, exposure to risk, trends in operations and financial results.
It is possible that AIG’s actual results and financial condition will differ, possibly materially, from the results and financial condition indicated in these projections, goals, assumptions and statements. Factors that could cause AIG’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements include:
•
changes in market and industry conditions;

•
the occurrence of catastrophic events, both natural and man-made;

•
AIG’s ability to successfully reorganize our businesses and execute on our initiatives to improve our underwriting capabilities and reinsurance programs, as well as improve profitability, without negatively impacting client relationships or our competitive position;

•
AIG’s ability to successfully dispose of, monetize and/or acquire businesses or assets or successfully integrate acquired businesses;

•
actions by credit rating agencies;

•
changes in judgments concerning insurance underwriting and insurance liabilities;

•
changes in judgments concerning potential cost-saving opportunities;

•
the impact of potential information technology, cybersecurity or data security breaches, including as a result of cyber-attacks or security vulnerabilities;

•
disruptions in the availability of our electronic data systems or those of third parties;

•
the effectiveness of our strategies to recruit and retain key personnel and our ability to implement effective succession plans;

•
negative impacts on customers, business partners and other stakeholders;

•
AIG’s ability to successfully manage Legacy portfolios;

•
concentrations in our investment portfolios;

•
the requirements, which may change from time to time, of the global regulatory framework to which we are subject;

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Cautionary Statement Regarding Forward-Looking Information

•
significant legal, regulatory or governmental proceedings;

•
changes in judgments concerning the recognition of deferred tax assets and goodwill impairment; and

•
such other factors discussed in:

•
Part I, Item 1A. Risk Factors in AIG’s 2018 Annual Report on Form 10-K; and

•
Part II, Item 7. Management’s Discussion and Analysis of Financial Conditions and Results of Operations in AIG’s 2018 Annual Report on Form 10-K.

AIG is not under any obligation (and expressly disclaims any obligation) to update or alter any projections, goals, assumptions or other statements, whether written or oral, that may be made from time to time, whether as a result of new information, future events or otherwise.
98 2019 Proxy Statement

APPENDIX A  Non-GAAP Financial Measures
Appendix A

Non-GAAP Financial Measures
Certain of the operating performance measurements used by AIG management are “non-GAAP financial measures” under Securities and Exchange Commission rules and regulations. GAAP is the acronym for “generally accepted accounting principles” in the United States. The non-GAAP financial measures presented may not be comparable to similarly named measures reported by other companies.
•
Core, General Insurance and Life and Retirement Normalized Return on Attributed Equity further adjusts Adjusted Return on Attributed Equity for the effects of certain volatile or market-related items. We believe this measure is useful to investors for performance management because it presents the trends in Adjusted Return on Attributed Equity without the impact of certain items that can experience volatility in our short-term results. Normalized Return on Attributed Equity is derived by excluding the following tax-adjusted effects from Adjusted Return on Attributed Equity: the difference between actual and expected (i) catastrophe losses, (ii) alternative investment returns, and (iii) Direct Investment Book and Global Capital Markets returns; fair value changes on Equity Securities – Other; update of actuarial assumptions; and prior year loss reserve development.

•
Core, General Insurance and Life and Retirement Return on Equity—Adjusted After-tax Income (Adjusted Return on Attributed Equity) is used to show the rate of return on Adjusted Attributed Equity. Adjusted Return on Attributed Equity is derived by dividing actual or annualized Adjusted After-tax Income by average Adjusted Attributed Equity.

•
Adjusted After-tax Income (AATI) Attributable to Core, General Insurance and Life and Retirement is derived by subtracting attributed interest expense and income tax expense from Adjusted Pre-tax Income. Attributed debt and the related interest expense is calculated based on our internal capital model. Tax expense or benefit is calculated based on an internal attribution methodology that considers among other things the taxing jurisdiction in which the segments conduct business, as well as the deductibility of expenses in those jurisdictions.

•
Core, General Insurance and Life and Retirement Adjusted Pre-tax Income (APTI) is derived by excluding the items set forth below from income from continuing operations before income tax. This definition is consistent across our segments. These items generally fall into one or more of the following broad categories: legacy matters having no relevance to our current businesses or operating performance; adjustments to enhance transparency to the underlying economics of transactions; and measures that we believe to be common to the industry. APTI is a GAAP measure for our segments. Excluded items include the following:

•
changes in fair value of securities used to hedge guaranteed living benefits;

•
changes in benefit reserves and deferred policy acquisition costs (DAC), value of business acquired (VOBA), and sales inducement assets (SIA) related to net realized capital gains and losses;

•
loss (gain) on extinguishment of debt;

•
all net realized capital gains and losses except earned income (periodic settlements and changes in settlement accruals) on derivative instruments used for non-qualifying (economic) hedging or for asset replication. Earned income on such economic hedges is reclassified from net realized capital gains and losses to specific APTI line items based on the economic risk being hedged (e.g., net investment income and interest credited to policyholder account balances);

•
income or loss from discontinued operations;

•
pension expense related to a one-time lump sum payment to former employees;

•
income and loss from divested businesses;

•
non-operating litigation reserves and settlements;

•
restructuring and other costs related to initiatives designed to reduce operating expenses, improve efficiency and simplify our organization;

•
the portion of favorable or unfavorable prior year reserve development for which we have ceded the risk under retroactive reinsurance agreements and related changes in amortization of the deferred gain;

2019 Proxy StatementA-1

APPENDIX A  Non-GAAP Financial Measures

•
net loss reserve discount benefit (charge); and

•
integration and transaction costs associated with acquired businesses.

•
Core, General Insurance and Life and Retirement Adjusted Attributed Equity is an attribution of total AIG Adjusted Shareholders’ Equity to these segments based on our internal capital model, which incorporates the segments’ respective risk profiles. Adjusted Attributed Equity represents our best estimates based on current facts and circumstances and will change over time.

•
Accident Year Loss and Combined Ratios, as Adjusted, including Average Annual Losses is derived by adding the average annual losses (AAL) expressed as a percentage of net premiums earned, to the Accident Year Loss and Combined Ratios, as Adjusted. The AAL is the mean of the probabilistic expected catastrophe loss distribution that is calculated based on our catastrophe model. Additionally, the 2017 ratios included adjustments for insurance taxes related to prior years.

•
Accident Year Loss and Combined Ratios, as Adjusted: both the Accident Year Loss and Combined Ratios, as Adjusted, exclude catastrophe losses and related reinstatement premiums, prior year development, net of premium adjustments, and the impact of reserve discounting. We believe that as adjusted ratios are meaningful measures of our underwriting results on an ongoing basis as they exclude catastrophes and the impact of reserve discounting which are outside of management’s control. We also exclude prior year development to provide transparency related to current accident year results. Underwriting ratios are computed as follows:

•
Loss Ratio = loss and loss adjustment expenses incurred ÷ net premiums earned (NPE)

•
Acquisition Ratio = total acquisition expenses ÷ NPE

•
General Operating Expense Ratio = general operating expenses ÷ NPE

•
Expense Ratio = Acquisition Ratio + General Operating Expense Ratio

•
Combined Ratio = Loss Ratio + Expense Ratio

•
Accident Year Loss Ratio, as Adjusted (AYLR) = [loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) reinstatement premiums related to catastrophes (CYRIPs) +/(-) RIPs related to prior year catastrophes (PYRIPs) + (additional) returned premium related to PYD on loss sensitive business ((AP)RP) + adjustment for ceded premiums under reinsurance contracts related to prior accident years]

•
Accident Year Combined Ratio, as Adjusted = AYLR + Expense ratio

•
Catastrophe Losses (CATs) and Reinstatement Premiums = [loss and loss adjustment expenses incurred – (CATs)] ÷ [NPE +/(-) CYRIPs] – Loss Ratio

•
Prior Year Development net of  (Additional) Return Premium Related to PYD on Loss Sensitive Business = [loss and loss adjustment expenses incurred – CATs – PYD] ÷ [NPE +/(-) CYRIPs +/(-) PYRIPs + (AP)RP] – Loss Ratio – CAT ratio

•
Value of New Business: The present value of risk-adjusted cash flows with an allowance for cost of capital on non-hedgeable risks which are weighted to balance the results of each individual business line’s contribution to the total result. Cash flows are projected using best estimate assumptions, including a provision for the cost of options and guarantees and marginal expenses. Present values are calculated using our internal liability discount curve and capital is based on our internal capital model.

A-2 2019 Proxy Statement

APPENDIX A  Non-GAAP Financial Measures

•
Headquarters Adjusted General Operating Expenses – AIG operating costs that can be categorized into three buckets: (1) Activity driven services – represents activities that are centrally managed to gain efficiency and are charged to businesses on a usage basis. (2) Centralized support groups – Support groups needed by AIG to run the business or protect stakeholder needs and would be allocated to the business on some overall drive methodology. An example is technology security groups and (3) Retained Costs – costs that are not allocated to the businesses as such costs are incurred generally on the basis of AIG being a public company.

•
Investments Adjusted General Operating Expenses (net of third-party income) represents the direct costs associated with the day-to-day activities of directly managing AIG’s invested assets. Examples of costs include portfolio management and administration.

•
Core Normalized Book Value per Share is derived by dividing Core Adjusted Attributed Equity adjusted for cumulative dividends paid to shareholders over the three-year long-term incentive performance period and the tax-adjusted effects of  (i) inception to date changes in the Adverse Development Reinsurance Agreement deferred gain (including inception to date amortization related to the deferred gain) resulting from changes in the underlying loss reserves, (ii) the difference between actual and expected catastrophe losses, and (iii) cumulative effect of changes in accounting principles, by total common shares outstanding.

2019 Proxy StatementA-3

American International Group, Inc.
www.aig.com

Printed on recycled paper

AIG 100

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) DateTO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:KEEP THIS PORTION FOR YOUR RECORDSTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLYE68670-P16578! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !! ! !For Against AbstainAMERICAN INTERNATIONAL GROUP, INC.The Board of Directors Recommends a Vote FOR each of the Nominees for Election,FOR Proposals 2 and 4, ANNUAL (1 YEAR) on Proposal 3 and AGAINST Proposal 5.1. Election of DirectorsNominees:1a. W. DON CORNWELL1b. BRIAN DUPERREAULT1e. CHRISTOPHER S. LYNCH1d. WILLIAM G. JURGENSEN1c. JOHN H. FITZPATRICK1f. HENRY S. MILLER1g. LINDA A. MILLS1h. THOMAS F. MOTAMED1j. PETER R. PORRINO1i. SUZANNE NORA JOHNSON1l. DOUGLAS M. STEENLAND1k. AMY L. SCHIOLDAGER1m. THERESE M. VAUGHANPlease sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Jointowners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.2. To vote, on a non-binding advisory basis, to approveexecutive compensation.4. To act upon a proposal to ratify the selection ofPricewaterhouseCoopers LLP as AIG's independentregistered public accounting firm for 2019.5. To vote on a shareholder proposal to give shareholderswho hold at least 10 percent of AIG's outstandingcommon stock the right to call special meetings.3. To vote, on a non-binding advisory basis, on thefrequency of future executive compensationvotes.For Against AbstainFor Against AbstainAMERICAN INTERNATIONAL GROUP, INC.175 WATER STREETNEW YORK, NY 10038VOTE BY INTERNET - www.proxyvote.comUse the internet to transmit your voting instructions and for electronicdelivery of information up until 11:59 p.m. Eastern Daylight Time onMay 20, 2019. Have your proxy card in hand when you access theweb site and follow the instructions to obtain your records and tocreate an electronic voting instruction form.ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALSIf you would like to reduce the costs incurred by AIG in mailing proxymaterials, you can consent to receiving all future proxy statements,proxy cards and annual reports electronically via e-mail or the internet.To sign up for electronic delivery, please follow the instructions aboveto vote using the internet and, when prompted, indicate that youagree to receive or access proxy materials electronically in future years.VOTE BY PHONE - 1-800-690-6903Use any touch-tone telephone to transmit your voting instructionsup until 11:59 p.m. Eastern Daylight Time on May 20, 2019. Haveyour proxy card in hand when you call and follow the instructions.VOTE BY MAILMark, sign and date your proxy card and return it in the prepaid envelopewe have provided or return it to Vote Processing, c/o Broadridge,51 Mercedes Way, Edgewood, NY 11717. To be valid, your proxyby mail must be received by 10:00 a.m. Eastern Daylight Timeon May 21, 2019.! ! !! ! !! ! !! ! !! ! !! ! ! !1 Year 2 Years 3 Years Abstain

E68671-P16578Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.AMERICAN INTERNATIONAL GROUP, INC.Annual Meeting of ShareholdersTuesday, May 21, 2019American International Group, Inc.175 Water StreetNew York, NY 10038 ProxyProxy solicited by Board of Directors for Annual Meeting - May 21, 2019.Brian Duperreault, Mark Lyons and Lucy Fato, or any of them, each with the power of substitution, are herebyauthorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of American International Group, Inc. to be heldat 11:00 a.m. (Eastern Daylight Time) on May 21, 2019 or at any postponement or adjournment thereof.Shares represented by this proxy will be voted in accordance with the instructions provided by the shareholder. If no such instructions are provided, the Proxies will have authority to vote FOR each of the Nominees for election, FOR Proposals 2 and 4, ANNUAL (1 YEAR) on Proposal 3, AGAINST Proposal 5 and otherwise as determined in their discretion. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. The Annual Meeting of Shareholders will be held at 175 Water Street, New York, New York 10038.Continued and to be signed on the reverse side.

See the reverse side of this notice to obtain proxy materials and voting instructions.E68676-P16578You are receiving this communication because you hold shares in the company named above.This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).We encourage you to access and review all of the important information contained in the proxy materials before voting.*** Exercise Your Right to Vote ***Important Notice Regarding the Availability of Proxy Materials for theShareholder Meeting to Be Held on May 21, 2019.Meeting InformationMeeting Type: Annual MeetingFor holders as of: March 25, 2019Date: May 21, 2019 Time: 11:00 a.m. EDTLocation:175 Water StreetNew York, NY 10038AMERICAN INTERNATIONAL GROUP, INC.AMERICAN INTERNATIONAL GROUP, INC.175 WATER STREETNEW YORK, NY 10038

E68677-P16578How to View Online:Have the information that is printed in the box marked by the arrow (located on the following page) and visit: www.proxyvote.com.How to Request and Receive a PAPER or E-MAIL Copy:If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:1) BY INTERNET: www.proxyvote.com2) BY TELEPHONE: 1-800-579-16393) BY E-MAIL*: sendmaterial@proxyvote.com* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line.Proxy Materials Available to VIEW or RECEIVE:XXXX XXXX XXXX XXXXXXXX XXXX XXXX XXXXBefore You VoteHow to Access the Proxy MaterialsRequests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before May 7, 2019 to facilitate timely delivery.NOTICE AND PROXY STATEMENT ANNUAL REPORTHow To VotePlease Choose One of the Following Voting MethodsVote In Person: If you attend the Annual Meeting, please bring with you photo identification and evidence of ownership of AIG Common Stock as of the close of business on March 25, 2019. The proxy statement contains specific instructions on how to vote these shares at the meeting.Vote By Internet: To vote by internet, go to www.proxyvote.com. Have the information that is printed in the box marked by thearrow (located on the following page) available and follow the instructions. Your proxy by internet must bereceived by 11:59 p.m. Eastern Daylight Time on May 20, 2019.Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. Your proxy by mail must be received by 10:00 a.m. Eastern Daylight Time on May 21, 2019.Vote By Telephone: To vote by telephone, go to www.proxyvote.com. Use the telephone number provided on the website to vote up until 11:59 p.m. Eastern Daylight Time on May 20, 2019.XXXX XXXX XXXX XXXX

Voting ItemsThe Board of Directors Recommends a Vote FOReach of the Nominees for Election, FOR Proposals2 and 4, ANNUAL (1 YEAR) on Proposal 3 andAGAINST Proposal 5.1. Election of DirectorsNominees:1a. W. DON CORNWELL1b. BRIAN DUPERREAULT1e. CHRISTOPHER S. LYNCH1d. WILLIAM G. JURGENSEN1c. JOHN H. FITZPATRICK1f. HENRY S. MILLER1g. LINDA A. MILLS1h. THOMAS F. MOTAMED1j. PETER R. PORRINO1i. SUZANNE NORA JOHNSON1l. DOUGLAS M. STEENLAND1k. AMY L. SCHIOLDAGER1m. THERESE M. VAUGHAN2. To vote, on a non-binding advisory basis, toapprove executive compensation.4. To act upon a proposal to ratify the selectionof PricewaterhouseCoopers LLP as AIG'sindependent registered public accounting firmfor 2019.5. To vote on a shareholder proposal to giveshareholders who hold at least 10 percent ofAIG's outstanding common stock the right tocall special meetings.3. To vote, on a non-binding advisory basis, on thefrequency of future executive compensationvotes.E68678-P16578

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